UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.     )

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HEALTHPEAK PROPERTIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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# 2026 Annual Meeting and Proxy Statement

Healthpeak® | DOC LISTED NYSE

7242
BOB BOVÉ NEUROSCIENCE INSTITUTE

**HonorHealth Neuroscience Institute**
Scottsdale, AZ

The Cove at Oyster Point, South San Francisco, CA LAB

Our Strategy

We seek to maximize risk-adjusted returns for our stockholders through growth in earnings and dividends from investments in high-quality real estate that is essential for healthcare discovery and delivery. The cornerstones of our strategy are to:

Develop and own high-quality, irreplaceable healthcare real estate in markets where we have scale and expertise, creating a competitive advantage.

Grow our Lab and Outpatient Medical businesses through accretive acquisitions and developments sourced through extensive relationships.

Be the real estate partner of choice to biopharma and health system tenants with our relationships and capabilities leading to proprietary opportunities.

Maintain a low cost of capital and a strong balance sheet with BBB+/Baa1 investment grade credit ratings, which will provide financial strength through industry and economic cycles.

Lead with a people-first culture driven by our WE CARE core values to attract, develop, and retain top-tier talent.

Our Company

Healthpeak Properties, Inc. (NYSE: DOC), an S&P 500 company, invests in real estate serving healthcare delivery and discovery in the United States. We are headquartered in Denver, Colorado, with additional corporate offices in California, Tennessee, Wisconsin, and Massachusetts, and property management offices in several locations throughout the United States.

689	7%	40 Years
Properties(1)	Annualized Dividend Yield(2)	as a Public Company
IRREPLACEABLE PORTFOLIO(1) $25 Billion Total Portfolio Investment 50 Million Sq. Ft. Outpatient Medical and Lab 10,422 Senior Housing Units	INVESTMENT GRADE S&P: BBB+ (Stable) Moody’s: Baa1 (Stable)	WELL-ESTABLISHED NYSE-Listed Member of S&P 500
(1)	As of December 31, 2025. Property count and square footage includes properties under development or redevelopment, as well as our share in unconsolidated joint ventures.
(2)	Based on Healthpeak’s common stock price of $17.68 as of the close of trading on February 27, 2026, and most recent quarterly cash dividend of $0.305 per share on an annualized basis. Future dividends are at the discretion of Healthpeak’s Board of Directors.

Business Segments

Outpatient Medical	Lab	Senior Housing
Outpatient services and healthcare provider visits are performed efficiently and conveniently	New and innovative drugs, therapeutics, and medical devices are developed in our lab properties	Offers seniors housing, care, and wellness services in professionally managed residential communities

8 C1TY Boulevard NASHVILLE, TN	CAMBRIDGE DISCOVERY PARK CAMBRIDGE, MA	FREEDOM POINTE AT THE VILLAGES THE VILLAGES, FL

2025 Business Highlights

$1.81	$1.84	4%
Nareit FFO per common share for the year ended December 31, 2025(1)	Diluted FFO as Adjusted per common share for the year ended December 31, 2025(1)	Merger-Combined Same-Store Cash (Adjusted) NOI growth for the year ended December 31, 2025
6.3 Million Sq. Feet	5.2x	$1.22
Total Leasing Volume(2)	Net Debt to Adjusted EBITDAre (average of four quarters for the year ended December 31, 2025)(1)	Annualized Dividend Per Share(3)
(1)	Nareit Funds from Operations (“FFO”) per common share, Diluted FFO as Adjusted per common share (or Normalized FFO per share), Net Debt to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization for real estate (“Adjusted EBITDAre”), and Merger-Combined Same-Store Cash (Adjusted) Net Operating Income (“NOI”) are financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP,” and such measures, “non-GAAP” measures). Adjusted EBITDAre is calculated based on the average performance over the four quarters for the year ended December 31, 2025, and Net Debt is as of December 31, 2025. For the definitions and reconciliations to the most directly comparable GAAP measures, see Appendix A.
(2)	Includes new and renewal lease executions for the year ended December 31, 2025.
(3)	Based on the recent quarterly cash dividend of $0.305 per share on an annualized basis. Future dividends are at the discretion of Healthpeak’s Board of Directors.

2026 PROXY STATEMENT      1

Frequently Accessed Information
Auditor Fees	83
Beneficial Ownership Table	79
Board and Committee Evaluations	21
CEO Pay Ratio	72
Compensation Discussion and Analysis	41
Compensation Peer Group	58
Corporate Governance Highlights	23
Corporate Impact Highlights and Initiatives	8, 28
Director Biographies	13
Director Compensation	34
Director Skills Matrix	12
Pay-Versus-Performance Table	72
Risk Oversight	25
Stock Ownership Requirements	35, 59
Summary Compensation Table	60

Go Green! To go paperless and receive electronic versions of the proxy statement and our annual report, please scan the code below and follow the instructions.

2      HEALTHPEAK PROPERTIES

Notice of Annual
Meeting of Stockholders

Date and Time	Record Date	Place	Proxy Materials
Thursday, April 30, 2026 10:00 a.m. Mountain Time	Tuesday, March 3, 2026	The Annual Meeting will be conducted as a virtual meeting at www.virtualshareholdermeeting.com/DOC2026. There is no physical location for the Annual Meeting.	These proxy materials were first made available to stockholders on or about March 12, 2026

Annual Meeting Proposals

1	2	3
Election of Nine Directors	Approval, on an Advisory Basis, of 2025 Executive Compensation	Ratification of Appointment of Independent Registered Public Accounting Firm for 2026

FOR See page 11	FOR See page 38	FOR See page 81

Other business will be transacted as may properly come before the 2026 annual meeting of stockholders (the “Annual Meeting”).

Proxy Voting

Please submit your proxy or voting instructions as soon as possible to instruct how your shares are to be voted at the Annual Meeting, even if you plan to attend the meeting. If you later vote at the Annual Meeting, your previously submitted proxy or voting instructions will not be used.

By Order of the Board of Directors,

Carol B. Samaan

Senior Vice President, Deputy General Counsel,
and Corporate Secretary
Denver, Colorado
March 12, 2026

How to Vote STOCKHOLDERS OF RECORD

BY INTERNET virtualshareholdermeeting.com/ DOC2026

BY TELEPHONE 800–690–6903

BY MAIL Complete your proxy card and cast your vote by pre-paid post (if you received only a Notice of Internet Availability of Proxy Materials, you must request to receive the proxy materials by mail)

BENEFICIAL OWNERS If you own shares of our common stock registered in the name of a broker, bank or other nominee, please follow the instructions they provide on how to vote your shares.

Important Notice Regarding Internet Availability of Proxy Materials

This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (“Annual Report”) are available on the Internet at www.proxyvote.com, which you can access by using the control number provided on your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials. The materials are also available in the Investor Relations section of our website at ir.healthpeak.com. References to websites in this proxy statement are provided for convenience only. Our website is for informational purposes only and the contents of our website or information connected thereto are not a part of this proxy statement and are not deemed incorporated by reference into this proxy statement or any other public filing made with the U.S. Securities and Exchange Commission.

2026 PROXY STATEMENT      3

Letter from Our Board of Directors

Dear Fellow Stockholders,

We are committed to delivering long-term value for you and governing Healthpeak in a prudent and transparent manner. We proactively oversee Healthpeak’s business strategy, governance, executive compensation, risk management, and corporate impact matters, among other things, and we are pleased to share with you the results of our efforts over the past year.

STRATEGIC AND FINANCIAL HIGHLIGHTS

Our executive team continued to drive strong operational results across the entire portfolio in 2025:

•

Completed the integration of platforms and people following the transformative merger with Physicians Realty Trust in 2024 and internalization of property management, creating a leading real estate platform dedicated to healthcare discovery and delivery with total portfolio investment of approximately $25 billion and 50 million square feet of Outpatient Medical and Lab properties.

•

Delivered solid financial performance: Net Income of $0.10 per share, Nareit FFO of $1.81 per common share, FFO as Adjusted of $1.84 per common share, and Total Merger-Combined Same-Store Cash (Adjusted) NOI growth of 4%.(1)

•

Achieved strong leasing with over 6.3 million square feet of new and renewal lease executions.

•

Augmented our strong balance sheet with 5.2x Net Debt to Adjusted EBITDAre.(1)

•

Increased the dividend to $0.305 per quarter, or $1.22 on an annualized basis, and moved to monthly dividend payments.

Janus Living

In early 2026, we announced the formation and planned initial public offering of Janus Living, Inc. (“Janus Living”), a pure-play senior housing REIT. Healthpeak will contribute its senior housing portfolio to Janus Living and serve as its external manager. Immediately following the IPO, Healthpeak intends to retain a substantial majority interest in Janus Living, with new public shareholders owning the remainder. We believe this strategic transaction will unlock value in our senior housing portfolio and benefit our stockholders in the long term.

Succession planning and BOARD refreshment

The Board oversees succession planning for directors and executives to promote an orderly and seamless transition while advancing the next generation of leadership. In 2025, we executed on our executive succession plan to promote internal candidates by appointing Kelvin Moses as Chief Financial Officer and Tracy Porter as Executive Vice President and General Counsel. This year, we also bid a fond farewell to Governor Tommy Thompson and Pamela Kessler, who are not standing for election as nominees at this year’s Annual Meeting. We thank them for their many years of dedicated service and leadership, both to the Company, and to Physicians Realty Trust prior to the merger.

COMMITMENT TO RISK MANAGEMENT AND Technology and Innovation

The Board is committed to robust risk oversight of the business. In 2025, the Board conducted its annual enterprise risk management assessment to identify and prioritize risks throughout the organization. As part of that review, we engaged a third-party expert to review specific cybersecurity and technology risks throughout our portfolio and identify and implement proactive mitigation measures. In support of its efforts to advance enterprise and technology innovation across the organization, the Company also made a key leadership hire and implemented enhancements to its technology platforms during 2025.

CORPORATE IMPACT

We undertake corporate impact initiatives in the areas of sustainability, social responsibility, and corporate governance that seek to increase long-term stakeholder value and underscore our commitment to being responsible corporate citizens. In 2025, we continued to advance our 10-year strategic sustainability roadmap, focusing on corporate- and asset-level initiatives that we believe will yield a return on investment, optimize building performance, reduce operating costs, generate cost savings, and promote energy efficiency. We also engaged in several initiatives to advance our core values for the combined company and integrate employees through a focus on company culture.

We are excited about Healthpeak’s achievements in 2025 and believe we are well positioned for long-term growth. Thank you for your continued support.

Sincerely,

The Board of Directors of Healthpeak Properties, Inc.

(1)

Nareit FFO per common share, FFO as Adjusted per common share, Merger-Combined Same-Store Cash (Adjusted) Net Operating Income (“NOI”) growth, and Net Debt to Adjusted EBITDAre are non-GAAP measures. Adjusted EBITDAre is calculated based on the average performance over the four quarters for the year ended December 31, 2025, and Net Debt is as of December 31, 2025. For the definitions and reconciliations to the most directly comparable GAAP measures, see Appendix A.

4      HEALTHPEAK PROPERTIES

Proxy Summary

The Boardwalk, San Diego, CA LAB

Proposals

1	Election of Nine Director Nominees	FOR See page 11 for more information

Our Board recommends a vote FOR each of the nine director nominees

●	Our Board believes that the nine director nominees have the qualifications to provide effective leadership, oversight, and guidance
●	All our director nominees are independent, other than Mr. Brinker, our President and CEO, and Mr. Thomas, our Vice Chair of the Board
●	All our director nominees are highly successful professionals with relevant skills and experience

2	Approval, on an Advisory Basis, of 2025 Executive Compensation	FOR See page 38 for more information

Our Board recommends a vote FOR approval, on an advisory basis, of our 2025 executive compensation

●	2025 executive compensation reflects independent oversight by the Compensation and Human Capital Committee (the “Compensation Committee”) with advice from an independent compensation consultant
●	Our executive compensation program aligns with our corporate strategy and incentivizes delivering long-term value for stockholders
●	Pay-for-performance alignment is reflected in our incentive plan results:

Our short-term incentive plan (“STIP”) results paid out above the target level as a result of achieving solid 2025 financial and operational performance results, as well as strong individual performance and contributions

Our performance-based long-term incentive plan (“LTIP”) awards paid out below the target level based on total stockholder return (“TSR”) performance for 2023–2025 relative to defined peers

2026 PROXY STATEMENT      5

Proxy Summary

Our Board of Directors
solicits your proxy for
the Annual Meeting. This
summary provides an
overview of information
contained in this proxy
statement and does not
contain all the information
that you should consider
before voting. We encourage
you to review the entire
proxy statement before
casting your vote.

Freedom Plaza Sun City Center, Sun City Center, FL Life Plan

3	Ratification of Appointment of Independent Registered Public Accounting Firm for 2026	FOR See page 81 for more information

Our Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for 2026

●	Deloitte’s institutional knowledge of our business and control framework enables effective and efficient audits
●	The Audit Committee has considered the independence, performance, and qualifications of Deloitte in connection with this proposal and has determined that the retention of Deloitte continues to be in the best interests of Healthpeak and its stockholders

6      HEALTHPEAK PROPERTIES

Proxy Summary

Our Director Nominees

We believe the range and breadth of experience, perspectives, skills, and tenures of our director nominees create an appropriate balance on our Board.

For an overview of all our directors’ core skills and experience, see the skills matrix on page 12.

Director Nominees	Age	Director Since	Audit	Compensation	Governance	Investment
Scott M. Brinker President and Chief Executive Officer, Healthpeak Properties, Inc.	49	2022
Katherine M. Sandstrom INDEPENDENT Chair of the Board, Healthpeak Properties, Inc.; Former Senior Managing Director, Heitman LLC	57	2018
John T. Thomas Vice Chair of the Board, Healthpeak Properties, Inc.; Former President and Chief Executive Officer, Physicians Realty Trust	59	2024
Brian G. Cartwright INDEPENDENT Former General Counsel, Securities and Exchange Commission	78	2013
James B. Connor INDEPENDENT Former Chairman and CEO Duke Realty Corporation	67	2023
R. Kent Griffin, Jr. INDEPENDENT Managing Director, PHICAS Investors; Former President, BioMed Realty Trust, Inc.	56	2018
Sara G. Lewis INDEPENDENT Founder and CEO, Lewis Corporate Advisors, LLC	58	2019
Ava E. Lias-Booker INDEPENDENT Partner McGuireWoods LLP	65	2024
Richard A. Weiss INDEPENDENT Former Partner Foley & Lardner LLP	79	2024

Chair	Member

Following the Annual Meeting, and subject to their election as directors, it is anticipated that Ms. Lias-Booker and Mr. Weiss will be appointed to the Audit Committee, and that Mr. Connor will step down from the Audit Committee and be appointed to the Investment and Finance Committee and serve as its Chair.

2026 PROXY STATEMENT      7

Proxy Summary

Compensation Highlights

2025 Executive Compensation Program

We have an established executive compensation program that we believe is competitive and has been developed in response to feedback from our stockholders through ongoing investor outreach and in alignment with leading governance practices. In 2025, we compensated our named executive officers (“NEOs”) using the following three elements of pay:

	Element	Form	2025 Metrics and Weighting
1	Base Salary	Fixed Cash	Base level of competitive cash to attract and retain executive talent
2	Annual Incentive Award (STIP)	Performance-Based Cash	Pre-established objective financial performance metrics to align compensation with corporate strategic goals • 55% – Normalized FFO per share • 15% – Net Debt to Adjusted EBITDAre
Corporate impact performance metrics to align compensation with our corporate impact strategy
Individual performance to reward individual initiative and achievement
3	Long-Term Incentive Award (LTIP)	Performance-Based Equity Awards

3-year cliff vesting based on TSR performance from 2025 through 2027 relative to the following components, subject to a 1-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding):

•

Component 1 – TSR Performance Relative to Healthcare REIT Peers (45% of overall award)

•

Component 2 – TSR Performance Relative to Compensation Peers listed on page 56 (15% of overall award)

Service-Based Equity Awards

3-year annual vesting, subject to a pre-established Normalized FFO per share performance hurdle and 1-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding)

The following charts reflect the 2025 pay mix of our President and CEO, as well as the average pay mix of our current NEOs, underscoring the importance of at-risk pay through performance-based compensation, aligning our executives’ pay with long-term value creation.

8      HEALTHPEAK PROPERTIES

Proxy Summary

Corporate Impact Highlights

We believe that corporate impact initiatives are vital to value creation and our long-term success. For additional information, please read our annual Corporate Impact Report or visit our website at healthpeak.com/corporate-impact.

Environmental Highlights

Recognitions

●
GRESB Green Star Rating (2012–2025)
●
CDP Leadership/Management Band (2012–2025)
●
DJSI N. America Index Constituent (12 times) and
World Index (5 times)
●
S&P Global Sustainability Yearbook (2016–2026)
●
Green Lease Leader – Platinum
●
Nareit Leader in the Light – 10-Time Award Recipient

The Shore at Sierra Point, Brisbane, CA
LAB

We strive to advance our building performance, efficiency, resilience, and sustainability by identifying projects that minimize environmental impacts, deliver an acceptable return on investment, and reduce operating costs. In 2025, we published our 14th annual Corporate Impact Report, aligned with the Task Force on Climate-Related Financial Disclosures, Sustainability Accounting Standards Board, Global Reporting Initiatives, and United Nations Sustainable Development Goals reporting frameworks. In 2025, we reported on the progress of our long-term environmental goals for greenhouse gas emissions (“GHG”), energy, water, waste, and recycling with respect to properties in our operational boundary (Scopes 1 & 2).

2025 LEED Certifications(1)	2025 ENERGY STAR® Certifications
7.0 Million Sq. Ft. LEED Certified Space	● 14 New Certifications ● 135 Recertifications ● 13 NextGen Certifications

(1)    As of December 31, 2025. LEED®—an acronym for Leadership in Energy and Environmental Design™—and its related logo are trademarks owned by the U.S. Green Building Council® and are used with permission. Learn more at www.usgbc.org/LEED.

2026 PROXY STATEMENT      9

Proxy Summary

Social Highlights

Recognitions

●
Great Place to Work Certified (2020-2023, 2025)
●
Orange County Business Journal Best Places to Work (2020, 2022 & 2023)
●
The Tennessean Top Workplace (2022  & 2023)
●
Fortune Best Places to Work in Real Estate (2022 & 2023)
●
Modern Healthcare Best Places to Work (3 Times)

Employee Engagement
Improved our year-over-year employee engagement score, surpassing the industry average

Community Engagement
Launched our inaugural WE CARE Week of Service with 27 team-selected service projects and over 60% of employees participating

Employee Development
Launched our inaugural peer-led mentorship cohort with 30 employee participants, teaming up senior executives with emerging leaders to advance career development and model leadership

IDEA Council

We believe we are a stronger organization when we reflect the perspectives and experience of our workforce. In 2025, the IDEA Council, a cross-functional employee-led council, promoted a supportive and inclusive employee culture at all levels of our organization through initiatives relating to mentorship, employee volunteerism and community service, and health and wellness.

Governance Highlights

Recognitions

●
Governance Intelligence and IR Magazine – Governance Professional of the Year Winner (2025) and Best Proxy Statement Winner (2023)
●
Newsweek America’s Most Responsible Companies List (2020–2026)
●
ISS ESG Corporate Rating – Prime
●
MSCI Rating – AA

    All director nominees, other than Messrs. Brinker and Thomas, are independent

    Independent Board Chair

    55% refreshed Board since 2023, resulting in average director nominee tenure of 5 years (based on current Board composition)

    Annual director elections with majority voting standard

    Annual Board and committee self-evaluations

    Broad diversity of perspectives, experience, and skills in our director nominees

    Board oversight of corporate culture, human capital management, corporate impact, cybersecurity, artificial intelligence, and enterprise risk management

    Codes of Conduct for directors, employees, and vendors

    Award-winning corporate impact reporting practices and robust and transparent disclosures

    Anti-hedging, anti-pledging, and clawback policies

    Robust executive officer and director stock ownership requirements

    Director term limit policy to support orderly Board refreshment

    Policy on director time commitments and overboarding aligned with key stakeholder policies and best practices

    Stockholder proxy access rights reflecting market standard terms

10      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

TGH Brandon Healthplex, Brandon, FL OUTPATIENT MEDICAL
Our Board recommends a vote FOR each of the nine director nominees	FOR

Based on the recommendations of the Nominating and Corporate Governance Committee (the “Governance Committee”), our Board has nominated nine directors for re-election at the Annual Meeting to serve until the 2027 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, resignation, or removal. All nine nominees are current directors of the Company who were previously elected to the Board by our stockholders. Our remaining two current directors, Governor Thompson and Ms. Kessler, are not standing for election at the Annual Meeting. Following the Annual Meeting, the number of directors will be fixed at nine. Each director nominee has agreed to be named in this proxy statement and to serve, if elected.

We have no reason to believe that any of our nominees will be unable or unwilling to serve if elected. However, if any nominee is unable or unwilling for good cause to serve, the proxy holders may vote their shares for a substitute nominee or for the balance of our Board, leaving a vacancy, unless our Board chooses to reduce the number of directors serving on our Board.

Voting Standard

MAJORITY VOTING AND DIRECTOR RESIGNATION POLICY

Consistent with corporate governance best practices, our majority voting standard for director elections requires that a director nominee in an uncontested election receive a majority of the votes cast with respect to his or her election at the Annual Meeting (that is, the number of votes cast FOR the nominee must exceed the number of votes cast AGAINST the nominee) to be elected to our Board. Our Board believes that the majority vote standard in uncontested elections strengthens the director nomination process and enhances director accountability.

We also have a director resignation policy in our Bylaws, which requires any nominee who fails to receive a majority of votes cast in an uncontested election to promptly submit his or her resignation from the Board. The Governance Committee would then consider the resignation and make a recommendation to our Board on whether to accept it or whether other action should be taken. Our Board would then act on the resignation, taking into account the Committee’s recommendation, and would publicly disclose its decision, along with the rationale for such decision, within 90 days of certification of the election results. We believe this process provides critical accountability to stockholders.

2026 PROXY STATEMENT      11

Proposal 1 Election of Directors

Director Qualifications, Skills and Experience

Our Governance Committee has determined that each of our director nominees possesses the qualifications, skills, and experience to effectively oversee the Company’s long-term business strategy. The matrix below indicates the director nominees who possess each qualification, skill, or experience.

Core Competencies

Our Board believes that all directors should possess certain core qualities that ensure their fitness to lead the Company. We believe that each of our directors possesses the following core attributes:

Strategic Oversight Essential to guiding our long-term business strategy	Governance Supports strong Board and management accountability and alignment with stockholders’ interests	Leadership Important for driving positive change and developing leadership qualities in others	Integrity and Ethics Paramount for ensuring the sound reputation and operation of the Company

Additional Qualifications

In addition to the core competencies noted above, our Board believes that the Company will be best served by directors with a wide array of talents and perspectives to drive innovation, promote critical thinking, and enhance discussion. Each of the following additional qualifications meaningfully adds to our Board’s depth.

	S. Brinker	K. Sandstrom	J. Thomas	B. Cartwright	J. Connor	R. Griffin Jr.	S. Lewis	A. Lias-Booker	R. Weiss
Risk Oversight/Management Experience is critical to our Board’s role in overseeing the risks facing the Company.
Investment Expertise is important in evaluating our assets and portfolio as a whole.
Financial Expertise and/or Literacy is valuable in understanding and overseeing our financial reporting and internal controls.
Human Capital Management Experience is valuable in helping us attract, motivate, and retain high-performing employees.
Public Company Board Experience provides essential comparison points for operations and governance.
Corporate Impact Experience helps support the Board’s oversight of the Company’s long-term climate, human capital, and corporate governance strategy and initiatives.
Legal/Government/Regulatory Experience is relevant for ensuring oversight of management’s compliance with SEC, New York Stock Exchange (“NYSE”) and other regulatory requirements.
REIT/Real Estate Experience is helpful for understanding the Company’s strengths and challenges specific to the real estate investment trust and real estate industries.
Healthcare Industry Experience is important for understanding the Company’s strengths and challenges specific to the healthcare industry.
Cybersecurity and Technology Oversight Experience contributes to the Board’s understanding and oversight of the Company’s cybersecurity and technology risks and opportunities.
Public Company Executive Experience supports our management team through relevant advice and leadership.

12      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

Director Nominees

Scott M. Brinker President and Chief Executive Officer, Director Age: 49 DIRECTOR SINCE: 2022 COMMITTEES: NONE OTHER CURRENT PUBLIC COMPANY BOARDS: ● None

PROFESSIONAL EXPERIENCE

●
Healthpeak’s President, Chief Executive Officer, and a member of the Board since October 2022, President and Chief Investment Officer from January 2020 to October 2022, and Executive Vice President and Chief Investment Officer from March 2018 to December 2019.
●
Executive Vice President and Chief Investment Officer of Welltower Inc. (NYSE: WELL), from July 2014 to January 2017, and Executive Vice President – Investments from February 2012 to July 2014.
●
Member of the Executive Board and Governance Committee of the National Association of Real Estate Investment Trusts (“Nareit”).
●
Expected to serve on the Janus Living board of directors following the completion of its initial public offering.

QUALIFICATIONS

Mr. Brinker brings to our Board extensive experience in the healthcare REIT industry gained from his leadership roles at Healthpeak and another publicly traded REIT. His knowledge of the Company’s operations and strategy as our President and Chief Executive Officer and former role as Chief Investment Officer, as well as his extensive and diverse experience in investments, business development, underwriting, asset management, capital markets, investor relations, corporate finance, and industry- wide relationships and perspective, all contribute to leading our Company and executing our strategy.

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board Experience
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight
●
Public Company Executive

Katherine M. Sandstrom

Independent Chair of the Board

Age: 57

DIRECTOR SINCE: 2018

BOARD CHAIR SINCE: 2023

COMMITTEES: GOVERNANCE (CHAIR)

OTHER CURRENT PUBLIC COMPANY BOARDS:

●
EastGroup Properties, Inc.
(NYSE: EGP)
●
Toll Brothers, Inc.
(NYSE: TOL)
●
Urban Edge Properties
(NYSE: UE)

PROFESSIONAL EXPERIENCE

●
Advisor to Heitman LLC from July 2018 to March 2019.
●
Senior Managing Director and global head of Heitman LLC’s Public Real Estate Securities business from 2013 to 2018.
●
Several senior leadership positions at Heitman LLC across multiple facets of the institutional real estate investment industry.
●
Member of Global Management Committee, the Board of Managers, and the Allocation Committee while at Heitman LLC.
●
Certified Public Accountant.
●
Expected to serve on the Janus Living board of directors following the completion of its initial public offering and in consideration of her time commitments at such time.

QUALIFICATIONS

Ms. Sandstrom brings to our Board more than 30 years of real estate finance and investment experience. She has an extensive background overseeing buy-side investment teams for REIT securities, strategies, and assets. Ms. Sandstrom’s background as a senior executive at Heitman LLC, as well as her prior tenure as our Board Vice Chair and service on other REIT boards, are beneficial in her role as the Chair of our Board and Chair of the Governance Committee.

● Risk Oversight/Management ● Investment Expertise ● Financial Expertise and/or Literacy ● Human Capital Management ● Public Company Board ● Corporate Impact ● REIT/Real Estate

2026 PROXY STATEMENT      13

Proposal 1 Election of Directors

John T. Thomas Vice Chair of the Board Age: 59 DIRECTOR SINCE: 2024 VICE CHAIR SINCE: 2024 COMMITTEES: NONE OTHER CURRENT PUBLIC COMPANY BOARDS: ● None

PROFESSIONAL EXPERIENCE

●
President, Chief Executive Officer, and Trustee of Physicians Realty Trust (formerly NYSE: DOC), from 2013 until its merger with our Company in 2024.
●
Executive Vice President – Medical Facilities of Welltower Inc. (NYSE: WELL, formerly Health Care REIT Inc.), from 2009 to 2012.
●
President, Chief Development Officer and Business Counsel of Cirrus Health, from 2005 to 2008.
●
Senior Vice President and General Counsel of Baylor Health Care System, from 2000 to 2005.
●
General Counsel and Secretary of the St. Louis division of the Sisters of Mercy Health System, from 1997 to 2000.
●
Tax Attorney at Sonnenschein, Nath & Rosenthal (now Dentons), from 1995 to 1997, where he was elected Partner in 1997; at Shook, Hardy & Bacon from 1992 to 1995; and at Milbank, Tweed, Hadley & McCoy from 1990 to 1992.
●
Member of the Boards of Trustees of the Jacksonville State University Foundation and the Auburn University Real Estate Foundation.
●
Former Director at Education Realty Trust, Inc. (formerly NYSE: EDR).

QUALIFICATIONS

Mr. Thomas brings to our Board extensive background, skills and experience in the healthcare real estate industry. As former President and Chief Executive Officer of Physicians Realty Trust and a former executive at other companies in the healthcare and real estate industries, he is knowledgeable on various aspects of the outpatient medical business and has considerable executive experience in the real estate industry. Mr. Thomas also has experience in legal and government affairs and healthcare policy from his time as General Counsel of health systems, as co-founder and chairman of a national coalition to reform medical malpractice laws through federal legislation, and testifying before Congressional committees.

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight
●
Public Company Executive

Brian G. Cartwright Independent Director Age: 78 DIRECTOR SINCE: 2013 COMMITTEES: COMPENSATION, GOVERNANCE OTHER CURRENT PUBLIC COMPANY BOARDS: ● None

PROFESSIONAL EXPERIENCE

●
Senior Advisor (inactive) at Patomak Global Partners, LLC, a regulatory consulting firm, since 2012.
●
General Counsel of the SEC from 2006 to 2009.
●
Senior Advisor at the law firm of Latham & Watkins LLP from 2009 to 2011. Partner, serving in various senior management positions, including as a member of its Executive Committee, from 1988 to 2005.
●
Law clerk to Associate Justice Sandra Day O’Connor, United States Supreme Court from 1981 to 1982.
●
Member of the Board of Trustees of the Pacific Legal Foundation, a nonprofit provider of legal services, and previously served in various capacities including as Chair and Vice Chair.
●
Former Director at Investment Technology Group (formerly NYSE: ITG), from 2016 to 2019.

QUALIFICATIONS

Mr. Cartwright brings to our Board unparalleled and distinguished corporate governance, regulatory, and legal experience, having previously served as general counsel of the SEC, which provides valuable insight in his role as a member of the Governance Committee and Compensation Committee. His legal background and experience managing a large professional services firm provides our Board with considerable expertise regarding comprehensive issues faced by public companies. Additionally, Mr. Cartwright has extensive experience with accounting and auditing issues from his time with Latham & Watkins LLP and at the SEC.

● Risk Oversight/Management ● Investment Expertise ● Financial Expertise and/or Literacy ● Human Capital Management ● Public Company Board ● Corporate Impact ● Legal/Government/Regulatory ● Healthcare Industry

14      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

James B. Connor Independent Director Age: 67 DIRECTOR SINCE: 2023 COMMITTEES: AUDIT, COMPENSATION (CHAIR) OTHER CURRENT PUBLIC COMPANY BOARDS: ● EPR Properties (NYSE: EPR) ● Prologis, Inc. (NYSE: PLD)

PROFESSIONAL EXPERIENCE

●
Chairman and Chief Executive Officer of Duke Realty Corporation (formerly NYSE: DRE), a REIT, from April 2017 until the company’s acquisition by Prologis, Inc. (NYSE: PLD) in October 2022. President and Chief Executive Officer from January 2016 to April 2017, Senior Executive Vice President and Chief Operating Officer from 2013 to 2015, Senior Regional Executive Vice President from 2011 to 2013, Executive Vice President Midwest Region from 2003 to 2010, and Senior Vice President from 1998 to 2003.
●
Various executive and brokerage positions at Cushman & Wakefield from 1981 to 1998, most recently as Senior Managing Director for the Midwest area.
●
Former First Vice Chair of the Executive Board of Nareit.
●
Member of the Board of Trustees of Roosevelt University in Chicago, and previously served as Chair.

QUALIFICATIONS

Mr. Connor brings to our Board business administration, capital markets, corporate development, corporate governance, human capital, investor relations, marketing, public company, and sustainability expertise gained from his leadership roles at another publicly traded REIT for more than 20 years, most recently as its chairman of the board and chief executive officer, and more than 15 years of additional experience in commercial real estate. His extensive background as a REIT chief executive provides valuable insight in his role as a member of the Audit Committee and Compensation Committee.

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight
●
Public Company Executive

R. Kent Griffin, Jr. Independent Director Age: 56 DIRECTOR SINCE: 2018 COMMITTEES: AUDIT (CHAIR), INVESTMENT OTHER CURRENT PUBLIC COMPANY BOARDS: ● Cousins Properties Inc. (NYSE: CUZ)

PROFESSIONAL EXPERIENCE

●
Managing Director of PHICAS Investors since June 2016.
●
President and Chief Operating Officer of BioMed Realty Trust, Inc. (formerly NYSE: BMR) from 2008 to 2015. Chief Financial Officer from 2006 to 2010.
●
Senior Vice President, investment banking division, Raymond James & Associates, Inc. from 2003 to 2006.
●
Associate, investment banking division, J.P. Morgan Securities, Inc. from 1998 to 2003.
●
Auditor, Arthur Andersen, LLP from 1992 to 1997.
●
Former Chairman and current member of the Board of Directors for Charleston Waterkeeper (nonprofit); Chairman of the Board of Directors for Coastal Conservation League (nonprofit); and Member of Audit & Finance Committee for the Charleston County School District.
●
Former Director at Tier REIT, Inc. (NYSE: TIER), from 2017 to 2019.
●
Member of the Advisory Board of Verger Capital Management.

QUALIFICATIONS

Mr. Griffin brings to our Board extensive real estate and corporate finance experience gained from his leadership roles, currently at PHICAS as a managing director and previously as the president, chief operating officer, and chief financial officer of BioMed Realty Trust, Inc. Mr. Griffin leverages his experience as an auditor at a major public accounting firm in his role as Chair of the Audit Committee, as well as his investment banking and corporate finance experience in his role as a member of the Investment and Finance Committee (“Investment Committee”).

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight
●
Public Company Executive

2026 PROXY STATEMENT      15

Proposal 1 Election of Directors

Sara G. Lewis Independent Director Age: 58 DIRECTOR SINCE: 2019 COMMITTEES: COMPENSATION, GOVERNANCE OTHER CURRENT PUBLIC COMPANY BOARDS: ● Freeport-McMoRan, Inc. (NYSE: FCX) ● Weyerhaeuser Company (NYSE: WY)

PROFESSIONAL EXPERIENCE

●
Founder and Chief Executive Officer of Lewis Corporate Advisors, LLC from 2009 to 2018.
●
Executive Vice President and Chief Financial Officer (from 2002 to 2009) and Managing Director, Finance and Capital Markets (from 2001 to 2002) of Washington Real Estate Investment Trust Company (formerly NYSE: WRE).
●
Vice President, Finance and Investor Relations of Corporate Office Properties Trust (NYSE: OFC) from 1999 to 2001.
●
Observing Board Member for the PwC USA LLP Board of Partners and Principals since 2024.
●
Board Leadership Fellow of the National Association of Corporate Directors since 2012; delegate for the Advisory Council for Risk Oversight; Directorship 100 recipient in 2017.
●
Senior Trustee of The Brookings Institution since 2024 and board member since 2016. Formerly a member of the Executive Committee and Chair of the Governance Studies Council, Vice Chair of the Audit Committee, and member of the Investment Committee and Budget & Finance Committee.
●
Member of the Leadership Board and Corporate Governance Committee of the U.S. Chamber of Commerce Center for Capital Markets Competitiveness since 2015, as well as a member of the ESG Committee.
●
Audit Committee Council member of the Center for Audit Quality.
●
Former Director at Sun Life Financial, Inc. (NYSE: SLF), from 2014 to 2021; PS Business Parks, Inc. (formerly NYSE: PSB) from 2010 to 2019; and previously served as a director on several other public company boards, including Adamas Pharmaceuticals, Inc. (formerly Nasdaq: ADMS); Plum Creek Timber Company, Inc. (formerly NYSE: PCL); and CapitalSource, Inc. (formerly NYSE: CSE), as well as Everside Health (now Marathon Health), a private company.
●
Certified Public Accountant and Chartered Financial Analyst.

QUALIFICATIONS

Ms. Lewis brings to our Board extensive boardroom experience and over 30 years of corporate finance and capital markets experience. For more than 20 years, she has served on several public company boards, including as chair of audit, compensation, and governance committees and presiding director. Ms. Lewis has been part of the executive teams of several public REITs, including as a chief financial officer, which complement her role as Chair of the Compensation Committee and a member of the Governance Committee.

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight
●
Public Company Executive

16      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

Ava E. Lias-Booker Independent Director Age: 65 DIRECTOR SINCE: 2024 COMMITTEES: GOVERNANCE OTHER CURRENT PUBLIC COMPANY BOARDS: ● None

PROFESSIONAL EXPERIENCE

●
Partner at McGuireWoods LLP, since 2004, and served in a variety of leadership roles, including on the firm’s Board of Partners and Associates Committee, as the Office Managing Partner of the firm’s Baltimore Office, and as chair of the firm’s Diversity and Inclusion Committee.
●
Partner at Saul Ewing LLP, from 2001 to 2004.
●
Partner at Gordon, Feinblatt, Rothman, Hoffberger  & Hollander LLP, from 1995 to 2001.
●
Partner at Saul Ewing LLP (formerly Weinberg & Green LLC), from 1994 to 1995.
●
Former Trustee at Physicians Realty Trust (formerly NYSE: DOC), from 2022 until its merger with our Company in 2024.
●
Member of the Board of Directors of the University of Maryland Saint Joseph’s Medical System (UMMS), serving on its Audit and Compliance committee, and Vice Chair of a UMMS operating board for St. Joseph’s Hospital and chair of its Governance Committee; and member of the Boards of Visitors of Duke University School of Law (honorary) and the University of Maryland Francis King Carey School of Law (emeritus).

QUALIFICATIONS

Ms. Lias-Booker brings to our Board extensive experience in legal, governance, and regulatory compliance matters, as well as leadership on human capital management issues, which complement her role as a member of the Governance Committee. Her prior experience serving on the board of trustees of Physicians Realty Trust provided her with expertise in risk oversight, investments, financial literacy, and public company board matters, and her experience serving on the Audit and Compliance Committee of the University of Maryland Medical System board of directors has also enhanced her experience in risk oversight, investments and financial literacy.

● Risk Oversight/Management ● Investment Expertise ● Financial Expertise and/or Literacy ● Human Capital Management ● Public Company Board ● Corporate Impact ● Legal/Government/Regulatory

Richard A. Weiss Independent Director Age: 79 DIRECTOR SINCE: 2024 COMMITTEES: INVESTMENT OTHER CURRENT PUBLIC COMPANY BOARDS: ● None

PROFESSIONAL EXPERIENCE

●
Public finance attorney at Foley & Lardner LLP, from 1971 to 2008, including as a Partner from 1978 to 2008 and as a member of the Management Committee from 1999 to 2008.
●
Former Trustee at Physicians Realty Trust (NYSE: DOC), from 2013 until its merger with our Company in 2024.
●
Member of the Board of Directors and former chair of the Audit Committee of Ascendium Education Group.
●
Former member of the Boards of Directors of Advocate Aurora Health and predecessor companies, including terms as finance committee chair and board chair of Aurora Health Care and Milwaukee Psychiatric Hospital; former member and Chair of the Board of Directors of Washington Hospital Center in Washington, D.C.; former member of the executive committee of the Board of Directors of the Greater Washington Board of Trade; and former member of the Board of Trustees of the Medical College of Wisconsin.

QUALIFICATIONS

Mr. Weiss brings to our Board more than 50 years of healthcare industry, legal, and financial experience, as well as experience in legal and regulatory compliance matters, which complement his role as a member of our Investment Committee.

●
Risk Oversight/Management
●
Investment Expertise
●
Financial Expertise and/or Literacy
●
Human Capital Management
●
Public Company Board
●
Corporate Impact
●
Legal/Government/Regulatory
●
REIT/Real Estate
●
Healthcare Industry
●
Cybersecurity Oversight

2026 PROXY STATEMENT      17

Proposal 1 Election of Directors

Board Effectiveness and Strategic Evolution

Our Board believes that improving its effectiveness is an ongoing process that requires thoughtful planning, evaluation, recruitment, and orderly refreshment. This ongoing process is outlined below.

1	Director Selection Identifying and Evaluating Director Nominee Candidates

The Governance Committee considers a variety of factors when reviewing potential nominees for our Board, including:

●	Personal and professional integrity, ethics, and values
●	Experience in the REIT industry and other industries relevant to our operations, such as real estate, healthcare, life science, development, investments, and corporate finance
●	Experience with relevant legal, regulatory, and policy concerns
●	Experience as a board member of other public companies, as well as other leadership attributes
●	The ability and willingness to commit adequate time to our Board and its committees
●	Experience in corporate management and executive leadership, such as serving as an officer or former officer of a publicly traded company
●	Whether the individual’s skills and personality will complement and supplement those of the other members (and potential members) of our Board and are likely to be conducive to building a Board that is effective, collegial, and responsive to the needs of the Company
●	Expertise in an area of Healthpeak’s operations, such as financing strategy, risk management, or human capital management
●	Practical and mature business judgment
●	Personal and professional time commitments and capacity, ability, and willingness to govern
●	Independence from management and lack of relationships with our other directors and employees

Director Candidate Qualifications

The Governance Committee strives to identify candidates who will help create a Board that has a wide range of attributes and perspectives based on their profession, experience, and skills. As part of our Board’s self-evaluation, our Board annually assesses whether its composition is appropriate.

The Governance Committee considers potential director nominees recommended by various sources, including Board members, stockholders, and senior management. The Committee will consider director candidates properly recommended by stockholders in the same manner as recommendations received from other sources. For a description of the process for stockholders to recommend or nominate directors, see “Other Matters—2027 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations.”

If the Board, upon the recommendation of the Governance Committee, determines it is appropriate to consider new director candidates to refresh the Board or fill any Board vacancies, the Chair of the Governance Committee, or a member designated by the Chair, is responsible for overseeing the search and interview process. The Committee will provide progress updates to our Board and will meet to consider and recommend final director candidates to the entire Board. Our Board then determines, taking into account the recommendation of the Committee, which candidates to appoint to our Board or nominate for election by our stockholders.

18      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

Nominee Independence Considerations

Our Board has assessed whether the members of our Board are independent according to NYSE listing standards. For a director to be considered independent under NYSE rules, our Board must affirmatively determine that the director has no material relationship with us (either directly or as a partner, stockholder, or officer of an organization that has a relationship with us), with certain types of relationships automatically disqualifying the director as independent. Our Board annually evaluates the independence of each non-employee director by considering any matters that could affect the director’s ability to exercise independent judgment in fulfilling his or her responsibilities. This evaluation includes any transactions or relationships between the director, members of his or her family, and organizations with which that director or family members have an affiliation, on the one hand, and us, our subsidiaries, and management, on the other hand.

Based upon its most recent review, our Board affirmatively determined that each of Mses. Kessler, Lewis, Lias-Booker, and Sandstrom, Messrs. Cartwright, Connor, Griffin, and Weiss, and Governor Thompson is independent under the rules of the NYSE. As noted above, Governor Thompson and Ms. Kessler are not standing for election at the Annual Meeting. We refer to these current directors for whom we have affirmatively determined independence under NYSE rules as “Independent Directors.” Our only non-independent directors are Mr. Brinker, our President and CEO, and Mr. Thomas, Vice Chair of the Board and our employee.

Time Commitment and Attendance

When evaluating potential director nominees, our Board considers ability and willingness to commit adequate time to Board and committee matters, including in light of the nominee’s other positions, service on other public company boards, and/or board leadership positions. We expect our directors to attend regularly scheduled quarterly meetings of our Board, including the annual meeting of stockholders, as well as make every effort to attend all other scheduled meetings of the Board and all other meetings of committees of which they are members. Directors are expected to be sufficiently familiar with our business and the risks and competition we face to facilitate active and effective participation in the deliberations of the Board and of each committee on which he or she serves.

Our Board values the experience directors bring from other boards on which they serve, but recognizes that those boards may also present demands on a director’s time and availability. Accordingly, under our Corporate Governance Guidelines, directors may not serve on the board of directors of more than four other public companies, and our President and CEO and any director serving as a chief executive officer or other executive officer of another public company may not serve on the board of directors of more than two other public companies. Our Board has determined that this policy on director time commitments is appropriate based on a review of institutional investor and proxy advisory firm guidelines, as well as peer and industry trends and general corporate governance practices. Our Board, with oversight from the Governance Committee, reviews the policy and each director’s compliance on an annual basis. All director nominees currently comply with the Company’s policy on director time commitments.

Proxy Access

Our Bylaws permit a stockholder, or group of up to 25 stockholders, owning at least 3% of our outstanding common stock continuously for three years to nominate up to the greater of two directors or a number of directors constituting up to 20% of our Board for inclusion in our proxy materials for an annual meeting of stockholders, subject to complying with the requirements contained in our Bylaws. For more information on using proxy access to nominate directors, see “Other Matters—2027 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations.”

25	3%	3	20%
Up to a group of 25 stockholders	Owning at least 3% of our shares	Continuously for 3 years	May nominate the greater of two nominees or 20% of our Board

2026 PROXY STATEMENT      19

Proposal 1 Election of Directors

2	Onboarding and Education Continuous Education and Exposure to Best Practices

✓
Onboarding and orientation: When a director joins our Board, senior management provides an orientation to familiarize the new director with the Company’s strategy, business, policies, and governance practices. The director orientation covers matters including corporate strategy, business overview and performance for each segment, human capital management, corporate governance, accounting, and risk management.

✓
Deep dives and meaningful engagement: Throughout the year, our management team, as well as outside advisors, present to the Board on substantive topics that affect our business and relate to our strategy. During our regular quarterly Board meetings, our directors meet with members of management, including emerging leaders, to receive insight on our operations. During 2025, our directors received updates from subject matter experts in cybersecurity, artificial intelligence, technology, sustainability, corporate governance, political, regulatory, and legislative matters, and risk management, among other topics. In addition, senior management provided the Board with a deep dives on our Lab and Outpatient Medical segments and strategy updates.

✓
Educational memberships and events: We encourage directors to attend director education programs relating to board responsibilities, corporate governance, and/or substantive matters relevant to the Company. We provide a list of upcoming educational programs and conferences to our directors every quarter and reimburse cost of attendance. In addition, each director is provided with membership in the National Association of Corporate Directors, which provides continuing director education programming. In 2025, our directors attended director education events covering the political and regulatory landscape, corporate governance, and risk management, among other topics.

✓
Governance policymaking: Certain of our directors are actively involved in shaping policy around corporate governance and audit matters. For example, Ms. Lewis, a member of both our Compensation and Governance Committees, helps shape policy through her participation in the U.S. Chamber of Commerce Center for Capital Markets Competitiveness as a member of the Chamber’s Leadership Board, Corporate Governance Committee, and ESG Committee, as well as the Center for Audit Quality as a member of the Audit Committee Council.

20      HEALTHPEAK PROPERTIES

Proposal 1 Election of Directors

3	Board Self-Evaluation Self-Evaluation Process

Our Board conducts an annual self-assessment aimed at enhancing its effectiveness. Our directors review areas where they feel our Board functions effectively and, importantly, areas where our Board believes there are opportunities for improvement, including through ongoing and orderly Board refreshment.

PLANNING

The Governance Committee, in consultation with our General Counsel, establishes a framework for the Board’s self-evaluation based on the needs of the Board from time to time, as well as changes in corporate governance best practices.

IDENTIFY DISCUSSION TOPICS

Our independent Chair works with our General Counsel to identify relevant topics for discussion, which evolve from year to year. The topics typically include, among others, Board composition and structure, business strategy and operations oversight, risk management, meeting materials and conduct, director time commitments and attendance, and interactions with management and advisors.

ONE-ON-ONE DISCUSSIONS

Our independent Chair conducts one-on-one discussions with each director using the identified evaluation topics as guidelines. These candid conversations allow for direct and honest feedback on any aspect of our Board’s operations.

PEER REVIEW Our General Counsel separately discusses the independent Chair’s performance with each director. This peer review allows for candid feedback on the Chair’s performance and leadership.
REVIEW AND REPORTING Our independent Chair reports the results of the evaluations to the full Board, which discusses the results in an executive session.
FOLLOW UP Policies, practices, and the composition of our Board and its committees are modified, as determined appropriate, based on the evaluation findings.
ONGOING Our directors regularly convey feedback to our independent Chair throughout the year. Good governance and monitoring are an ongoing process.

SELF-EVALUATION ACTION ITEMS

Our Board took the following actions in response to the 2025 Board self-evaluations, reflecting our Board’s commitment to refreshment and improvement:

•

Reviewed and updated committee composition. See below under “Board Composition and Committee Rotation” for the changes made in 2025.

2026 PROXY STATEMENT      21

Proposal 1 Election of Directors

4	Board Composition and Refreshment Board Composition, Committee Rotation and Refreshment

Board Composition and Committee Rotation

The Governance Committee periodically assesses our directors’ skills, experience, and perspectives in the context of the Board’s overall composition, as well as the current and future needs of the Company and the Board. Among other matters, the Committee considers the results of its annual self-assessments for the Board and its committees when reviewing Board leadership and committee composition.

In considering Board composition and leadership, the Board balances the benefits derived from continuity and experience, as well as fresh viewpoints and perspectives. By periodically rotating committee composition, our directors gain a comprehensive understanding of different aspects of our business. Our Board conducted a comprehensive review of its composition and structure and made the following updates in 2025 and 2026:

●	Mr. Connor was appointed as Chair of the Compensation Committee in 2025
●	Following the Annual Meeting and subject to their election by stockholders, we anticipate that Ms. Lias-Booker and Mr. Weiss will be appointed to the Audit Committee, and that Mr. Connor will step down from the Audit Committee and be appointed to the Investment and Finance Committee and serve as its Chair, in each case, based on their prior relevant experience

Refreshment

Director Term Limit Policy

Our Board believes that our directors develop an understanding of the Company and an ability to work effectively as a group over time. Accordingly, our Board values year-over-year continuity. At the same time, the Board believes that director refreshment is important to help ensure that Board composition is aligned with the needs of the Company as our business evolves and grows. The Board strategically reviews director refreshment from time to time and has adopted a 15-year director term limit policy.

•

Our 15-year term limit policy allows us to continue orderly Board refreshment while allowing for a cohesive Board with a diversity of skills, experience, and tenures.

•

Under the 15-year term limit policy, directors will not be nominated for election or appointed to the Board at any annual meeting of stockholders following the calendar year in which they have attained 15 years of service on the Board. On the recommendation of the Governance Committee, the Board, by majority vote and on an annual basis, may waive the term limit if the Board deems such waiver to be in the best interests of the Company.

55% Board Refreshment Since 2023 (based on current Board composition)

5 Years Average and Median Director Nominee Tenure (based on current Board composition)

22      HEALTHPEAK PROPERTIES

Corporate Governance

Board and Stockholder Meeting Attendance

Our Board’s primary responsibility is to oversee the long-term health and success of our business on behalf of stockholders. In order to effectively carry out that duty to stockholders, our Board commits a substantial amount of time and attention throughout the year to the most significant aspects of our business. Directors are expected to, and do, ask challenging questions of management.

Our policy is that directors should make every effort to attend all meetings of our Board and the annual meeting of stockholders, as well as all meetings of Board committees for which they are members, unless doing so is impracticable due to unavoidable conflicts. Our directors are committed to their responsibilities and are highly engaged, as demonstrated by their high attendance at all 2025 Board and committee meetings. No director attended less than 75% of the aggregate number of meetings of our Board and the committees on which the director served in 2025. When directors are not able to attend a Board meeting due to a scheduling conflict, they separately meet with our Board Chair, Vice Chair, or CEO to discuss the meeting topic(s). All of our then-serving directors attended the 2025 annual meeting of stockholders.

We value the experience our directors bring from other boards on which they serve, but we also recognize that those boards may present demands on a director’s time and availability. As discussed on page 19, all director nominees satisfy our policy on director time commitments.

Board Effectiveness Underscored by Engagement

100% Board Meeting Attendance in 2025

6 Total Board Meetings in 2025

100% Committee Meeting Attendance in 2025

14 Total Committee Meetings in 2025

Corporate Governance Highlights

We are committed to corporate governance practices that promote long-term value creation, transparency, and accountability for our stockholders. Based on investor feedback on our governance practices, along with our ongoing evaluation of best practices, we made a number of governance and disclosure enhancements in recent years.

2022	2023	2024	2025
Appointed an independent Vice Chair of the Board Rotated Board committee membership	Appointed a new independent Board Chair Appointed a new director in March 2023 Rotated Board committee membership

Appointed five new directors (four of whom are independent) in connection with the Physicians Realty Trust merger

Appointed a new Board Vice Chair

Refreshed Board committee composition following retirement of two directors under our director term limit policy

			Appointed a new Compensation Committee Chair Adopted an Artificial Intelligence Use Policy and deployed company-wide training for the responsible use of artificial intelligence

2026 PROXY STATEMENT      23

Corporate Governance

Corporate Governance Policies

CORPORATE GOVERNANCE GUIDELINES

●	Our Board has adopted Corporate Governance Guidelines with respect to, among other things, Board composition, Board meetings, our Board’s standing committees, stockholder communications with our Board, director time commitments, continuing education for directors, succession planning, and Board and committee self-assessments.

CODES OF BUSINESS CONDUCT AND ETHICS

●	Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees, as well as a Vendor Code of Business Conduct and Ethics (the “Vendor Code”, and together with the Code of Conduct, the “Codes of Conduct”) that applies to our vendors and business partners. The Board reviews the Codes of Conduct annually.
●	We provide annual training on the Code of Conduct to all of our employees, with 100% participation by active employees in 2025.
●	The Codes of Conduct address, among other things, labor practices and human rights, health and safety, sustainability, conflicts of interest, corporate opportunities, confidential information, competition and fair dealing, relationships with customers and suppliers, gifts, protection of Company assets, and compliance with laws.
●	The Code of Conduct also serves as the code of ethics required under applicable SEC rules for our senior financial officers.
●	Waivers of, and amendments to, our Code of Conduct that apply to our directors and executive officers will be timely posted on our website at healthpeak.com/corporate-impact/governance to the extent required by applicable SEC and NYSE rules. There were no such waivers or amendments, and no reported violations of the Code of Conduct, in 2025.

WHISTLEBLOWER HOTLINE

●	Our officers, employees, vendors, and business partners are encouraged to report complaints regarding accounting, internal controls, auditing matters, violations of law, violations of our Codes of Conduct, or other concerns regarding the conduct of Healthpeak’s employees, representatives, or business partners through a secure third-party administered whistleblower hotline, which allows for any reported concerns to be submitted anonymously.
●	The whistleblower hotline is made available to employees via our intranet and to vendors and business partners via a website. In each case, the site leads the individual to an external, independent website operated by an independent service provider.
●	Any matter reported through the whistleblower hotline and determined not to be frivolous or immaterial is reviewed first by our Audit Committee Chair and, in certain cases, by our General Counsel, Chief Human Resources Officer, and/or our head of Internal Audit, and investigated and discussed with our Audit Committee and/or full Board. When appropriate, independent third parties assist in an investigation.
●	No complaints were reported through the whistleblower hotline in 2025.

RELATED PERSON TRANSACTIONS POLICIES AND PROCEDURES

●	Our General Counsel and our President and CEO initially review potential related person transactions for materiality and then present them to the Audit Committee for review and approval, as appropriate.
●	For this purpose, “related person transactions” are generally defined under applicable SEC rules as any transaction or series of transactions in which we are a participant, the amount involved exceeds $120,000 and any of our directors, director nominees, executive officers, 5% or greater stockholders, or any of their respective immediate family members or certain related entities has a direct or indirect material interest.
●	Under the Audit Committee Charter and our Related Person Transactions Policy, which are reviewed annually by the Board, any related person transactions brought to the Audit Committee’s attention that could reasonably be expected to have a material impact on our financial statements must be discussed among the Audit Committee, management, and Healthpeak’s independent auditor.
●	In determining whether to approve or reject a related person transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, as well as the extent of the related person’s economic interest in the transaction.
●	Subject to completion of the Janus Living initial public offering, we anticipate that our Audit Committee will approve certain related party transactions with Janus Living, including that each of Messrs. Brinker, Moses, Mabry, and Patadia, and Ms. Porter will receive equity awards from, and enter into an indemnification agreement with, Janus Living in connection with the provision of services to Janus Living, as described under “Compensation Discussion and Analysis — 2026 Compensation Decisions.”

INSIDER TRADING POLICY

●	We have adopted an Insider Trading Policy governing the purchase, sale, or other dispositions of our securities. The Insider Trading Policy applies to our directors, officers, and employees.
●	We believe our Insider Trading Policy is reasonably designed to promote compliance with U.S. insider trading laws, rules, and regulations and applicable listing standards. A copy of our Insider Trading Policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 as Exhibit 19.1 and describes our practices and procedures regarding insider trading and pre-clearance requirements. Because our insider trading policies and procedures are designed to address transactions in our Company’s securities by directors, officers, and employees, we do not have formal policies and procedures that govern purchases of our securities by the Company.
Where to find our corporate governance documents	We encourage you to view our governance materials on our website at healthpeak.com/ corporate-impact/governance	• Board Committee Charters • Corporate Governance Guidelines	• Codes of Conduct

24      HEALTHPEAK PROPERTIES

Corporate Governance

Risk Oversight

Board Responsibilities

Our Board believes that effective risk management involves our entire corporate governance framework. Both management and our Board have key responsibilities in managing risk throughout the Company, as described below. The Board oversees the risk management process. Oversight of risks in their respective areas of oversight are delegated to the various Board committees, with each committee working with management and reporting to our Board at each regular Board meeting.

Our risk management process includes checks and balances that allows our Independent Directors to review and consider any risk matters. In the event it is advisable that our Independent Directors review or take alternative action on management’s recommendation on any risk matters, our independent Chair has the authority to call and preside at special meetings or executive sessions of the Independent Directors as necessary or advisable.

Management Responsibilities

Management proactively analyzes the short-, intermediate-, and long-term risks that may adversely affect our business, operations, or financial condition. Management utilizes an ongoing assessment process that identifies material risks and implements management and mitigation strategies, reporting to, and working with the Board and its committees. Our formal Enterprise Risk Management program identifies, assesses, evaluates, responds to, and monitors the risks identified by management’s various subject matter experts across the Company, including finance, tax, legal, operations, internal audit, and the business segments. Our General Counsel, who reports to our President and CEO, oversees our compliance program, and our Vice President of Internal Audit, who has a direct reporting line to our independent Audit Committee Chair, oversees our Enterprise Risk Management program and our ongoing risk assessment process.

After determining risks that could have a material business, operational, or financial impact, management models the potential impact using a scorecard/heat map, in addition to analyzing trends of increasing or decreasing importance. Our Board and its committees receive reports from and engage with management regarding these risks, their potential impacts and the steps management has taken to monitor and mitigate these risks, making determinations on any action warranted. These risks include short-, intermediate-, and long-term risks, as well as both existing risks and emerging risks. Our Board’s oversight standards apply regardless of the immediacy of the risk assessed. Each of our current directors possesses risk oversight and management experience, which we believe makes our Board particularly effective in engaging with management to address existing risks and identify significant emerging risks.

In addition to identifying and mitigating risks, management assesses which risks merit disclosure in our periodic reports, including through a cross-functional management-level disclosure committee that meets quarterly to identify any significant emerging risks warranting disclosure, as well as an extensive annual cross-functional review of our risk factors disclosed in our Annual Report on Form 10-K. These disclosure controls and procedures are designed to ensure that information required to be disclosed in our reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms and that this information is accumulated and communicated to our management to allow for timely decisions regarding disclosure. These disclosure controls and procedures, and the resulting assessments and determinations regarding disclosure of risks, are discussed regularly with our Board as part of its risk oversight function.

Our Board periodically reviews management’s risk mitigation strategies, including our business continuity plan and crisis response protocols, with management to ensure that we appropriately and timely identify and respond to emerging risks. As determined appropriate, our Board is also guided by independent advisors who report to the Board from time to time on various risk topics within their area of expertise. For example, a third-party cybersecurity expert presents to our Board at least annually regarding known and emerging cybersecurity risks and reviews of our systems, and our independent auditors present to our Board regularly regarding various operational and other risks that could impact our financial statements. For additional discussion of our cybersecurity risk management and governance, see Part I, Item 1C. “Cybersecurity” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

2026 PROXY STATEMENT      25

Corporate Governance

Risk Oversight Responsibilities

Board

Risk management process	Management succession planning	Review of periodic reports from Board committees on specific risk oversight responsibilities

Business strategy and major resource allocation	Business conduct and compliance oversight	Cybersecurity risk, technology and innovation

AUDIT COMMITTEE

●
Enterprise risk management activities, including data, cybersecurity, and artificial intelligence policies and programs
●
Staffing and performance of internal audit function
●
Integrity of financial statements and internal control over financial reporting
●
Quality and integrity of quantitative public disclosures relating to sustainability matters
●
Appointment, compensation, and oversight of independent registered public accounting firm
GOVERNANCE COMMITTEE ● Corporate governance matters ● Board succession planning, and Board and committee composition ● Climate risk management and strategy

COMPENSATION COMMITTEE

●
Compensation-related risks and overall philosophy
●
Human capital matters, including culture, talent acquisition, retention, employee engagement, succession planning, and executive compensation
INVESTMENT COMMITTEE ● Investment strategies and transactions ● Financial transactions relating to investment strategies

Management Responsibilities

● Identify material risks ● Implement appropriate risk management and mitigation strategies			● Integrate risk management into our decision-making process ● Transmit information with respect to material risks to senior executives and our Board

Risk Areas	● Strategic ● Reputational ● Capital markets and liquidity	● Legal, regulatory, and compliance ● Operational ● Financial reporting and internal control	● Cybersecurity, artificial intelligence, and information technology systems ● Human capital matters ● Corporate impact

26      HEALTHPEAK PROPERTIES

Corporate Governance

Stockholder Engagement

We engage in proactive outreach to discuss business strategy, financial and operational performance, and corporate governance, among other topics of interest to our stockholders. We believe that ongoing dialogue with our stockholders is a critical component of responsive and transparent corporate governance. Stockholder feedback has been instrumental in structuring our corporate impact program, as well as enhancing our corporate governance practices. The following graphic illustrates our annual cycle of stockholder outreach.

2025 Stockholder Engagement

We are committed to regular stockholder engagement and solicited our stockholders’ views on financial performance, corporate governance, and other issues in 2025.

OUTREACH	FOCUS AREAS
●
Participated in a broad range of industry investor conferences, non-deal roadshows, and one-on-one meetings to maintain active dialogue with stockholders and the investment community
●
Hosted numerous property tours to provide direct insight into portfolio strategy, asset quality, and operational execution
● Business and operational performance ● Balance sheet and liquidity management ● Corporate impact matters
KEY TAKEAWAYS – WHAT WE HEARD	WHAT WE DID IN RESPONSE
● Support for our strategy and solid operational performance ● Questions about the impact of macroeconomic conditions and strategy to deal with supply and demand headwinds in the Lab sector	● Published two investor decks highlighting operational performance ● Communicated sector fundamental and capital allocation priorities in quarterly earnings releases and conference calls

2026 PROXY STATEMENT      27

Corporate Governance

Communicating with the Board

If you wish to contact members of our Board, our Board Chair, any Board committee, or our Independent Directors as a group, you may send written correspondence to our Corporate Secretary at Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237. Please clearly note the name(s) of any specific intended Board recipients. If you are a stockholder, please also provide documentation of share ownership and appropriate contact information in all correspondence. Our Corporate Secretary will process and direct your communication to the appropriate member(s) of our Board, other than items unrelated to our Board’s duties, such as spam, junk mail, solicitations, employment inquiries, and similar items (at their request). This centralized process assists our Board in reviewing and responding to stockholder and interested party communications in a more efficient manner.

Corporate Impact Initiatives

Our Board believes that integrating corporate impact initiatives into our strategic business objectives is critical to our long-term success. Through our integrated and ongoing approach to sustainability, we seek to drive positive change and create value for our stakeholders through responsibility and stewardship.

Value Creation and Economic Performance

Each initiative in our Corporate Impact plan is viewed through the lens of value creation to ensure alignment with our corporate strategy. By investing in initiatives that produce acceptable returns on investment and lead to cost savings, we attract tenants, thereby enhancing our economic performance and sustainable returns.

ADVANCING CORPORATE SUSTAINABILITY & PORTFOLIO STRATEGY	SUPPORTING OUR COMMUNITIES, CLIENTS, AND TEAM	MODELING BUSINESS ETHICS & TRANSPARENCY

We strive to advance our building performance and resilience through efficient measures by identifying projects that mitigate environmental impacts, deliver return on investment, and reduce operating costs.

Social responsibility furthers our mission to be a good corporate citizen, allowing employees and business partners to take pride in our relationships. Our human capital initiatives, stakeholder engagement, and strategic community partnerships are vital to our organizational health.

Corporate governance is an important component of achieving our business objectives and properly managing risk. We are committed to corporate governance practices that promote transparency and accountability to our stakeholders.

We are consistently recognized for our corporate impact initiatives and disclosure. See “Proxy Summary—Corporate Impact Highlights” for a summary of our recent recognitions. To learn more about our sustainability efforts, including our industry leadership, view our annual Corporate Impact Report at healthpeak.com/corporate-impact.

Human Capital Management

Our Board believes that human capital management is essential to our organizational health, with the tone set from the top. The Compensation Committee has oversight of human capital matters, including culture, talent acquisition, retention, employee engagement, succession planning, and executive compensation, among other matters. We value and embrace a variety of perspectives and experience in our organization, which we seek to implement through employee recruitment, hiring, and development practices and company-wide training. We also support programs that focus on employee well-being and professional development. To view our most recently filed EEO-1 Report, visit healthpeak.com/corporate-impact/social.

28      HEALTHPEAK PROPERTIES

Corporate Governance

Board Leadership Structure

Independent Board Chair

As part of its ongoing evaluations, our Board carefully considers the appropriate Board leadership structure, taking into account each director’s skills, experience, and perspectives, as well as the current and future needs of the Company and our Board.

Our Board has determined that an appropriate structure for the Company and its stockholders at this time consists of an independent Chair of the Board. This role effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. This structure gives primary responsibility for the operational leadership and strategic direction to the President and CEO, while enabling our independent Chair to facilitate our Board’s oversight of management, promote communication between management and the Board, and support our Board’s consideration of key governance matters.

Our Corporate Governance Guidelines outline the considerations relating to our Board leadership. These considerations include potentially filling the positions of Chair of the Board and CEO by one individual or two different individuals as the Board determines is appropriate. The Board believes it is important to structure its leadership based upon its assessment of the Company’s needs including, without limitation, our business, strategic opportunities, and succession planning priorities. Our Board also takes into account the views of institutional investors and proxy advisory firms, as well as governance and industry trends.

Katherine M. Sandstrom Chair of the Board

Katherine M. Sandstrom serves as our independent Chair of the Board. Ms. Sandstrom is highly engaged as our Board Chair and actively manages our Board:

●
Presides at all meetings of our Board
●
Attends all Board committee meetings
●
Meets regularly with our President and CEO to discuss key matters
●
Establishes the agenda for each Board meeting in consultation with our management team
●
Calls and presides at executive sessions of the Independent Directors
●
Engages with management on topics discussed in executive session as needed
●
Oversees planning for future Board leadership roles and succession, as well as orderly director refreshment, including actively overseeing the search for potential director candidates
●
Leads the Board self-evaluation process, including meeting with each director to discuss feedback and sharing evaluation results with the full Board

We engage in ongoing stockholder outreach and dialogue on a variety of issues, including with respect to corporate governance matters. In addition, our Board Chair, Vice Chair, and other directors may represent the Board in stockholder outreach and engagement as they deem necessary or advisable. Should our Board determine that a combined Chair and CEO position is appropriate, our Board would decide whether and when to seek additional prior stockholder input, balancing the needs of the Company and the considerations driving the timing and disclosure of the appointment.

In connection with the above-mentioned responsibilities, our Board Chair leads our Board in overseeing the management and direction of the Company; however, any specific actions taken in connection with this oversight responsibility are exercised by our full Board or any Board committee to which authority has been delegated by our Board, and not by any individual director.

Executive Sessions

The Independent Directors hold executive sessions at Board and committee meetings to provide an opportunity to discuss matters without Company management present, including our President and CEO. These executive sessions allow for candid conversations and promote the independence of our Board from management. Executive sessions follow regularly scheduled Board and committee meetings, but are also sometimes held independently of regular Board and committee meetings. Any Independent Director may call an executive session.

2026 PROXY STATEMENT      29

Corporate Governance

Board Committees

Our Board has an Audit Committee, a Compensation and Human Capital Committee, and a Nominating and Corporate Governance Committee, each of which has a written charter available on our website at healthpeak.com/corporate-impact/governance. Our Board also has an Investment and Finance Committee that reviews Healthpeak’s potential investments and financing requirements.

As a corporate governance best practice, the Governance Committee annually considers the composition of our Board committees to ensure an appropriate balance of workloads and a variety of perspectives. The committee descriptions below reflect the current membership of the standing committees of our Board and the number of meetings and attendance for each in 2025. Messrs. Brinker and Thomas do not serve on any Board committees.

Audit
Committee

 100% INDEPENDENT

CURRENT MEMBERS

R. Kent Griffin, Jr.*, Chair

James B. Connor*
Pamela J. Kessler*
*NYSE/SEC
Financial Expert

Following the Annual Meeting, Ms. Lias-Booker and Mr. Weiss will be appointed to serve on the Audit Committee, and Mr. Connor will step down from the Audit Committee; Mr. Weiss is a NYSE/SEC financial expert

RESPONSIBILITIES INCLUDE:

●
Oversee independent auditor
●
Oversee annual assessment of internal controls and the internal audit function
●
Review independence and quality control procedures of independent auditor
●
Oversee financial statement and internal control integrity and processes, including implementation of new accounting standards
●
Plan annual audit with management, independent auditor, and internal audit team
●
Communicate with independent auditor regarding conduct of the audit and other matters, including review of critical audit matters and issues encountered during the annual audit
●
Pre-approve audit and non-audit services to be provided by the independent auditor
●
Oversee related legal and regulatory compliance and enterprise risk management activities
●
Oversee information technology, cybersecurity risk, and artificial intelligence management processes
●
Oversee quality and integrity of quantitative public disclosures relating to corporate impact matters
●
Review strategy for use of swaps or derivative instruments for hedging risks
●
Review quarterly and annual financial statements and related disclosures
●
Review related person transactions

KEY MEMBER SKILLS	2025 HIGHLIGHTS
● High level of financial experience ● Senior leadership experience ● Risk oversight/management experience Total 2025 Meetings: 4 2025 Meeting Attendance: 100%
●
Reviewed portfolio and operational risk management plans, including cybersecurity risk mitigation practices and use of artificial intelligence
●
Oversaw the use of non-GAAP financial measures and other accounting policies

30      HEALTHPEAK PROPERTIES

Corporate Governance

Compensation and Human Capital Committee 100% INDEPENDENT CURRENT MEMBERS James B. Connor, Chair Brian G. Cartwright Sara G. Lewis

RESPONSIBILITIES INCLUDE:

●
Determine executive compensation, including approving performance goals, objectives, and target opportunities
●
Evaluate executive officer performance annually in connection with compensation decisions
●
Review Independent Director compensation
●
Periodically review all annual cash incentive, equity incentive, severance, retirement, and change-in-control plans
●
Assess risks related to compensation arrangements
●
Oversee the administration of the clawback policy
●
Consider results of stockholder advisory vote on executive compensation
●
Review and discuss with management the compensation discussion and analysis, and recommend to our Board whether it be included in the annual proxy statement
●
Review and approve independent compensation consultant engagement
●
Oversee human capital matters
●
Grant equity awards or delegate such authority to a subcommittee (the Board and Compensation Committee have delegated authority to Mr. Brinker to grant certain equity awards to non-executive employees within certain limits)

For information on the role of Ferguson Partners Consulting L.P. (“Ferguson Partners Consulting”), the Compensation Committee’s independent compensation consultant, relating to executive compensation decisions, as well as the role of our President and CEO for our other executive officers, see “Compensation Discussion and Analysis.”

	KEY MEMBER SKILLS	2025 HIGHLIGHTS
● Senior leadership experience ● Human capital management experience Total 2025 Meetings: 3 2025 Meeting Attendance: 100%
●
Made 2025 compensation determinations based on approved 2025 compensation plans
●
Established 2026 executive compensation plans and approved compensation of management team members
●
Oversaw executive succession planning

2026 PROXY STATEMENT      31

Corporate Governance

Investment
and Finance
Committee

 100% INDEPENDENT

CURRENT MEMBERS

Gov. Tommy G. Thompson, Chair

R. Kent Griffin, Jr.
Richard A. Weiss

Following the Annual Meeting, Mr. Connor will be appointed to serve on the Investment and Finance Committee and serve as its Chair

RESPONSIBILITIES INCLUDE:

●
Review our investment strategies and transactions, including potential significant acquisitions, dispositions, developments, and redevelopments of single properties or portfolios of properties
●
Review financial transactions in support of investment strategies

KEY MEMBER SKILLS ● REIT/real estate experience ● Public company executive/Board experience ● Investment/finance expertise Total 2025 Meetings: 3 2025 Meeting Attendance: 100%	2025 HIGHLIGHTS ● Reviewed and advised on significant transactions and financing activities

Nominating and Corporate Governance Committee 100% INDEPENDENT CURRENT MEMBERS Katherine M. Sandstrom, Chair Brian G. Cartwright Sara G. Lewis Ava E. Lias-Booker

RESPONSIBILITIES INCLUDE:

●
Develop and oversee Corporate Governance Guidelines applicable to our Board
●
Oversee corporate governance and corporate impact matters
●
Oversee policy on director time commitments
●
Review Codes of Conduct and the enforcement procedures in place at least annually
●
Identify qualified candidates as potential Board members
●
Recommend candidates for election at annual stockholder meeting and to fill Board vacancies
●
Oversee annual Board and committee evaluation process
●
Oversee Board and committee composition and recommend committee rotations when appropriate
●
Review performance of each director at least annually and assess continued suitability as a director when he or she has a change in job responsibilities

KEY MEMBER SKILLS ● Legal/regulatory experience ● Public company executive/Board experience ● Risk oversight/management experience Total 2025 Meetings: 4 2025 Meeting Attendance: 100%

2025 HIGHLIGHTS

●
Provided oversight and guidance on corporate governance matters
●
Oversaw corporate impact initiatives and climate risk strategy and received regular management updates on corporate impact matters

32      HEALTHPEAK PROPERTIES

Director Compensation—2025

Annual Compensation

In consultation with Ferguson Partners Consulting, the Compensation Committee’s independent compensation consultant, the Compensation Committee periodically reviews our Independent Director compensation program for continued alignment with comparable companies and sound governance practices. The Committee last reviewed director compensation in 2025 and in connection with this review, Ferguson Partners Consulting performed a benchmarking analysis of our director compensation program against our proxy peer companies identified on page 56. As a result of this analysis and upon Ferguson Partners Consulting’s recommendation, our Board determined to update annual director compensation to better align director compensation with the compensation paid to the directors of our peer companies. In making this determination, our Board reviewed peer companies’ director compensation, relative Board size, number of meetings, and roles and responsibilities of committees, noting that director compensation had not been updated since 2022. Our Board approved the following changes in 2025:

●	Annual equity retainer increased from $180,000 to $190,000
●	Independent Board Chair annual fee increased from $140,000 to $160,000, and Independent Director annual fee increased from $85,000 to $90,000
●	Compensation Committee member annual fee increased from $10,000 to $12,500
●	Governance Committee Chair annual fee increased from $20,000 to $25,000, and member annual fee increased from $9,000 to $12,500
●	Investment Committee member annual fee increased from $7,500 to $12,500

Compensation paid to our Independent Directors for services in 2025 is further described below. Mr. Brinker, our President and CEO and a director, and Mr. Thomas, our current non-executive employee and Board Vice Chair, did not receive any separate compensation for their service as directors in 2025.

ADDITIONAL ANNUAL CASH COMPENSATION Independent Chair: $160,000
Audit Committee ● Chair – $35,000 ● Member – $17,500	Governance Committee ● Chair – $25,000 ● Member – $12,500
Compensation Committee ● Chair – $30,000 ● Member – $12,500	Investment Committee ● Chair – $25,000 ● Member – $12,500

Independent Director Cash Compensation

We pay an annual cash retainer of $90,000 to each Independent Director, as well as an additional annual cash retainer of $160,000 to our independent Chair and committee fees as set forth in the table above. We also pay Independent Directors an additional $1,500 per meeting fee for each Board or individual committee meeting they attend beyond 10 meetings of our Board or that committee, as applicable, in a given calendar year (for example, for each Audit Committee meeting after 10 Audit Committee meetings in one calendar year). In 2025, there were no such additional meetings. All cash retainers are paid quarterly in arrears and prorated based on the number of days that a member serves in the applicable capacity. We also reimburse Independent Directors for director education and reasonable travel expenses in connection with their Board duties.

2026 PROXY STATEMENT      33

Director Compensation—2025

Independent Director Equity Compensation

We grant an annual equity retainer in restricted stock units (“RSUs”) with a grant date fair value of $190,000, rounded up to the nearest whole share, to each Independent Director who is elected at the annual meeting of stockholders or is initially appointed as an Independent Director other than at the annual meeting. The award for a new Independent Director who is initially appointed other than at an annual meeting may be prorated. In 2025, each independent director was granted an annual equity award in the form of RSUs with a grant date fair market value of approximately $190,000 on April 25, 2025. The RSUs cliff-vest in full on the earliest of the first anniversary of the grant date, our next annual meeting of stockholders, or the termination of the Independent Director’s service due to death or disability. The awards are subject to forfeiture if the director’s service terminates for any other reason. The Compensation Committee believes that the 1-year cliff vesting promotes retention during the annual term in which our directors serve.

2025 Director Compensation

The following table summarizes the compensation of the Independent Directors and Mr. Thomas, our non-executive employee and Board Vice Chair, for the fiscal year ended December 31, 2025.

	Fees Earned or	Stock	All Other
	Paid in Cash	Awards(1)	Compensation		Total
Name	($)	($)	($)		($)
(a)	(b)	(c)	(g)		(h)
Brian G. Cartwright	108,775	190,000	—		298,775
James B. Connor	123,407	190,000	—		313,407
R. Kent Griffin, Jr.	131,841	190,000	—		321,841
Pamela J. Kessler	104,670	190,000	—		294,670
Sara G. Lewis	120,045	190,000	—		310,045
Ava E. Lias-Booker	97,690	190,000	—		287,690
Katherine M. Sandstrom	258,022	190,000	8,500	(2)	456,522
John T. Thomas(3)	—	400,000	140,878		540,878
Governor Tommy G. Thompson	112,170	190,000	—		302,170
Richard A. Weiss	96,841	190,000	—		286,841
(1)	RSUs issued pursuant to the 2023 Performance Incentive Plan (the “2023 Plan”). The value in the stock award column represents the aggregate grant date fair value of RSUs awarded to the director in the fiscal year, computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718—Compensation. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see Note 15—Compensation Plans to the Consolidated Financial Statements included in our Annual Report. As of December 31, 2025, each of our Independent Directors who were serving on the Board at that time held 10,657 unvested RSUs. As of December 31, 2025, Mr. Thomas held 20,141 unvested RSUs
(2)	Represents the cost of security benefits provided to Ms. Sandstrom. The Company offers security benefits to certain directors and executive officers due to safety concerns arising from their corporate responsibilities. The value shown reflects the cost to the Company of providing these services.
(3)	Mr. Thomas, as a current non-executive employee and a director, received no separate compensation for his service as a director in 2025. Reflects the following 2025 compensation that Mr. Thomas received as our non-executive employee: an RSU award with a grant date fair value of $400,000 granted on February 7, 2025 vesting on the first anniversary of the grant date; a base salary of $100,000; security benefits totaling $18,125; financial counseling services totaling $17,753; a 401(k) Plan matching contribution of $4,000; and $1,000 for a reimbursement under our broad-based employee well-being program.

In connection with, and subject to the completion of, the Janus Living initial public offering, it is anticipated that each Healthpeak non-employee director will receive a one-time grant of equity awards from Janus Living in amounts that are yet to be determined, and Ms. Sandstrom will receive compensation from, and enter into an indemnification agreement with, Janus Living for her services as a non-employee director of that company.

34      HEALTHPEAK PROPERTIES

Director Compensation—2025

Director Compensation Policies and Plans

Director Stock Ownership Guidelines

Independent Directors are required to accumulate and hold shares of Healthpeak stock (including RSUs) equal in value to at least five times the amount of the annual cash retainer for Independent Directors (i.e., $450,000). The guidelines are effective on the first May 15 that occurs more than five years after an Independent Director first becomes a member of our Board. Once subject to the guidelines, an Independent Director’s level of stock ownership will be reviewed annually on May 15 for as long as the director remains in office. Shares that count toward the satisfaction of the stock ownership guidelines include shares of our common stock beneficially held (directly or indirectly) by the Independent Director, vested or unvested restricted stock units, and shares of our common stock deferred under a deferred compensation plan. The Governance Committee is responsible for reviewing, overseeing, and monitoring compliance with the director stock ownership guidelines. All of our Independent Directors for whom the guidelines were effective as of May 15, 2025 satisfied the required level of ownership as of that date.

Director Deferred Compensation Plan

We maintain a deferred compensation plan (the “Director Deferral Plan”), which permits our Independent Directors to elect to defer their annual retainers. Amounts deferred under the Director Deferral Plan generally are payable in cash as a lump sum, in monthly installments, or a combination of both, as elected by the director, upon the termination of the director’s service on our Board, the director’s death, or such earlier date as elected by the director. A director participating in the Director Deferral Plan may elect to have his or her deferred compensation credited to (i) an interest rate account wherein the deferrals accrue interest at a rate equal to the current prime rate minus 1%, or (ii) a stock credit account wherein the deferrals are treated as if invested in our common stock with the account increasing for dividends paid, and increasing or decreasing in value with changes in our stock price. None of our Independent Directors currently participate in this plan.

Director Stock-For-Fees Program

Under the Non-Employee Director Stock-for-Fees Program, each of our Independent Directors may elect to receive all or a portion of their annual retainer and meeting fees in the form of shares of our common stock in lieu of payment in cash. The election will apply to the elected amount of such fees that would otherwise be paid in cash, commencing with the fiscal quarter after the election is made. Shares will be issued as soon as practicable after we pay an ordinary cash dividend to our stockholders following the date that cash director fees for the preceding quarter would otherwise be payable to the director. The number of shares issued will be determined by dividing the amount of the fees by the average closing price of our common stock for the 10 trading days immediately preceding the relevant dividend payment date. None of our Independent Directors currently participate in this program.

2026 PROXY STATEMENT      35

Our Executive Officers

Scott M. Brinker, 49, President and Chief Executive Officer DIRECTOR SINCE: 2022

Mr. Brinker has been our President and Chief Executive Officer since October 2022. He previously served as President and Chief Investment Officer from January 2020 until October 2022 and Executive Vice President and Chief Investment Officer from March 2018 until December 2019. Prior to joining Healthpeak, Mr. Brinker was at Welltower Inc. (NYSE: WELL), a healthcare REIT, from 2001 to 2017, most recently as its Executive Vice President and Chief Investment Officer. He also serves on the Executive Board and Governance Committee of Nareit. Mr. Brinker is expected to serve on the Janus Living board of directors following the completion of its initial public offering.

Kelvin O. Moses, 37, Chief Financial Officer

Kelvin Moses has served as our Chief Financial Officer since April 2025. In this role, Mr. Moses is responsible for driving business and real estate operating strategy for the Company, leading Portfolio Management, Real Estate Operations, Investor Relations, Finance, and Accounting functions. He is responsible for all capital allocation decisions and the financial results of the Company. Mr. Moses serves as a member of Healthpeak’s Executive and Investment Committees. He also serves as an inaugural Executive Sponsor of the employee-led IDEA Council, a cross-functional group that advances Healthpeak’s WE CARE values through team-driven initiatives that fuel a thriving culture. Mr. Moses joined Healthpeak in 2018 and has previously served in the roles of Vice President, Senior Vice President, and Executive Vice President of Investments and Portfolio Management.

Adam G. Mabry, 41, Chief Investment Officer

Mr. Mabry has been our Chief Investment Officer since October 2022. He previously served as Senior Vice President – Investments from February 2018 to October 2022 and Vice President – Corporate Transactions from June 2017 to January 2018. Prior to joining Healthpeak, Mr. Mabry was a Vice President at The Wolff Company, a fully-integrated real estate private equity firm, where he focused on executing structured transactions across the multifamily, senior housing, and affordable housing sectors. Prior to that, he was a Vice President at Barclays in the real estate investment banking group. Mr. Mabry is a Chartered Financial Analyst® charterholder.

Scott R. Bohn, 47, Chief Development Officer and Head of Lab

Mr. Bohn has been our Chief Development Officer and Head of Lab since February 2024, and prior to that, he served as Chief Development Officer and Co-Head of Lab from October 2022 to February 2024. He previously served as Executive Vice President – Co-Head of Life Science from January 2022 until October 2022, Senior Vice President – Co-Head of Life Science from February 2021 until January 2022, Senior Vice President – Life Science from January 2019 until February 2021, Vice President – Life Science Estates from January 2014 until December 2018, and Director –Life Science Estates from September 2012 until December 2013. Prior to joining Healthpeak, Mr. Bohn held various development, acquisition, and leasing positions at Terreno Realty Corporation (NYSE: TRNO) in 2012, D’Aprile Properties from 2009 to 2011, AMB Property Corporation (now Prologis – NYSE: PLD) from 2006 to 2009, RREEF/Deutsche Bank from 2003 to 2006, and LaSalle Bank from 2002 to 2003.

36      HEALTHPEAK PROPERTIES

Our Executive Officers

Ankit B. Patadia, 48, Executive Vice President, Treasurer and Head of Finance & Capital Markets

Mr. Patadia has been our Executive Vice President, Treasurer and Head of Finance & Capital Markets since February 2023. He joined Healthpeak in 2010 and has served in a variety of roles, including as Senior Vice President and Treasurer – Corporate Finance from February 2019 to January 2023, Vice President and Treasurer from 2018 to 2019, Assistant Treasurer and Vice President – Financial Planning and Analysis from 2017 to 2018, and Assistant Treasurer and Vice President – Capital Markets/Treasury from 2016 to 2017. Prior to joining Healthpeak, Mr. Patadia served as Senior Consultant at Deloitte Consulting from 2004 to 2008.

Shawn G. Johnston, 46, Executive Vice President and Chief Accounting Officer

Mr. Johnston has been our Executive Vice President and Chief Accounting Officer since February 2019. He previously served as Senior Vice President and Chief Accounting Officer from August 2017 until January 2019. Prior to joining Healthpeak, Mr. Johnston served as Vice President – Chief Accounting Officer of UDR, Inc. (NYSE: UDR), a multifamily real estate investment trust, from March 2016 to August 2017, and Vice President – Controller from September 2013 until March 2016. He also served as Interim Principal Financial Officer of UDR from June 2016 through December 2016. From August 2010 to August 2013, Mr. Johnston served as Chief Accounting Officer at American Residential Communities LLC, a residential real estate company. Prior to that, he served in the Ernst & Young LLP Audit Department, specializing in real estate, from October 2002 to August 2010.

Tracy A. Porter, 48, Executive Vice President and General Counsel

Ms. Porter has been our Executive Vice President and General Counsel since March 2025. She previously served as Senior Vice President – Deputy General Counsel from January 2023 to March 2025, Senior Vice President – Associate General Counsel from January 2021 to September 2022, Senior Vice President – Legal, Real Estate Transactions from January 2019 to December 2020, and Vice President – Legal from August 2013 to January 2019. She also served as General Counsel of McCourt Partners Real Estate, a real estate development, investment, and management firm, from October 2022 to January 2023. Prior to joining Healthpeak, Ms. Porter was a member of the Real Estate practice group at Latham & Watkins LLP, where she represented public and private clients in a broad range of real estate and related corporate matters.

2026 PROXY STATEMENT      37

Proposal 2 Approval of 2025 Executive Compensation on an Advisory Basis

Baylor Scott & White Charles A. Sammons Cancer Center, Dallas, TX OUTPATIENT MEDICAL
Our Board recommends a vote FOR approval of 2025 executive compensation on an advisory basis	FOR

Advisory Resolution

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, stockholders are entitled to cast a nonbinding, advisory vote to approve the compensation of our NEOs (often referred to as “say-on-pay”). Accordingly, you are being asked to vote on the following resolution at the Annual Meeting:

RESOLVED, that the stockholders APPROVE, on an advisory basis, the compensation paid to the NEOs, as disclosed in the proxy statement, which includes the “Compensation Discussion and Analysis,” the accompanying tables, and the related narrative disclosure, pursuant to the SEC’s executive compensation disclosure rules.

Our Board recommends that you vote FOR this resolution because it believes that our executive compensation program supports our compensation objectives and philosophies, including:

Aligning compensation with stockholder interests and promoting long-term stockholder value creation
Providing a straightforward and transparent compensation program, with rigorous, objective, and at-risk performance, including future relative TSR as a significant component
Attracting, motivating, and retaining key employees with outstanding talent and ability
Discouraging excessive risk-taking by balancing short- and long-term compensation with a mix of cash and equity incentives
Paying for performance, with a meaningful portion of compensation tied to the Company’s strategic and financial goals, with limited fixed or discretionary components
Robust oversight by an independent Board committee

Voting Standard

This proposal to approve the compensation paid to our NEOs will pass if holders of a majority of the votes cast on the proposal at the Annual Meeting vote in favor of the proposal. This proposal is advisory only and will not be binding on, overrule any decision by, or create or imply additional fiduciary duties for, Healthpeak, our Board or the Compensation Committee. The Compensation Committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for NEOs. Our current policy is to provide our stockholders with an opportunity to approve the compensation of our NEOs each year at the annual meeting of stockholders. It is expected that the next advisory vote on executive compensation will be held at the 2027 annual meeting of stockholders.

38      HEALTHPEAK PROPERTIES

Letter from Our Compensation and Human Capital Committee

Dear Stockholders,

As the members of the Compensation and Human Capital Committee, we are responsible for overseeing the design and implementation of a competitive executive compensation program that furthers the interests of stockholders and demonstrates strong pay-for-performance alignment. We actively consider stockholder feedback in our compensation decisions. We also help oversee management’s efforts to develop and implement a robust human capital management program.

The Compensation Discussion and Analysis, or CD&A, that follows describes what we pay, why we pay it, and the rationale for our executive compensation decisions in 2025. Our compensation philosophy is intended to align the interests of our executives and stockholders through a transparent and rigorous compensation program.

We incentivize our executives by offering a combination of performance-based (variable) and time-based (fixed) compensation, with a significant portion at risk in the form of performance-based equity awards. The value of these equity awards is tied to the value of our common stock, which we believe further aligns executives’ interests with those of our stockholders. We believe this compensation philosophy also motivates our talented executive team, promotes the execution of our business strategy in a manner that focuses on long-term stockholder value creation, encourages prudent risk management, and enhances retention of our executive team in a competitive marketplace for talent.

The key objectives of our compensation program include:

●	Aligning executive compensation with the interests of our stockholders
●	Linking a significant portion of executive compensation to the achievement of key strategic, financial, and operational goals
●	Providing a transparent compensation program with objective performance hurdles that have a substantial possibility of not being achieved
●	Evaluating hurdles across multiple metrics and performance periods, including 3-year relative total stockholder return, or TSR, performance, for a significant portion of equity awards
●	Limiting discretionary compensation components while maintaining flexibility to compensate for individual performance

Aligning Compensation Levels. In connection with the promotions of Mr. Moses to Chief Financial Officer and Ms. Porter to Executive Vice President and General Counsel, we increased each executive’s compensation to better align with the compensation paid to similarly situated executives in such roles. Also, recognizing that we kept executive compensation levels flat from 2023 to 2024, we approved increases in the target levels of incentive compensation for certain executives to better align with the compensation levels paid to similarly situated executives at peer companies. Following a market review of our compensation and benefits offered to executives, as well as in light of safety concerns, we made security perquisites available to our executives at modest levels.

Incremental Changes to Incentive Plan Structure and Metrics. Under our 2025 STIP, the performance metrics and weightings were consistent with the 2024 STIP, except that the run-rate synergies performance metric tied to our merger with Physicians Realty Trust was replaced by Net Debt to Adjusted EBITDAre, which is an important measure of balance sheet discipline and liquidity. Under the 2025 LTIP, we selected relative TSR of peer REIT companies as the performance metrics.

2026 PROXY STATEMENT      39

Letter from Our Compensation and Human Capital Committee

2025 Performance and Payout Levels. Our executive compensation program payout results reflect our pay-for-performance philosophy. The objective metrics under our 2025 STIP were achieved at above-target levels, aligning executive bonus payouts with the Company’s financial, operational, and corporate impact performance. The 2023 LTIP, covering a three-year performance period from 2023 to 2025, paid out below the target level based on our TSR performance relative to objectively-defined peer indices. While a below-target payout is not ideal, it underscores that we pay for performance and reinforces the alignment of the executive team’s compensation with long-term stockholder value creation.

We believe that our compensation program provides compelling incentives for our executives, which in turn benefits our stockholders by driving our business strategy and goals. We also believe our stockholders’ interests are best served over time by a balanced compensation program that takes a holistic view of our business strategy and emphasizes the drivers of long-term value creation.

Compensation and Human Capital Committee Report

We reviewed the CD&A with management, as well as the Compensation and Human Capital Committee’s independent compensation consultant and legal advisors. Based upon this review and discussion, we recommended to the Board that the CD&A be included in this proxy statement.

COMPENSATION AND HUMAN CAPITAL COMMITTEE OF THE BOARD OF DIRECTORS

James B. Connor (Chair) Independent Director	Brian G. Cartwright Independent Director	Sara G. Lewis Independent Director

The foregoing report of the Compensation Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

40      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

Named Executive Officers

The Compensation Discussion and Analysis, or CD&A, describes Healthpeak’s 2025 executive compensation program for the named executive officers, or NEOs, listed below.

●	Scott M. Brinker, President and Chief Executive Officer
●	Kelvin O. Moses, Chief Financial Officer
●	Adam G. Mabry, Chief Investment Officer
●	Scott R. Bohn, Chief Development Officer and Head of Lab
●	Tracy A. Porter, Executive Vice President and General Counsel

Thomas M. Klaritch, our former Chief Operating Officer who retired in September 2025, and Peter A. Scott, our former Chief Financial Officer who departed from the Company in April 2025, are also NEOs for 2025 under SEC rules.

2025 Compensation Program Overview

Consistent with our goals of aligning executive and stockholder interests and appropriately incentivizing our executives, the Compensation and Human Capital Committee, or the Compensation Committee, adopted a compensation program that incorporates a mix of at-risk incentives and fixed pay designed to accomplish the key objectives of our executive compensation program. The key objectives of our executive compensation program are outlined in the Letter from Our Compensation and Human Capital Committee above. In 2025, our compensation program consisted of the following key elements, as further detailed under “2025 NEO Compensation” below.

Key Compensation Elements

BASE SALARY	ANNUAL CASH INCENTIVE OPPORTUNITIES	LONG-TERM EQUITY INCENTIVE OPPORTUNITIES
●
Competitive base salary to attract and retain talent based on experience, job scope, market data and individual performance
●
Annually reviewed against similarly situated executives at peer companies to maintain competitive levels

●
Based on the achievement of objective Company performance metrics to align compensation with strategic goals
●
Includes primarily objective financial performance metrics of Normalized FFO per share, and Net Debt to Adjusted EBITDAre, which are common REIT performance measures and help advance our business strategy
●
Includes quantitative and qualitative corporate impact metrics
●
A limited portion of the annual cash incentive, or bonus, is based on individual performance to reward individual achievements and contributions and ensure that executives are driving execution of our business strategy

●
Performance-based awards and service-based awards with a performance hurdle (granted in the form of RSUs or profits interest units)
●
Performance-based awards earned by achieving 3-year Company TSR performance relative to constituents in two select indices comprised of REIT peers
●
Service-based awards encourage retention by vesting ratably over three years, subject to a performance hurdle requiring achievement of a minimum Normalized FFO per share threshold in the grant year

2026 PROXY STATEMENT      41

Compensation Discussion and Analysis

Pay-for-Performance Philosophy

Our executive compensation program rewards successful annual performance and encourages long-term value creation for our stockholders. NEO short- and long-term incentive compensation is subject to rigorous, objective, at-risk performance hurdles across multiple metrics and performance periods, which the Compensation Committee intends to incentivize management to drive Company performance and encourage prudent risk management consistent with our financial and strategic goals. See the Proxy Summary for graphics that illustrate the mix of 2025 fixed pay and at-risk pay incentives for our President and CEO and our other NEOs.

Compensation Practices at a Glance

STOCKHOLDER-FRIENDLY PRACTICES WE FOLLOW	PRACTICES WE AVOID

    Align short-term pay and performance by linking 70% of STIP compensation to objective, quantitative performance hurdles

    Align long-term pay and performance by linking 60% of LTIP to relative TSR performance, with a one-year post-vesting holding period

    Promote retention with 40% of LTIP subject to 3-year vesting and minimum one-year Normalized FFO per share performance hurdle, with a one-year post-vesting holding period

    Cap payout and vesting levels for incentive awards

    Provide market-based standardized severance and change-in-control benefits for executives

    Maintain robust stock ownership guidelines and clawback policy

    Conduct annual compensation risk assessment

    Compensation Committee comprised solely of Independent Directors

    Use an independent compensation consultant

    Conduct annual compensation analysis against peer company practices

    No individual employment agreements

    No guaranteed cash incentives, equity compensation, or salary increases for existing NEOs

    No new stock option awards to NEOs since 2014

    No tax gross-up payments on change-in-control or severance payments

    No pledging or hedging of our securities by directors, officers or other employees

    No single-trigger change in control severance payments

    No excessive perquisites or other benefits

    No repricing or buyout of stock options (no outstanding stock options)

    No equity plan evergreen provisions

    No equity awards with less than one-year total vesting period

Say-on-Pay Results

The Compensation Committee considers our say-on-pay vote results in approving our executive compensation program. The Committee determined to maintain the core structure of our overall executive compensation program for 2026, taking into account:

●
Strong support demonstrated by our stockholders in our say-on-pay vote: support for 2025 compensation was 93% of the votes cast by our stockholders, and average stockholder support over the last 5 years was 92% of the votes cast by our stockholders
●
Recommendations of the Compensation Committee’s independent compensation consultant

42      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

2025 NEO Compensation

The Compensation Committee oversees the design and administration of our executive compensation program and evaluates these programs against Company performance, competitive practices, legal and regulatory developments, and corporate governance trends. The Committee considers analysis and recommendations from Ferguson Partners Consulting when making compensation decisions. Additionally, our President and Chief Executive Officer provides feedback to the Committee with respect to our other executive officers based on individual performance.

Scott M. Brinker President and Chief Executive Officer, Director	2025 TARGET COMPENSATION: $9.9 MILLION ($ MILLIONS)

Kelvin O. Moses Chief Financial Officer	2025 TARGET COMPENSATION: $2.75 MILLION ($ MILLIONS)

Adam G. Mabry Chief Investment Officer	2025 TARGET COMPENSATION: $2.75 MILLION ($ MILLIONS)

2026 PROXY STATEMENT      43

Compensation Discussion and Analysis

Scott R. Bohn Chief Development Officer and Head of Lab	2025 TARGET COMPENSATION: $2.5 MILLION ($ MILLIONS)

Tracy A. Porter Executive Vice President and General Counsel	2025 TARGET COMPENSATION: $1.4 MILLION ($ MILLIONS)

No changes were made to the compensation levels for Messrs. Scott and Klaritch in 2025, which are described below.

Base Salary

The Compensation Committee reviewed executive compensation data of peer companies prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices—Peer Company Comparison”). Following this review, the Committee determined to increase the base salaries for Messrs. Brinker, Moses, Mabry, and Bohn, and Ms. Porter to better align their compensation with compensation of executives at peer companies with substantially similar roles and responsibilities, and for Mr. Moses and Ms. Porter, in connection with their promotions. No changes were made to the salaries for Messrs. Klaritch and Scott. The Committee took into consideration that base salary levels had not increased for NEOs since 2023, and for Mr. Brinker, since 2020.

2025 Annual
Name	Base Salary(1)
Scott M. Brinker	$825,000
Kelvin O. Moses	$550,000
Adam G. Mabry	$550,000
Scott R. Bohn	$550,000
Tracy A. Porter	$425,000
Thomas A. Klaritch	$600,000
Peter A. Scott	$650,000

(1)	Compared to each executive’s 2024 annual base salary, Mr. Brinker’s salary increased from $750,000 to $825,000; Mr. Moses from $415,000 to $550,000 in connection with his promotion; Mr. Mabry from $500,000 to $550,000 in connection with his assumption of responsibilities from Mr. Moses following the latter’s promotion; Mr. Bohn from $525,000 to $550,000; and Ms. Porter from $400,000 to $425,000 in connection with her promotion.

44      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

Annual Cash Incentive Compensation

2025 Short-Term Incentive Plan Structure

Our NEOs are eligible to receive annual cash bonuses under the 2025 STIP based on the achievement of performance criteria established by the Compensation Committee for the performance period and taking into account individual performance. In selecting metrics and weightings for the 2025 STIP, the Compensation Committee also reviewed the Company’s strategic focus on portfolio quality, a strong balance sheet, and solid financial performance, as well as corporate impact performance relative to our Company’s business and long-term strategy. Considering these goals, together with feedback from our stockholders during ongoing engagement and input from Ferguson Partners Consulting, the Committee determined it would be appropriate to replace the Physicians Realty Trust merger-related run-rate synergies performance metric from the 2024 STIP (which metric was no longer relevant in 2025) with a one-year Net Debt to Adjusted EBITDAre performance metric (measured as the average Net Debt to Adjusted EBITDAre for each quarter of 2025) to underscore the importance of balance sheet management. The Compensation Committee sets performance hurdles near the beginning of the performance period consistent with the Company’s strategic goals and in line with our publicly disclosed initial guidance for the performance year.

The Committee determined to increase the weighting of the objective financial metrics from 55% to 70% (combined) of the overall STIP to further align executives’ bonuses with the Company’s business strategy and focus on value creation for stockholders. The Committee also reduced the weightings of the corporate impact performance metric from 15% to 10% and individual performance metric from 30% to 20%. The Committee approved the following 2025 STIP annual metrics and weightings.

2025 STIP	55% Normalized FFO Per Share
●
Funds from operations (FFO) is a commonly used REIT financial metric defined by Nareit; Normalized FFO per share is calculated as net income (loss) applicable to common shares, adjusted to exclude the impact from certain non-recurring or non-comparable items. See Appendix A for the adjustments made to calculate Normalized FFO.
●
Allows stockholders to compare operating performance among REITs over time on a consistent basis.
●
May significantly impact the trading price of a REIT’s common stock and, therefore, may significantly impact TSR.
●
The pre-established target-level performance hurdle for Normalized FFO per share was set at the mid-point of our initial public guidance and business outlook for 2025.

15% Net Debt to Adjusted EBITDAre
●
Net Debt to Adjusted EBITDAre is a supplemental measure of our achievement of established debt targets and is adjusted to exclude the impact from certain non-recurring or non-comparable items.
●
Promotes a strong balance sheet and balances the Normalized FFO per share metric to discourage overleveraging.
●
Reflects the ability to generate sufficient earnings to meet debt obligations as the portfolio grows.
●
A strong balance sheet is also important for REITs to enable acquisition and investment opportunities.

10% Corporate Impact Performance
●
Corporate impact is important to our Company’s long-term strategy and success.
●
Measures the Company’s performance on various quantitative and qualitative corporate impact initiatives set forth in a corporate impact performance scorecard.
●
The pre-established performance factors for corporate impact performance, as further described below, were set in relation to internal strategic goals and key performance indicators, and taking external stockholder feedback into account.

20% Individual Performance
●
Assesses individual contributions to the Company’s financial and operational performance, as well as accomplishments relative to annual objectives.
●
Strongly influenced by objective criteria, such as the quality of the Company’s portfolio and investments, including investment performance relative to underwriting or budget and other quantitative and qualitative performance metrics and trends as determined by the Compensation Committee.
●
Incentivizes and rewards individual initiative, achievements, and contributions to ensure that executives are driving execution of our business strategy in their respective roles.

2026 PROXY STATEMENT      45

Compensation Discussion and Analysis

2025 STIP Award Opportunities

The Compensation Committee approved NEO 2025 STIP award opportunities in 2025 following a review of compensation data for peers with substantially similar roles and responsibilities prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices—Peer Company Comparison”). The award opportunities reflect the Committee’s assessment of each NEO’s job position and responsibilities, experience, compensation peer group data, and individual performance. Based on this assessment, the Committee determined to increase the 2025 STIP award opportunities for Messrs. Brinker, Moses, Mabry, and Bohn, and Ms. Porter, as described below, to better align their compensation with compensation of executives at peer companies with substantially similar roles and responsibilities, and in addition for Mr. Moses and Ms. Porter, in connection with their promotions. No changes were made to the STIP award opportunities for Messrs. Klaritch and Scott. The Committee took into consideration that base salary levels had not increased for NEOs since 2023, and for Mr. Brinker, since 2020.

With respect to each of the performance metrics under the 2025 STIP, reaching the threshold, target, or high achievement level results in a payout of 50%, 100%, or 150%, respectively, of the target-level award opportunity. For the financial metrics (Normalized FFO per share and Net Debt to Adjusted EBITDAre), reaching the outperformance achievement level results in a payout level of 200%. Attainment of the 200% payout level requires an additional degree of performance rigor beyond what is expected for a high payout of 150%. Payout amounts between levels are interpolated on a linear basis. No bonus is paid for metrics with outcomes below the threshold achievement level.

	2025 STIP Award Opportunity
	Threshold	Target	High	Outperformance
Name(1)	(50%)	(100%)	(150%)	(200%)(2)
Scott M. Brinker	$783,750	$1,567,500	$2,351,250	$2,899,875
Kelvin O. Moses	$325,000	$650,000	$975,000	$1,202,500
Adam G. Mabry	$325,000	$650,000	$975,000	$1,202,500
Scott R. Bohn	$275,000	$550,000	$825,000	$1,017,500
Tracy A. Porter	$212,500	$425,000	$637,500	$786,250
Peter A. Scott(3)	$500,000	$1,000,000	$1,500,000	$1,850,000
(1)	Compared to each executive’s 2024 target-level STIP award opportunity, Mr. Brinker’s opportunity increased from $1,150,000 to $1,567,500; Mr. Moses’s opportunity increased from $320,000 to $650,000 in connection with his promotion to Chief Financial Officer; Mr. Mabry’s opportunity increased from $500,000 to $650,000 in connection with his assumption of responsibilities from Mr. Moses following the latter’s promotion; Mr. Bohn’s opportunity increased from $500,000 to $550,000; and Ms. Porter’s opportunity increased from $365,000 to $425,000. Mr. Klaritch did not participate in the 2025 STIP. Under our retirement policy, he received a prorated 2025 bonus opportunity based on the average of his prior three years’ bonus payments, as described under “Executive Compensation Tables—Potential Payments Upon a Termination or Change in Control.”
(2)	Reflects an outperformance payout level of 200% for the financial metrics only.
(3)	Mr. Scott forfeited his 2025 STIP award opportunity in connection with his departure from the Company.

46      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

2025 STIP Performance and Results

1	Financial Metrics (55% of Overall Award)

STRONG OPERATIONAL PERFORMANCE

Relative Weighting	2025 STIP Performance Metric	Threshold (50%)	Target (100%)	High (150%)	Outperformance (200%)	Outcome (Payout %)

	Normalized FFO Per Share					$1.844 (106.7%)

	Net Debt to Adjusted EBITDAre					5.23x (153.6%)
(1)	Normalized FFO per share, which we also refer to as FFO as Adjusted, is a non-GAAP financial measure. For the definitions and reconciliations of Normalized FFO per share and Net Debt to Adjusted EBITDAre to the most directly comparable GAAP measures, see Appendix A.
2	Corporate Impact Performance Metric (10% of Overall Award)

COMMITMENT TO SUSTAINABILITY, PEOPLE-FIRST CULTURE, AND SOUND GOVERNANCE PRACTICES

The Compensation Committee established a corporate impact performance metric scorecard with both quantitative and qualitative factors. The Committee selected measurable performance criteria that it determined to be rigorous yet achievable, and which could be impacted by each NEO’s performance during the period, including: focusing on portfolio resilience through green buildings and implementing our 10-year sustainability strategy; fostering employee culture and engagement; and sound governance practices and transparent disclosure. Factors were also identified based on key performance indicators in our corporate impact program.

2026 PROXY STATEMENT      47

Compensation Discussion and Analysis

Corporate Impact Performance Metric Scorecard
	Components		Possible	Earned	2025 Results
ENVIRONMENTAL	•	Submit to at least 3 major reporting frameworks	2	2	Completed GRESB, CDP S&P Global CSA, Green Lease Leaders Corporate Sustainability Assessment submissions
	•	Seek LEED, WELL, Fitwel, or other certifications designated in our Sustainability Design & Construction Guidelines for all eligible Lab developments	1	1	6 new or re-certified LEED certifications
	•	Advance 10-year sustainability strategy	2	2

Completed greenhouse gas (GHG) Inventory re-baselining for combined company and expanded reporting for Scope 3 categories; conducted embodied carbon life cycle assessment pilot project; expanded stakeholder education on GHG accounting and renewable energy

	•	Qualitative environmental initiatives	2	2	S&P Sustainability Yearbook constituent; Green Lease Leaders Platinum winner; Newsweek America’s Most Responsible Companies and Greenest Companies lists
SOCIAL	•	Maintain employee engagement score at or above Kingsley Index average (1 point) or 5% or higher above index average (2 points)	2	2	Maintained overall employee engagement score 7% above Kingsley Index average
	•	Advance company culture and core values	2	2	Launched inaugural WE CARE Week of Service, inaugural mentorship program, and advanced development and wellness initiatives
	•	Receive prominent third party recognition for social initiatives	1	1	ISS Social QualityScore of “1” (top decile); Great Place to Work designation
	•	Qualitative human capital initiatives	2	2	Successful launch of Employee Stock Purchase Program; implemented streamlined performance management program; launched Elevate professional development series
GOVERNANCE	•	Maintain average ISS Monthly Governance Quality Score of “4” (top 40%) (1 point) or “3” (top 30%) or better (2 points)	2	2	Average Score: 2.7 (top 30% performance)
	•	Obtain 95% or higher completion of annual employee Code of Conduct training	2	2	Over 95% completion
	•	Qualitative governance initiatives	2	2	External leadership on Nareit councils; third-party recognition for corporate governance leadership and disclosure practices
		Total Points	20	20

Relative Weighting	2025 STIP Performance Metric	Threshold (50%)	Target (100%)	High (150%)	Outcome (Payout %)

	Corporate Impact				20 points (150%)

48      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

3	Individual Performance (20% of Overall Award)

INDIVIDUAL PERFORMANCE REFLECTS LEADERSHIP AND ACHIEVEMENT

The remaining 20% of the 2025 STIP award was based on an assessment of individual performance. The Compensation Committee has discretion to award between 0% and 150% of each NEO’s target-level individual performance award opportunity. The Committee took into account each NEO’s individual accomplishments and leadership, as reflected in the following 2025 performance scorecards, in determining each NEO’s individual performance award payout under the 2025 STIP. The Committee also noted the NEOs’ overall contributions to factors that were especially important to the Company in 2025, including driving operational performance and execution, managing balance sheet and liquidity, and continued strategic positioning.

Scott M. Brinker

President and Chief Executive Officer	Individual Performance Scorecard
●
Despite a challenging supply/demand environment in Lab, led strong financial and operational performance, including several financial metrics at or above the midpoint of guidance
●
Oversaw the planning and execution of key transactions, including Janus Living IPO and over $1.1 billion in strategic investment activity (including an opportunistic Lab portfolio acquisition)

●
Maintained strong balance sheet and liquidity profile
●
Spent extensive time meeting with key investors, research analysts, business partners, and tenants
●
Spent considerable time developing the next generation of talent, including key new hires in Lab, Senior Housing, and Technology
●
Oversaw the successful integration following the merger with Physicians Realty Trust
Individual Performance Payout: 150% of Target

Kelvin O. Moses

Chief Financial Officer	Individual Performance Scorecard
●
Maintained strong balance sheet and solid financial and operational results
●
Supported Janus Living IPO
●
Served as an executive sponsor of IDEA Council
●
Oversaw continued platform and process improvements for accounting, financial, and operational teams
	● Helped maintain strong focus on investor engagement, including to attract generalist and retail investors, through investor meetings, non-deal roadshows, property tours and investor presentations	Individual Performance Payout: 150% of Target

2026 PROXY STATEMENT      49

Compensation Discussion and Analysis

Adam G. Mabry

Chief Investment Officer	Individual Performance Scorecard
●
Helped oversee execution of key transactions, including an opportunistic Lab portfolio acquisition, $346 million in dispositions, and strategic investments in property technology platforms
●
Oversaw strategic technology innovation initiatives, including key new hire to lead the Company’s efforts to develop a transformative technology real estate platform

●
Closed on key joint venture transactions, including the buyout of the senior housing joint venture partner
●
Led underwriting efforts on several investment and transaction opportunities
●
Served as executive sponsor of the inaugural mentorship program
Individual Performance Payout: 150% of Target

Scott R. Bohn

Chief Development Officer and Head of Lab	Individual Performance Scorecard
●
Oversaw solid Lab segment leasing results despite a challenging macroeconomic backdrop, with over 500,000 square feet of new leases and nearly 900,000 square feet of lease renewals
●
Advanced major development and redevelopment campuses, including design, construction, and leasing

●
Supported a key opportunistic Lab portfolio acquisition
●
Advanced sustainability initiatives within development and operating portfolio, including submitting for and/or achieving six LEED certifications
Individual Performance Payout: 140% of Target

Tracy A. Porter

Executive Vice President and General Counsel	Individual Performance Scorecard
●
Established key industry, regulatory, and governmental relationships to advance Company’s interests, including meetings with lawmakers and Nareit, and creation of a framework to monitor and advise on policy initiatives
●
Supported transactions and leasing, including by streamlining lease form to support faster turnaround times

●
Supported advancement of 10-year sustainability roadmap
●
Supported various internal and external communications and productivity initiatives, including implementation of artificial intelligence use policy and launch of training tools
●
Served as an executive sponsor of IDEA Council
●
Supported the Janus Living IPO
Individual Performance Payout: 145% of Target

50      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

4	Overall 2025 STIP Results

The following table summarizes the actual annual incentive awards paid to each NEO under the 2025 STIP in February 2026 based on the foregoing results and determinations.

		(55%)	(10%)	(20%)
	2025 STIP	Actual	Actual	Actual	Overall
	Opportunity	Financial	Corporate Impact	Individual	Weighted	Total
Name(1)	(at Target)	Performance	Performance	Performance	Payout(2)	Award
Scott M. Brinker	$1,567,500	$1,280,781	$235,125	$470,250	127%	$1,986,156
Kelvin O. Moses	$650,000	$531,105	$97,500	$195,000	127%	$823,605
Adam G. Mabry	$650,000	$531,105	$97,500	$195,000	127%	$823,605
Scott R. Bohn	$550,000	$449,397	$82,500	$154,000	125%	$685,897
Tracy A. Porter	$425,000	$347,261	$63,750	$123,250	126%	$534,261
(1)	Mr. Scott forfeited his bonus opportunity under the 2025 STIP. Mr. Klaritch did not participate in the 2025 STIP. Under our retirement policy, he received a prorated 2025 bonus opportunity in the amount of $1,083,476. Please see “Executive Compensation Tables – Potential Payments Upon a Termination or Change in Control” for a description of his retirement benefits.
(2)	As a percentage of the target level.

2026 PROXY STATEMENT      51

Compensation Discussion and Analysis

Long-Term Equity Incentive Compensation

All 2025 equity awards were granted in the form of at-risk service-based and performance-based equity awards. We have not awarded stock options since 2014.

2025 Long-Term Incentive Plan

Our NEOs received long-term equity incentive, or LTIP, awards under the 2025 LTIP, which are subject to the achievement of performance metrics and vesting criteria established by the Compensation Committee near the beginning of the performance period. LTIP awards are subject to a one-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding). Executives could elect to receive LTIP awards in the form of restricted stock units or profits interest units (i.e., equity interests in our operating partnership, Healthpeak OP, LLC, intended to qualify as “profits interests” for U.S. Federal income tax purposes and convertible into shares of our common stock).

3-Year Performance-Based Awards (60%)

60% of the overall 2025 LTIP awards are subject to the achievement of relative TSR performance over a 3-year forward looking period. Payout amounts between threshold and target, or target and high levels are interpolated (“Performance-Based Awards”). No value is paid for metrics with outcomes below the threshold achievement levels. Results will be determined following the performance period.

3-Year Relative TSR Performance (60%)

●
A significant portion of the 2025 LTIP is subject to our relative TSR performance (calculated assuming dividend reinvestment) for the 3-year forward-looking performance period beginning on January 1, 2025 and ending December 31, 2027, measured against select healthcare REIT peers and the compensation peer companies listed on page 56.
●
The Compensation Committee selected relative TSR performance, and these specific comparator companies, to allow stockholders to evaluate our stock performance compared to our peers and mitigate the impact of broad market trends that are not reflective of our actual performance.

		Payout
Performance Level	Absolute Mean TSR Performance Hurdles	(% of Grant at Target)
Threshold	25% Below Peer Group Mean	0%
Target	At Peer Group Mean	100%
High	25% or Higher Above Peer Group Mean	200%
(1)	Includes the following companies, weighted based on asset mix comparability to our portfolio: Healthcare Realty Trust (NYSE: HR) (3x); Alexandria Real Estate Equities, Inc. (NYSE: ARE) (3x); American Healthcare REIT Inc. (NYSE: AHR) (1x); BXP, Inc. (NYSE: BXP) (1x); Kilroy Realty Corporation (NYSE: KRC) (1x); Ventas, Inc. (NYSE: VTR) (1x); and Welltower Inc. (NYSE: WELL) (1x).
(2)	Includes the compensation peer group companies used for purposes of determining 2025 compensation listed on page 56.

52      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

3-Year 2025 Retentive Award (40%)

The remaining 40% of the 2025 LTIP awards are service-based awards that vest in three equal annual installments beginning on the first anniversary of the grant date, subject to achievement of a minimum Normalized FFO per share hurdle of $1.36 for the 2025 performance year (“Retentive Awards”) and a one-year post-vesting holding period (other than the settlement of shares in connection with applicable tax withholding). The Compensation Committee believes that the Retentive Awards, which vest over time independent of TSR, promote the retention of our talented management team, while still incentivizing a focus on long-term results because the ultimate value of the Retentive Awards is tied to our stock price.

The Company exceeded the Normalized FFO per share performance hurdle of at least $1.36 per share for the Retentive Awards granted in February 2025, thereby satisfying the performance hurdle requirement for all Retentive Awards. The Compensation Committee will make a determination regarding achievement of the Performance-Based Award performance criteria following the end of the performance period on December 31, 2027.

2025 LTIP Award Opportunities

Annual LTIP Awards

As described under “2025 NEO Compensation,” the Compensation Committee, in consultation with Ferguson Partners Consulting, approved target-level 2025 LTIP opportunities for the NEOs in 2025. The award opportunities were based on the Committee’s assessment of peer compensation data prepared by Ferguson Partners Consulting (as described below under “Compensation Policies and Practices – Peer Company Comparison”), each NEO’s relative duties and responsibilities, and the NEO’s impact on Healthpeak’s results. Based on this assessment, the Committee determined to increase the 2025 LTIP award opportunities for Messrs. Brinker, Moses, Mabry, and Bohn, and Ms. Porter, as described below, to better align their compensation with compensation of executives at peer companies with substantially similar roles and responsibilities, and in addition for Mr. Moses and Ms. Porter, in connection with their promotions. No changes were made to the STIP award opportunities for Messrs. Klaritch and Scott. The Committee took into consideration that base salary levels had not increased for NEOs since 2023, and for Mr. Brinker, since 2020.

2025 Total Target-Level
LTIP Opportunity
Name	($)(1),(2)
Scott M. Brinker	7,550,000
Kelvin O. Moses	1,550,000
Adam G. Mabry	1,550,000
Scott R. Bohn	1,400,000
Tracy A. Porter	550,000
Thomas A. Klaritch(3)	1,312,500
Peter A. Scott(4)	2,350,000
(1)	Compared to each executive’s 2024 target-level LTIP award opportunity, Mr. Brinker’s opportunity increased from $5,900,000 to $7,550,000; Mr. Moses’s opportunity increased from $235,000 to $1,550,000 (inclusive of a make-whole equity grant, as described below); Mr. Mabry’s opportunity increased from $900,000 to $1,550,000 (inclusive of a make-whole equity grant, as described below); Mr. Bohn’s opportunity increased from $1,000,000 to $1,400,000; and Ms. Porter’s opportunity increased from $335,000 to $550,000 (inclusive of a make-whole equity grant, as described below). In May 2025, Messrs. Moses and Mabry and Ms. Porter were granted make-whole Retentive LTIP awards following Mr. Moses’s promotion to Chief Financial Officer. For Mr. Moses, the make-whole equity compensation award is intended to align his overall 2025 target-level equity compensation level with the intended level for Chief Financial Officer and has a grant value of $950,000. Mr. Mabry and Ms. Porter received make-whole equity grants, with grant values of $150,000 and $75,000, respectively, in connection with additional responsibilities they assumed following Mr. Moses’s appointment as Chief Financial Officer. Mr. Mabry assumed additional responsibilities from Mr. Moses with respect to investment and portfolio management, and Ms. Porter with respect to Company administration. All make-whole awards were granted as Performance-Based and Retentive Awards under the 2025 LTIP, with the same mix (60% Performance-Based Award and 40% Retentive Award), performance conditions, and vesting schedules.
(2)	The amounts reflected in the Grants of Plan-Based Awards During 2025 table differ from the amounts above with respect to Retentive Awards due to rounding to the nearest whole share, and with respect to the Performance-Based Awards, due to calculating the grant date fair value for financial reporting purposes based on a Monte Carlo valuation model in accordance with FASB ASC Topic 718.
(3)	The amount reflects a prorated 2025 LTIP award opportunity for Mr. Klaritch in connection with his retirement pursuant to our retirement policy. See “Executive Compensation Tables—Potential Payments upon a Termination or Change in Control” for additional details regarding Mr. Klaritch’s retirement benefits.
(4)	Mr. Scott forfeited his 2025 LTIP award opportunity in connection with his departure from the Company.

2026 PROXY STATEMENT      53

Compensation Discussion and Analysis

2023-2025 3-Year Performance-Based Award Results

In 2023, we awarded the NEOs 3-year Performance-Based Awards that had a performance period ending on December 31, 2025. The following table summarizes the actual payouts awarded to the NEOs under those awards. Award payouts were capped at 200%. The peer group mean is calculated as (x) the sum of the average of the 3-year TSRs of the companies that constitute each peer group, divided by (y) the number of peers.

2023 LTIP Performance Metrics	Weighting	Threshold (50%)	Target (100%)	High (200%)	TSR Performance(1)	Payout (%)
Component 1 – ARE / HR / VTR / Legacy Physicians Realty Trust	40%	50% Below Mean	At the Mean/Median	25% or Higher Above Mean	13% Below Mean	48%
Component 2 – MSCI US REIT Index	30%	50% Below Mean	At the Mean/Median	25% or Higher Above Mean	45% Below Mean	0%
Component 3 – FTSE Nareit Equity Office Index	30%	50% Below Mean	At the Mean/Median	25% or Higher Above Mean	40% Below Mean	0%
				Blended Overall Payout		10.4%
(1)	As a result of the Physicians Realty Trust merger, Component 1 was reweighted in a new performance period (from merger announcement through the end of the performance period), as required under the terms of the plans to exclude Physicians Realty Trust.

Status of Performance-Based Award Programs

PERFORMANCE-BASED AWARD STATUS AS OF DECEMBER 31, 2025

Performance Period	2023	2024	2025	Status
2023 to 2025	100% Complete			Below Target Payout (10.4% Blended Overall Payout)
2024 to 2026		67% Complete		Tracking Below Target (Overall)(1)
2025 to 2027			33% Complete	Tracking Below Target (Overall)(1)
(1)	The performance period for these awards remains open and the payout percentage for these awards has not been determined. If the performance period applicable to the award had ended as of December 31, 2025, the Company’s relative TSR (as applicable for 2024 and 2025) and Net Debt to Adjusted EBITDAre performance (as applicable for 2024) considered for purposes of the award would have resulted in a below-target level payout overall for the 2024 and 2025 Performance-Based Awards based on the respective performance metrics. We make no prediction as to the future performance of these metrics or our stock. The total amount realized with respect to the outstanding

54      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

2024 and 2025 Performance-Based Awards will be determined following the 3-year performance periods ending December 31, 2026, and 2027, respectively.

Promotion Retentive LTIP Awards

In connection with the promotions of Mr. Moses and Ms. Porter as executive officers of the Company, the Compensation Committee granted each executive a one-time Retentive LTIP award in March 2025 with a grant value of $750,000. One-time Retentive LTIP awards were determined to be preferable to relative TSR performance-based awards to promote each executive’s long-term retention, with the Retentive LTIP awards to vest over six years commencing on the second anniversary of the grant date, subject to achievement of a 2025 Normalized FFO per share performance hurdle of $1.36, which was satisfied.

2026 PROXY STATEMENT      55

Compensation Discussion and Analysis

2026 Compensation Decisions

After reviewing the business strategy for 2026, as well as financial, operational, and stock price performance, individual contributions, and peer company practices, the Compensation Committee approved the following changes with respect to our executive compensation structure for 2026. With respect to the changes to the 2026 STIP and 2026 LTIP, the Committee believes these changes strengthen alignment between executive compensation and long-term stockholder value creation by increasing the proportion of at-risk, equity-based pay and encouraging sustained performance over multiple years. By linking a greater percentage of compensation to our stock price and requiring continued service for vesting, the program reinforces executive accountability for long-term strategic execution and stockholder returns.

2026 Target-Level Compensation Opportunities

●	No changes were made to the target-level compensation opportunities with respect to each NEO’s base salary, 2026 STIP award opportunity, or 2026 LTIP award opportunity.

2026 STIP

●	No changes were made to the 2026 STIP structure, performance metrics, or weightings compared to the 2025 STIP.
●	Executives participating in the 2026 STIP were provided the opportunity to elect to receive the 2026 STIP bonus payment, if any, in the form of profits interest units or RSUs, in either case subject to ratable three-year vesting in February 2027, 2028, and 2029. A multiplier of 120% is applied to the STIP award opportunity for those executives who elect to receive profits interest units or RSUs in lieu of a cash bonus payment under the 2026 STIP.
●	Messrs. Brinker, Moses, and Mabry elected to receive their 2026 STIP in the form of profits interest units.

2026 LTIP

●	No changes were made to the 2026 LTIP performance metrics or weightings compared to the 2026 LTIP.
●	The performance period of the 2026 LTIP was extended from three years to five years, plus a one-year post-vesting holding period and 110% multiplier on the payout, to further align the executives with long-term value creation for stockholders. Retentive LTIP awards have a five-year ratable vesting schedule, subject to a minimum 2026 Normalized FFO per share performance hurdle. Performance-Based LTIP awards cliff vest following a five-year performance period.
●	Subject to the completion of the initial public offering of common stock of Janus Living, the NEOs who will provide services to Janus Living will receive 15% of their overall LTIP award opportunity pursuant to an LTIP program to be approved by Janus Living, and the NEOs’ overall Healthpeak 2026 LTIP award opportunity will be reduced accordingly.

56      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

Compensation Policies and Practices

Compensation Risk Assessment

We believe that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on us for the reasons outlined below.

●
Base salaries are fixed in amount and thus do not encourage inappropriate or excessive risk taking.
●
Our incentive compensation balances quantitative and qualitative performance assessments. While the STIP, our annual cash incentive plan, focuses on annual goals, we cap awards under the plan. The Compensation Committee believes that the STIP appropriately balances risk and the desire to focus executives on specific annual goals important to our success.
●
A substantial portion of our executive officers’ compensation is in the form of equity awards to further align executive and stockholder interests. The Compensation Committee believes that the LTIP awards do not encourage unnecessary or excessive risk taking because the ultimate value of the awards is tied to our performance and stock price, and because the awards are subject to long-term vesting schedules based on forward-looking performance goals. Additionally, our stock ownership guidelines, in addition to the 1-year post-vesting holding requirement for LTIP awards, help ensure that executives have significant value tied to our performance.
●
Furthermore, as discussed below, our executive officers are subject to a clawback policy, which permits us to recover incentive compensation received by such officers in the event the amount of the payment or award was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with a financial reporting requirement under securities laws.

Policy Regarding Executive Employment Agreements

Our Executive Severance Plan and Executive Change in Control Severance Plan (the “CIC Plan”) (as both are further described under “Potential Payments upon a Termination or Change in Control” below) provide severance protections without the use of individual employment agreements with our executive officers. Our severance plans, which operate in lieu of individual contractual arrangements, provide standardized severance benefits for our executives. Our general policy against executive employment agreements also eliminates guaranteed base salaries and incentive levels, which allows the Company to focus on pay for performance and other factors that the Compensation Committee deems relevant in setting executive compensation, without contractual restrictions.

Compensation Consultant

The Compensation Committee is authorized to retain independent counsel, compensation and benefits consultants, and other outside experts or advisors. Since November 2008, the Committee has retained Ferguson Partners Consulting as its outside independent compensation consultant. For 2025, Ferguson Partners Consulting advised the Committee with respect to trends in executive compensation, determination of pay programs, assessment of competitive pay levels and mix (e.g., proportion of fixed pay to incentive pay and proportion of annual cash pay to long-term incentive pay), and setting compensation levels. Ferguson Partners Consulting also reviewed comparable equity REITs for 2025 and assisted the Committee with obtaining and evaluating current executive compensation data for these companies. The Committee made its 2025 compensation decisions, including those with respect to the NEOs, after consulting with Ferguson Partners Consulting.

Ferguson Partners Consulting reports directly to the Compensation Committee and works with management as directed by the Committee. During 2025, Ferguson Partners Consulting did not perform work for Healthpeak other than pursuant to its engagement by the Committee. The Committee has assessed the independence of Ferguson Partners Consulting and concluded that their engagement of Ferguson Partners Consulting does not raise any conflict of interest with Healthpeak or any of its directors or executive officers.

Executive Perquisites

We offer limited perquisites to our executives as retention benefits. The Compensation Committee selects perquisites based on a review of peer practices and the input of its independent compensation consultant. In 2025, the Committee approved offering executive security services, reflecting an increased focus on enhancing executive safety and protection. Executives are also offered limited reimbursements for (i) executive medical examinations to allow executives to prioritize health and well-being through a comprehensive examination, and (ii) tax and financial planning services to assist executives in managing the complexities of their compensation (such as equity awards in the form of profits interest units in our operating partnership), which requires more sophisticated financial and tax planning. Executives are also allowed to participate in our broad-based compensation and well-being plans, which are available to all employees. By offering these modest perquisites, we allow our executives more time to devote their attention to our strategic and business objectives.

2026 PROXY STATEMENT      57

Compensation Discussion and Analysis

Management Succession Planning

Our Board is responsible for attracting, retaining, and incentivizing a high-performing management team. With the assistance of the Compensation Committee, our Board reviews management development and our succession plan to help ensure that top management positions, including the CEO position, can be filled without undue interruption. High-potential emerging leaders are given exposure and visibility to Board members through formal presentations at Board and committee meetings, as well as through informal events.

Compensation Peer Group

In developing our 2025 executive compensation program, the Compensation Committee considered market and peer data provided by Ferguson Partners Consulting. Based on Ferguson Partners Consulting’s recommendations, the Committee updated the group of peer companies for 2025 as set forth below. The Committee also reviewed general survey compensation data from companies in the S&P 500 REIT Index when determining executive compensation. As compared to 2024, no changes were made to the peer companies other than to replace Medical Properties Trust, Inc. with W.P. Carey, Inc., which is better aligned as a peer company based on market capitalization and revenue. For 2026, the Committee replaced Welltower, Inc. with American Healthcare REIT, Inc., determining that the latter better aligned with our company in terms of size and portfolio composition. The companies in our 2025 executive compensation peer group were as follows:

	● Alexandria Real Estate Equities, Inc. ● AvalonBay Communities, Inc. ● BXP, Inc. ● Equity Residential ● Healthcare Realty Trust Inc. ● Host Hotels & Resorts, Inc. ● Kimco Realty Corporation	● Omega Healthcare Investors, Inc. ● Realty Income Corporation ● Regency Centers Corporation ● UDR, Inc. ● Ventas, Inc. ● Welltower Inc. ● W.P. Carey, Inc.
Peer Company Comparison

The 2025 compensation peer companies consist of S&P 500 equity REITs that the Compensation Committee believed are comparable to Healthpeak. In reviewing executive compensation paid by peer companies, the Committee took into account, among other things, Healthpeak’s enterprise value and market capitalization compared to the median of peer companies, as shown below:

AS OF DECEMBER 31, 2025*

(in billions)

*

Source: KeyBanc for Enterprise Value; S&P Global for Market Capitalization.

Compensation Assessment

During 2025, the Compensation Committee reviewed compensation data for executives at peer companies with positions comparable to those held by each NEO. This data consisted of base salary, annual cash incentive award opportunities, and equity award information, as well as total direct compensation paid by the peer companies. Although the Committee reviewed and discussed the compensation data provided by Ferguson Partners Consulting to help inform its decision-making process, the Committee does not set or “benchmark” compensation levels at any specific point or percentile against the peer group data. As described above, the peer group data is only one point of information taken into account by the Committee in making compensation decisions.

The Compensation Committee’s executive compensation decisions for 2025 (including with respect to compensation levels, program design, and the determination of executive performance with respect to subjective performance criteria) were the result of the Committee’s business judgment. This judgment is informed by the experiences of the members of the Committee, input and peer group data provided by Ferguson Partners Consulting, and the Committee’s overall assessment of executive compensation trends. Compensation decisions with respect to objective performance criteria were based on actual performance against the pre-established goals and were not discretionary.

58      HEALTHPEAK PROPERTIES

Compensation Discussion and Analysis

Stock Ownership Guidelines

The Compensation Committee believes that ownership of Healthpeak securities promotes our executives’ focus on our long-term business objectives. Our stock ownership guidelines, which are reviewed by the Committee annually, provide that executives at the level of executive vice president or higher own minimum levels of common stock and unvested stock awards. All executives are required to achieve their mandatory holdings within five years of becoming subject to the guidelines. The following securities are taken into account to determine an executive’s compliance with the guidelines: shares of our common stock beneficially held (directly or indirectly) by the executive; shares of our common stock or profits interest units subject to time-based equity awards, whether vested or unvested; and shares of our common stock deferred under a deferred compensation plan. Shares or profits interest units subject to performance-based equity awards are not taken into account unless and until the applicable performance-based vesting requirements are satisfied.

	EXECUTIVE	STOCK OWNERSHIP AS MULTIPLE OF BASE SALARY
	CEO	10x
	Other NEOs	6x
	Executive Officers (Non-NEOs)	3x

Compliance with the ownership guidelines is tested annually on March 1. As of the annual testing date of March 1, 2025, all of our NEOs who are subject to the stock ownership guidelines satisfied the ownership requirements.

Clawback Policy

We maintain an executive compensation clawback policy regarding the adjustment or recovery of certain incentive awards or payments made to current or former executive officers in the event that we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the U.S. securities laws. In general, the policy provides that, unless an exception applies, we will seek to recover compensation that is awarded to an executive officer based on our attainment of a financial metric during the three-year period prior to the fiscal year in which the restatement occurs, to the extent such compensation exceeds the amount that would have been awarded based on the restated financial results.

Anti-Hedging Policy

Our Board recognizes that hedging against losses in Healthpeak securities may disturb the alignment between the interests of our officers and directors and those of our other stockholders. For this reason, directors, officers and other employees (and if applicable, their family members) are prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Healthpeak securities.

Anti-Pledging Policy

Our Board recognizes that a forced margin sale or foreclosure sale of Healthpeak securities may negatively impact our stock price or violate our insider trading policy. Accordingly, our Board adopted a policy that prohibits directors, officers, and other employees (and if applicable, their family members) from holding Healthpeak securities in a margin account or pledging Healthpeak securities as collateral for a loan.

No Tax Gross Up Payments

None of our NEOs are entitled to tax gross-up payments on severance benefits or in the event they are subject to excise taxes imposed under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “Code”) as a result of a change in control of the company.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid to our current and former executive officers that exceeds $1 million during the tax year. The Tax Cuts and Jobs Act of 2017 (the “Jobs Act”) made substantial changes to Section 162(m) of the Code. Pursuant to the Jobs Act, certain awards granted before November 2, 2017, that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by our stockholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit.

As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Committee generally has the flexibility to take any compensation-related actions that it determines are in our and our stockholders’ best interest, including designing and awarding compensation for our executive officers that is not fully deductible for tax purposes. In addition, we qualify as a REIT under the Code and are not subject to federal income taxes, meaning that the payment of compensation that is not deductible under Section 162(m) does not have a material adverse consequence to us as long as we qualify as a REIT under the Code. Furthermore, there can be no assurance that any compensation will in fact be deductible.

2026 PROXY STATEMENT      59

Executive Compensation Tables

Summary Compensation Table—2025

The Summary Compensation Table below quantifies the different forms of compensation earned by or awarded to our NEOs for 2025, 2024 and 2023, in the manner and format required under applicable SEC rules.

							Change in Pension
						Non-Equity	Value and Nonqual.
Name and				Stock	Option	Incentive Plan	Deferred Comp.	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position(s)	Year	($)	($)	($)(1)	($)	($)(2)	($)	($)(3)	($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Scott M. Brinker	2025	825,000	—	7,208,688	—	1,986,156	—	53,150	10,072,994
President and Chief Executive Officer	2024	750,000	—	5,714,406	—	1,974,033	—	27,443	8,465,882
	2023	750,000	—	5,204,310	—	1,725,000	—	13,200	7,692,510
Kelvin O. Moses	2025	518,561	—	2,256,379	—	823,605	—	32,486	3,631,031
Chief Financial Officer

Adam G. Mabry	2025	550,000	—	1,496,788	—	823,605	—	35,250	2,905,643
Chief Investment Officer	2024	500,000	—	871,751	—	858,275	—	22,548	2,252,574
	2023	500,000	—	793,913	—	742,500	—	13,200	2,049,613
Scott R. Bohn	2025	550,000	—	1,336,782	—	685,897	—	30,000	2,602,679
Chief Development Officer and Head of Lab	2024	525,000	—	968,616	—	858,275	—	21,721	2,373,612
	2023	525,000	—	882,148	—	720,000	—	13,200	2,140,348
Tracy A. Porter	2025	425,000	—	1,203,801	—	534,261	—	38,750	2,201,812
EVP and General Counsel

Thomas M. Klaritch	2025	450,000	1,038,476	1,269,205	—	—	—	185,542	2,943,223
Former Chief Operating Officer	2024	600,000	—	1,694,994	—	1,517,895	—	24,893	3,837,782
	2023	600,000	—	1,543,731	—	1,336,500	—	13,200	3,493,431
Peter A. Scott	2025	174,811	—	2,243,810	—	—	—	23,112	2,441,733
Former Chief Financial Officer	2024	650,000	—	2,276,095	—	1,701,550	—	27,911	4,655,556
	2023	650,000	—	2,072,983	—	1,485,000	—	13,200	4,221,183
(1)	The amounts reported in column (e) for each fiscal year reflect the fair value on the grant date of the time-based and performance-based equity awards granted to NEOs during the fiscal year. Mr. Scott forfeited his unvested equity awards in connection with his departure from the Company in April 2025. Mr. Klaritch received 2025 equity awards prorated through his retirement date of September 30, 2025, pursuant to the terms of his retirement agreement. For the grant date fair value of each equity award granted to an NEO in 2025, see the Grants of Plan-Based Awards During 2025 table in the proxy statement. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (e), see the discussion of stock awards contained in Note 15—Compensation Plans to Healthpeak’s Consolidated Financial Statements, included in our Annual Report. As to Performance-Based Awards granted to NEOs, the grant date fair value of the awards included in column (e) for the year of grant was determined using a Monte Carlo simulation, which probability weights multiple potential outcomes as of the grant date of the award. The assumptions made in applying the Monte Carlo simulation to determine the grant date fair value of the awards granted in 2025, 2024 and 2023 included: the closing price of a share of Healthpeak common stock on the grant date of $19.89, $17.16, and $26.05, respectively; expected share price volatility assumption of 27.0%, 26.0%, and 33.0%, respectively; and a risk-free annual interest rate assumption of 4.25%, 4.52%, and 4.38%, respectively. Under the terms of the Performance-Based Awards, between 0% and 200% of target of the underlying performance-based restricted stock units (or the corresponding number of profits interest units, as the case may be) subject to the awards may vest based on performance for the applicable performance period. The following table presents the grant date fair values of performance-based awards (i) determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements using the Monte Carlo simulation, and (ii) assuming that the highest level of performance conditions would be achieved using our closing stock price on the grant date, without regard to the Monte Carlo simulation:

60      HEALTHPEAK PROPERTIES

Executive Compensation Tables

	2025 ($)		2024 ($)		2023 ($)
	Grant Date Fair	Grant Date Fair	Grant Date Fair	Grant Date Fair	Grant Date Fair	Grant Date Fair
	Value (Based	Value (Based	Value (Based	Value (Based	Value (Based	Value (Based
	on Monte Carlo	on Maximum	on Monte Carlo	on Maximum	on Monte Carlo	on Maximum
Name	Simulation)	Performance)	Simulation)	Performance)	Simulation)	Performance)
Scott M. Brinker	4,436,506	9,073,738	3,548,277	7,080,044	3,145,946	7,080,077
Kelvin O. Moses	976,141	1,996,439	—	—	—	—
Adam G. Mabry	921,175	1,884,021	541,284	1,080,050	479,900	1,080,033
Scott R. Bohn	822,696	1,682,614	601,436	1,200,067	533,237	1,200,071
Tracy A. Porter	328,278	671,606	—	—	—	—
Thomas M. Klaritch	781,096	1,597,525	1,052,489	2,100,075	933,153	2,100,099
Peter A. Scott	1,380,911	2,824,300	1,413,310	2,820,040	1,253,086	2,820,121
(2)	As described under “—2025 NEO Compensation—Annual Cash Incentive Compensation” in our CD&A, each of our current NEOs received an annual cash incentive award for 2025 under the 2025 STIP, which, in each case, is reported in column (g).
(3)	The 2025 amounts reported in column (i) reflect the amounts set forth in the table below. See "Compensation Policies and Practices — Executive Perquisites" in our CD&A for a description of perquisites and other benefits made available to NEOs: For a description of the Retirement Benefits set forth below, please see “Executive Compensation Tables – Potential Payments upon a Termination or Change in Control.”

		Broad-Based		Executive		Retirement
	401(k)	Employee	Executive	Financial		Benefits /
	Matching	Wellness	Medical	Planning	Security	Consulting
	Contribution	Program	Examination	Services	Benefits	Payment	Total
Name	($)	($)	($)	($)	($)	($)	($)
Scott M. Brinker	14,000	1,000	5,400	16,000	16,750		53,150
Kelvin O. Moses	14,000	250		18,236			32,486
Adam G. Mabry	14,000	250	5,000	16,000			35,250
Scott R. Bohn	14,000	—		16,000			30,000
Tracy A. Porter	14,000	250		16,000	8,500		38,750
Thomas M. Klaritch	14,000	—		16,000		155,542	185,542
Peter A. Scott	14,000	250	4,610	4,252			23,112

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Executive Compensation Tables

Grants of Plan-Based Awards During 2025

The following table presents information regarding the incentive awards granted to our NEOs during 2025, in the manner and format required under applicable SEC rules.

									All Other Awards
									Stock	Option	Grant Date
			Estimated Future Payments			Estimated Future Payments			Awards:	Awards:	Fair Value
			Under Non-Equity Incentive Plan			Under Equity Incentive Plan			Number of	Number of	of Stock
			Awards(1)			Awards(1)			Shares of	Securities	and Option
			Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Award
Name		Grant Date	($)	($)	($)	($)	($)	($)	Units (#)	Options (#)	($)(2)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Scott M. Brinker	Annual Incentive	—	783,750	1,567,500	2,899,875	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	152,067	—	2,772,181
	TSR-Based	02/07/2025	—	—	—	114,049	228,098	456,196	—	—	4,436,506
Kelvin O. Moses	Annual Incentive	—	325,000	650,000	1,202,500	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	12,087	—	220,346
	TSR-Based	02/07/2025	—	—	—	9,064	18,128	36,256	—	—	352,590
	Retentive	03/03/2025	—	—	—	—	—	—	36,765	—	670,226
	Retentive	05/01/2025	—	—	—	—	—	—	21,375	—	389,666
	TSR-Based	05/01/2025	—	—	—	16,030	32,059	64,118	—	—	623,551
Adam G. Mabry	Annual Incentive	—	325,000	650,000	1,202,500	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	28,200	—	514,086
	TSR-Based	02/07/2025	—	—	—	21,149	42,298	84,596	—	—	822,696
	Retentive	05/01/2025	—	—	—	—	—	—	3,375	—	61,526
	TSR-Based	05/01/2025	—	—	—	2,532	5,063	10,126	—	—	98,479
Scott R. Bohn	Annual Incentive	—	275,000	550,000	1,017,500	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	28,200	—	514,086
	TSR-Based	02/07/2025	—	—	—	21,149	42,298	84,596	—	—	822,696
Tracy A. Porter	Annual Incentive	—	212,500	425,000	786,250	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	9,567	—	174,406
	TSR-Based	02/07/2025	—	—	—	7,176	14,351	28,702	—	—	279,131
	Retentive	03/03/2025	—	—	—	—	—	—	36,765	—	670,226
	Retentive	05/01/2025	—	—	—	—	—	—	1,689	—	30,790
	TSR-Based	05/01/2025	—	—	—	1,266	2,532	5,064	—	—	49,247
Thomas M. Klaritch	Annual Incentive	—	—	—	—	—	—	—	—	—	—
	Retentive	02/11/2025	—	—	—	—	—	—	26,775	—	488,108
	TSR-Based	02/11/2025	—	—	—	20,080	40,159	80,318	—	—	781,096
Peter A. Scott	Annual Incentive	—	500,000	1,000,000	1,850,000	—	—	—	—	—	—
	Retentive	02/07/2025	—	—	—	—	—	—	47,334	—	862,899
	TSR-Based	02/07/2025	—	—	—	35,499	70,998	141,996	—	—	1,380,911
(1)	See the “Compensation Discussion and Analysis” for a description of each type of award. Performance-Based Awards reflect the number of base units granted assuming maximum performance (200%) and do not reflect distribution equivalent units in the form of additional profits interest units, which are as follows: Mr. Brinker, 114,049; Mr. Moses, 25,094; Mr. Scott, 35,499; Mr. Klaritch, 20,080; Mr. Bohn, 21,149; Mr. Mabry, 23,681; and Ms. Porter, 8,442. Performance-Based Awards, including distribution equivalent units, are subject to forfeiture and ultimately vest at the end of the performance period based on actual performance. Mr. Scott forfeited his unvested equity awards in connection with his departure from the Company.
(2)	The amounts reported in column (k) of the table above have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of our consolidated financial statements. See the discussion of stock awards contained in Note 15—Compensation Plans to Healthpeak’s Consolidated Financial Statements, included in our Annual Report, and footnote (1) to the Summary Compensation Table above.

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Description of Plan-Based Awards

2023 Performance Incentive Plan

All 2025 awards reported in the above table were granted under, and are subject to, the 2023 Performance Incentive Plan, or the 2023 Plan. The Compensation Committee administers the 2023 Plan and has the authority to interpret its provisions and make all required determinations thereunder.

Non-Equity Incentive Plan Awards

Our NEOs’ 2025 non-equity (cash) incentive awards reported in the above table are described under “2025 NEO Compensation—Annual Cash Incentive Compensation” in our CD&A.

Equity Incentive Awards

The Grants of Plan-Based Awards During 2025 table above reflects the Performance-Based and Retentive Awards granted to our eligible NEOs, as described under “2025 NEO Compensation—Long-Term Equity Incentive Compensation” in our CD&A. Each Performance-Based or Retentive Award represents (i) with respect to awards comprised of restricted stock units, a contractual right to receive one share of our common stock, subject to the applicable time-based and performance-based vesting requirements, and (ii) with respect to awards comprised of profits interest units, the right to receive equity interests in our operating partnership, Healthpeak OP, LLC, intended to qualify as “profits interests” for U.S. Federal income tax purposes and convertible into shares of our common stock.

2025 3-Year Performance-Based Awards

The 3-year Performance-Based Awards granted in 2025 cliff vest, if at all, subject to the achievement of performance criteria (based on forward-looking relative TSR) over a performance period from January 1, 2025, through December 31, 2027, subject to a 1-year post-vesting holding requirement (other than the settlement of shares in connection with applicable tax withholding) to promote retention and further align executives’ long-term interests with those of our stockholders. This 1-year holding requirement will lapse upon death, disability or a qualifying retirement. A qualifying retirement occurs if an NEO voluntary retires from service on or after the date on which the NEO’s age plus total years of service equals at least 70, the NEO has attained at least 55 years of age, and the NEO has completed at least five years of service with the Company. If the employment of an NEO terminates due to death or disability, or if Healthpeak terminates an NEO without cause, the NEO’s Performance-Based Awards will remain outstanding during the performance period and the eligible NEO will receive the number of units earned, if any, had the NEO remained employed with the Company until the end of the performance period. If the employment of an NEO terminates due to a qualifying retirement, the NEO’s Performance-Based Awards will remain outstanding during the performance period and the eligible NEO will receive the number of units earned, if any, had the NEO remained employed with the Company until the end of the performance period, prorated based on the NEO’s days of service during the performance period. For each NEO, if there is a change in control of Healthpeak during the performance period, the performance period for the Performance-Based Award will be shortened and performance will be determined based on such shortened period and the number of units underlying the award deemed to have vested based on such shortened period will accelerate and vest in connection with the change in control.

2025 Retentive Awards

Retentive Awards granted in respect of the annual 2025 LTIP vest in equal installments on the first, second and third anniversaries of the grant date. Retentive Awards granted to Mr. Moses and Ms. Porter in connection with their promotions as executive officers vest ratably in five annual installments, commencing on the second anniversary of the grant date. All Retentive Awards are subject to a performance hurdle related to Normalized FFO per share for the 2025 performance period of $1.36, which was exceeded. The awards are also subject to a 1-year post-vesting holding requirement (other than the settlement of shares in connection with applicable tax withholding) to promote retention and further align executives’ long-term interests with those of

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our stockholders. This 1-year holding requirement will lapse upon death, disability or a qualifying retirement. If an NEO’s employment terminates due to death, disability or a qualifying retirement, if Healthpeak terminates an NEO without cause (whether before or after a change in control of Healthpeak), or if an NEO terminates employment for good reason (whether before or after a change in control of Healthpeak), the NEO’s Retentive Awards will fully vest as of the severance date (with respect to a qualifying retirement, only if the one-year performance hurdle has been achieved). If a change in control of Healthpeak occurs and outstanding equity awards are to be terminated in connection with the transaction and not assumed or continued by an acquiring entity, then the outstanding Retentive Awards will fully vest in connection with such change in control.

Other Terms

Vested Retentive and Performance-Based Awards are payable in an equal number of shares of our common stock, or if elected by the holder, profits interest units. Payment will generally be made as the award vests. The NEO does not have the right to vote or dispose of the units or interests underlying the award, but does have the right to receive dividend equivalents in the form of cash payments (for Retentive Awards) based on the amount of dividends paid by Healthpeak during the term of the award on a number of shares equal to the number of outstanding and unpaid units then subject to the award. Such payments are made concurrently with the related dividends paid to our stockholders. However, dividend equivalents that would otherwise be paid during the applicable performance period with respect to the Performance-Based Awards will instead accrue and be paid at the end of the performance period based on the number of units actually earned if the related threshold performance requirement for the award is satisfied (and forfeited in whole if the related threshold performance goal is not satisfied).

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Executive Compensation Tables

Outstanding Equity Awards at December 31, 2025

The following table presents, in the manner and format required under applicable SEC rules, information regarding the outstanding equity awards held by each of our NEOs at December 31, 2025. Mr. Scott forfeited his outstanding unvested equity awards when he departed the Company.

	Option Awards					Stock Awards
											Equity
									Equity		Incentive Plan
									Incentive Plan		Awards:
									Awards:		Market or
								Market	Number of		Payout Value
		Number of	Number of			Number of		Value of	Unearned		of Unearned
		Securities	Securities			Shares or		Shares or	Shares, Units		Shares, Units
		Underlying	Underlying			Units of		Units of	or Other		or Other
		Unexercised	Unexercised			Stock That		Stock That	Rights That		Rights That
		Options	Options	Options	Option	Have Not		Have Not	Have Not		Have Not
	Award	Exercisable	Unexercisable	Exercise	Expiration	Vested		Vested	Vested		Vested
Name	Grant Date	(#)	(#)	Price ($)	Date	(#)(1)		($)(1)	(#)(1)		($)(1)
(a)		(b)	(c)	(d)	(e)	(f)		(g)	(h)		(i)
Scott M. Brinker	02/07/2025	—	—	—	—	152,067	(2)	2,445,237	—		—
	02/07/2025	—	—	—	—	—		—	228,098	(3)	3,667,816
	02/16/2024	—	—	—	—	91,688	(4)	1,474,343	—		—
	02/16/2024	—	—	—	—	—		—	206,295	(5)	3,317,224
	02/15/2023	—	—	—	—	30,199	(6)	485,600	—		—
	02/15/2023	—	—	—	—	—		—	14,133	(7)	227,258
Kelvin O. Moses	05/01/2025	—	—	—	—	21,375	(8)	343,710	—		—
	05/01/2025	—	—	—	—	—		—	32,059	(3)	515,509
	03/03/2025	—	—	—	—	36,765	(9)	591,181	—		—
	02/07/2025	—	—	—	—	12,087	(2)	194,359	—		—
	02/07/2025	—	—	—	—	—		—	18,128	(3)	291,498
	02/13/2024	—	—	—	—	9,338	(10)	150,155	—		—
	02/09/2023	—	—	—	—	2,978	(11)	47,886	—		—
Adam G. Mabry	05/01/2025	—	—	—	—	3,375	(8)	54,270	—		—
	05/01/2025	—	—	—	—	—		—	5,063	(3)	81,413
	02/07/2025	—	—	—	—	28,200	(2)	453,456	—		—
	02/07/2025	—	—	—	—	—		—	42,298	(3)	680,152
	02/16/2024	—	—	—	—	13,988	(4)	224,927	—		—
	02/16/2024	—	—	—	—	—		—	31,470	(5)	506,038
	02/15/2023	—	—	—	—	4,607	(6)	74,081	—		—
	02/15/2023	—	—	—	—	—		—	2,156	(7)	34,667
	10/26/2022	—	—	—	—	19,566	(12)	314,621	—		—
Scott R. Bohn	02/07/2025	—	—	—	—	28,200	(2)	453,456	—		—
	02/07/2025	—	—	—	—	—		—	42,298	(3)	680,152
	02/16/2024	—	—	—	—	15,542	(4)	249,915	—		—
	02/16/2024	—	—	—	—	—		—	34,967	(5)	562,269
	02/15/2023	—	—	—	—	5,119	(6)	82,314	—		—
	02/15/2023	—	—	—	—	—		—	2,396	(7)	38,520
	04/28/2022	—	—	—	—	13,143	(13)	211,339	—		—
Tracy A. Porter	05/01/2025	—	—	—	—	1,689	(8)	27,159	—		—
	05/01/2025	—	—	—	—	—		—	2,532	(3)	40,715
	03/03/2025	—	—	—	—	36,765	(9)	591,181	—		—
	02/07/2025	—	—	—	—	9,567	(2)	153,837	—		—
	02/07/2025	—	—	—	—	—		—	14,351	(3)	230,764
	02/13/2024	—	—	—	—	13,310	(10)	214,025	—		—
	02/09/2023	—	—	—	—	4,245	(11)	68,260	—		—
	01/06/2023	—	—	—	—	2,494	(14)	40,104	—		—
Thomas M. Klaritch	02/11/2025	—	—	—	—	26,775	(15)	430,542	—		—
	02/11/2025	—	—	—	—	—		—	40,159	(3)	645,757
	02/16/2024	—	—	—	—	—		—	61,191	(5)	983,951
	02/15/2023	—	—	—	—	—		—	4,193	(7)	67,426

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(1)	Awards and vesting described herein is reflected as of December 31, 2025. The number of shares or units reported in column (f) reflect Retentive Awards or other time-based awards, while the number of shares or units reported in column (h) reflect Performance-Based Awards, assuming threshold payout level (50% for RSUs, or 25% for profits interest units), target payout level (100% for RSUs, or 50% for profits interest units) or high (maximum) payout level (200% for RSUs, or 100% for profits interest units), based on how the performance of each such award was tracking as of December 31, 2025. For Performance-Based Awards granted as profits interest units, these awards reflect the number of base units and do not reflect distribution unit equivalents that accrue. For awards granted in 2023, reflects the actual payout level for such Performance-Based Awards determined after the end of the 2025 fiscal year. See the footnotes below for additional details. The dollar amounts shown in columns (g) and (i) are determined by multiplying the number of shares or units reported in columns (f) or (h), respectively, by $16.08 (the closing price of our common stock on the last trading day of 2025).
(2)	The unvested portions of this award are scheduled to vest in three equal installments on February 7, 2026, 2027 and 2028.
(3)	Subject to the satisfaction of applicable performance criteria, the unvested portion of this award is scheduled to vest upon certification of the performance results by the Compensation Committee following the performance period ending December 31, 2027. The number of shares reported is based on the achievement at the target payout level, based on performance tracking between the threshold and target payout levels as of December 31, 2025
(4)	The unvested portion of this award is scheduled to vest on February 16, 2026 and 2027.
(5)	Subject to the satisfaction of applicable performance criteria, the unvested portion of this award is scheduled to vest upon certification of the performance results by the Compensation Committee following the performance period ending December 31, 2026. The number of shares reported is based on the achievement at the high payout level, based on performance tracking between the target and high payout levels as of December 31, 2025.
(6)	The unvested portion of this award is scheduled to vest on February 15, 2026.
(7)	Subject to the satisfaction of applicable performance criteria, the unvested portion of this award is scheduled to vest upon certification of the performance results by the Compensation Committee following the performance period ending December 31, 2025. The number of shares reported is based on the achievement at the target payout level, based on performance tracking between the threshold and target payout levels as of December 31, 2025.
(8)	The unvested portion of this award is scheduled to vest on February 7, 2026, 2027, and 2028.
(9)	The unvested portion of this award is scheduled to vest on March 3, 2027, 2028, 2029, 2030, and 2031.
(10)	The unvested portion of this award is scheduled to vest on February 13, 2026, and 2027.
(11)	The unvested portion of this award is scheduled to vest on February 9, 2026.
(12)	This award was originally granted to the NEO on October 26, 2022 and was cancelled and replaced with a Replacement Award on February 15, 2023. The unvested portion of this award is scheduled to vest on October 26, 2026, 2027, and 2028.
(13)	This award was originally granted to the NEO on April 28, 2022 and was cancelled and replaced with profits interest units (a “Replacement Award”) on February 15, 2023. The unvested portion of this award is scheduled to vest on April 28, 2026, 2027, and 2028.
(14)	The unvested portion of this award is scheduled to vest on January 6, 2026.
(15)	The unvested portion of this award is scheduled to vest on February 11, 2026, 2027, and 2028.

66      HEALTHPEAK PROPERTIES

Executive Compensation Tables

Option Exercises and Stock Vested During 2025

The following table presents information regarding the exercise of stock options by NEOs during 2025 and the vesting of other equity awards during 2025.

	Option Awards		Stock/equity Awards
			Number of
	Number of Shares	Value Realized	Shares Acquired	Value Realized
	Acquired on Exercise	on Exercise	on Vesting	On Vesting
Name	(#)	($)	(#)	($)(1)
(a)	(b)	(c)	(d)	(e)
Scott M. Brinker	—	—	132,703	2,526,378
Kelvin O. Moses	—	—	9,461	177,041
Adam G. Mabry	—	—	25,167	475,120
Scott R. Bohn	—	—	28,992	536,392
Tracy A. Porter	—	—	13,394	251,677
Thomas M. Klaritch	—	—	87,280	1,665,140
Peter A. Scott	—	—	66,477	1,269,561
(1)	The dollar amount shown in column (e) above for stock awards is determined by multiplying the number of shares or profits interest units, as applicable, that vested by the per share closing price of Healthpeak common stock on the vesting date (or if not a trading day, the most recent trading day prior to the vesting date). LTIP awards granted to NEOs are subject to a one-year post-vesting holding period. In addition, each NEO vested in profits interest units that were not immediately convertible into shares of Healthpeak common stock at the time of vesting.

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Executive Compensation Tables

Potential Payments Upon a Termination or Change in Control

The following section describes the benefits that may become payable to our NEOs in connection with a termination of their employment with Healthpeak and/or a change in control of Healthpeak. You should read this section in combination with “Description of Plan-Based Awards—Equity Incentive Awards” above, which describes the treatment of outstanding equity-based awards held by our NEOs upon a termination or change in control of Healthpeak.

Severance Plans

Executive Severance Plan

We provide competitive severance benefits to attract and retain key employees with outstanding talent and ability. The Compensation Committee determined that the adoption of the Executive Severance Plan (“Severance Plan”) in lieu of entering into individual employment agreements with our executives was consistent with sound compensation practices. Severance benefits are appropriate in light of severance protections available to executives at our peer group companies and are an important component of each executive’s overall compensation as they help us to attract and retain our key executives who could have other job alternatives that may appear to them to be more attractive absent these protections. See “Compensation Policies and Practices—Policy Regarding Executive Employment Agreements” in our CD&A.

The Severance Plan is intended to provide severance benefits to employees who are selected by the Compensation Committee to participate, including each NEO, upon a termination of employment by us without “cause” or by the NEO for “good reason” (each as defined in the Severance Plan, as such definitions may be amended from time to time) other than in circumstances in which the participant would receive benefits under the CIC Plan (described under “—Executive Change in Control Severance Plan” below), as set forth below. An NEO’s right to receive benefits under the Severance Plan is subject to his or her execution of a general release of claims against us, and his or her agreement to post-termination confidentiality, non-solicitation, and non-competition restrictive covenants, as applicable. Payments (or benefits payable) to an NEO under the Severance Plan will, to the extent applicable, either be reduced to avoid excise taxes under Sections 280G and 4999 of the Code or be paid in full (with the NEO paying any such excise taxes), whichever option places the NEO in the best after-tax position.

Severance Benefit	Amount
Cash Severance Payments

3x for CEO (2x for Messrs. Moses, Mabry, and Bohn, and 1.5x for Ms. Porter) the sum of:

Base salary, plus greater of (i) target-level annual cash incentive award for the year of termination or (ii) average of three prior years’ annual cash incentive awards

Cash in Lieu of Healthcare Coverage	Cash payment in lieu of COBRA premiums for: ● 3 years for CEO ● 2 years for Messrs. Moses, Mabry, and Bohn, and 1.5x for Ms. Porter
Annual Cash Incentive Award

Prorated annual incentive award, payable based on actual performance at time award would have been paid if NEO had not terminated employment, with the individual performance portion to be determined in the Compensation Committee’s discretion

Service-Based Equity Awards
●
Stock options fully vested and remain exercisable for two years (no stock options remain outstanding as of March 2026)
●
Service-based awards continue to vest according to their terms for 24 months, after which any remaining unvested portion will become fully vested

Performance-Based Equity Awards	Continue vesting in accordance with their terms with respect to the performance requirements

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Executive Compensation Tables

Executive Change in Control Severance Plan

All of our current officers are participants in the CIC Plan. Under the CIC Plan, if a change in control of Healthpeak occurs during the term of the CIC Plan and a participant’s employment with Healthpeak is terminated by Healthpeak without cause or by the participant for good reason within the two-year period following the change in control, the participant will generally be entitled to receive the following benefits:

Severance Benefit	Amount
Cash Severance Payment

3x for CEO (2.5x for Messrs. Moses, Mabry, and Bohn, and 1.5x for Ms. Porter) the sum of:

Base salary, plus greater of (i) target-level annual cash incentive award for the year of termination or (ii) average of three prior years’ annual cash incentive awards

Cash in Lieu of Healthcare Coverage	Cash payment in lieu of COBRA premiums for: ● 3 years for CEO ● 2.5 years for Messrs. Moses, Mabry, and Bohn, and 1.5x for Ms. Porter
Annual Cash Incentive Award	Prorated annual incentive award based on the greater of target-level or average of three prior years’ payments
Retirement Plan Benefits	Full vesting; options remain exercisable for two years (no stock options remain outstanding as of March 2026)
Service-Based Equity Awards	Continue vesting in accordance with their terms with respect to the performance requirements
Performance-Based Equity Awards

Continue vesting in accordance with their terms with respect to the performance requirements, unless otherwise noted in the award agreement as described below under “Change-in-Control Benefits (Assuming No Employment Termination)”

For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Plan, as such definitions may be amended from time to time.

A participant’s right to receive benefits under the CIC Plan is subject to the execution of a release of claims in favor of Healthpeak upon the termination of the participant’s employment. Participants remain subject to ongoing confidentiality obligations and post-termination non-solicitation and non-competition restrictive covenants under the CIC Plan for the duration of the severance payout period, as applicable and enforceable. Participants in the CIC Plan are not entitled to tax gross-up payments with respect to severance or change in control payments under the CIC Plan or any other agreement with the Company.

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Estimated Severance and Change-in-Control Benefits

Severance Benefits (No Change in Control)

The following table presents our estimate of the amount of the benefits to which the NEOs would have been entitled had their employment terminated under the indicated circumstances pursuant to the terms of the Severance Plan on December 31, 2025. The chart assumes that the executive would not be entitled to receive the benefits provided under the CIC Plan in connection with such a termination of employment.

	Termination by Healthpeak Without Cause				Termination Due to Executive’s Death or Disability
		Continuation				Continuation
	Cash	of Health/	Equity		Cash	of Health/	Equity
	Severance	Life Benefits	Acceleration	Total	Severance	Life Benefits	Acceleration	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)(1)	($)(2)	($)(3)	($)
Scott M. Brinker	9,820,674	144,889	11,617,478	21,583,041	—	—	11,617,478	11,617,478
Kelvin O. Moses	3,223,605	68,385	1,790,588	5,082,578	—	—	1,790,588	1,790,588
Adam G. Mabry	3,346,714	68,385	2,423,625	5,838,724	—	—	2,423,625	2,423,625
Scott R. Bohn	3,264,401	96,592	2,277,966	5,638,959	—	—	2,277,966	2,277,966
Tracy A. Porter	1,809,261	51,288	1,366,044	3,226,593	—	—	1,366,044	1,366,044
(1)	As described above under “—Severance Plans—Executive Severance Plan” and as quantified in this column, the Severance Plan provides for a cash severance payment in the event of a qualifying termination of employment based on a multiple of base salary and annual cash incentive. For purposes of the Severance Plan, the annual cash incentive component of the severance payment is based on the greater of such individual’s target-level annual cash incentive award in effect on the date of termination or the average of the prior three years’ annual cash incentive awards. Additionally, the Severance Plan provides for the payment of a prorated annual cash incentive amount for the year of termination, which, assuming a termination on December 31, 2025, would have resulted in the following awards (based on actual performance for the performance period): Mr. Brinker, $1,986,156; Mr. Moses, $823,605; Mr. Mabry, $823,605; Mr. Bohn, $685,897; and Ms. Porter, $534,261. Mr. Scott forfeited entitlement to any severance benefits when he departed the Company in April 2025. Mr. Klaritch’s retirement benefits are described below.
(2)	These amounts represent the amounts that would be paid to the individual for the estimated aggregate cost of the premiums that would be charged to each individual to continue health coverage pursuant to COBRA for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual’s termination date) for the period of coverage set forth above.
(3)	These columns report the intrinsic value of the unvested portions of the executive’s equity awards that would accelerate in the circumstances described above. For service-based awards, this value is calculated by multiplying $16.08 (the closing price of our common stock on the last trading day of 2025) by the number of units subject to the portion of the award that would have accelerated. We have included the value related to accelerated vesting of awards in the table above assuming the performance-based vesting requirements were satisfied at target levels, and for 2023 performance-based awards, based on actual performance as of December 31, 2025.

Retirement Benefits

Under our retirement policy, equity awards granted in 2025 will vest upon an NEO’s qualifying retirement. A qualifying retirement occurs if an NEO voluntary retires from service on or after the date on which the NEO’s age plus total years of service equals at least 70, the NEO has attained at least 55 years of age, and the NEO has completed at least five years of service with the Company. Retentive Awards vest in full upon a qualifying retirement if the performance hurdle has been satisfied, while Performance-Based Awards vest based on actual performance, prorated for the NEO’s service during the performance period. Other than Mr. Klaritch, none of the NEOs satisfied retirement eligibility in 2025. Equity awards granted in 2023 do not include provisions for accelerated vesting in the event of an NEO’s retirement.

Retirement of Mr. Klaritch. Mr. Klaritch retired from employment with us effective September 30, 2025. Mr. Klaritch executed a retirement and release agreement that provides for the retirement benefits contractually due under our retirement policy, subject to Mr. Klaritch’s compliance with restrictive covenants set forth in the retirement and release agreement: (1) Performance-Based Awards will remain outstanding during the performance period and Mr. Klaritch will receive the number of units earned, if any, had he remained employed with us until the end of the performance period, prorated based on his number of days of service during the performance period; and (2) Retentive Awards will fully vest after his last day of service if the one-year performance hurdle has been achieved. Mr. Klaritch also agreed to provide three months’ of post-retirement consulting and advisory services (from October 1, 2025 through December 31, 2025) in connection with the transitioning of his responsibilities in exchange for a consulting fee of $50,000 per month, and we agreed to provide a cash payment of $5,542 in lieu of continuation of healthcare benefits for the three-month consulting period. During the portion of 2025 that Mr. Klaritch performed services as

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Executive Compensation Tables

our employee, he received prorated base salary (based on his 2024 base salary level), prorated bonus (based on the average of the prior three years’ STIP bonus payments), and 2025 LTIP awards (based on his 2024 target-level opportunity) prorated through his retirement date, in each case, as set forth in the Summary Compensation Table.

Change-in-Control Benefits (Assuming No Employment Termination)

As described above under “Description of Plan-Based Awards—2025 3-Year Performance-Based Awards,” if we undergo a change in control during the performance period applicable to outstanding Performance-Based Awards granted to the NEOs, the performance period for such Performance-Based Awards will be shortened and performance will be determined based on the shortened period. The number of units deemed to have vested based on the shortened period will accelerate and vest in connection with the change in control. In this scenario, the Performance-Based Awards would vest without regard to whether the NEO terminates employment in connection with the change in control. Upon a change in control of Healthpeak, Retentive Awards held by NEOs would continue to be subject to service-based vesting in accordance with the terms of the awards and would only accelerate upon a termination of an NEO’s employment as described under “Change-in-Control Severance Benefits in Connection with Employment Termination” below.

Assuming that a change in control of Healthpeak occurred on December 31, 2025, the values of the unvested portions of the Performance-Based Awards held by each NEO that would have accelerated in connection with such change in control (calculated using a price per share of $16.08, which is the closing price of our common stock on the last trading day of 2025) are as follows: (1) $7,212,298 for Mr. Brinker; (2) $807,007 for Mr. Moses; (3) $1,302,270 for Mr. Mabry; (4) $1,280,941 for Mr. Bohn; and (5) $271,479 for Ms. Porter.

Change-in-Control Severance Benefits in Connection with Employment Termination

The following table presents our estimate of the benefits to which each of the NEOs would have been entitled had a change in control of the Company occurred on December 31, 2025, and the executive’s employment with us had terminated under the circumstances described above on such date (before any excise-tax reduction under our CIC Plan described above or under the executive’s applicable equity award agreement). See “Change-in-Control Benefits (Assuming no Employment Termination)” above for the value of Performance-Based Awards that would vest on a change in control regardless of whether the NEO terminates employment.

		Continuation
	Cash	of Health/life	Equity
	Severance	Benefits	Acceleration	Total
Name	($)(1)	($)(2)	($)(3)	($)
Scott M. Brinker	9,820,674	144,889	4,405,180	14,370,743
Kelvin O. Moses	3,823,605	85,481	983,581	4,892,667
Adam G. Mabry	3,977,491	85,481	1,121,355	5,184,327
Scott R. Bohn	3,909,027	120,741	997,024	5,026,792
Tracy A. Porter	2,234,261	68,385	1,094,566	3,397,212
(1)	As described above under “—Severance Plans—Executive Change in Control Severance Plan” and as quantified in this column, the CIC Plan provides for a cash severance payment in the event of a qualifying termination of employment. Additionally, the CIC Plan provides for the payment of a prorated annual cash incentive amount for the year of termination, which, assuming a termination on December 31, 2025, is presented based on actual performance for the performance period: Mr. Brinker, $1,986,156; Mr. Moses, $823,605; Mr. Mabry, $823,605; Mr. Bohn, $685,897; and Ms. Porter, $534,261. Mr. Scott forfeited entitlement to any change-in-control severance benefits when he departed the Company in April 2025.
(2)	These amounts represent the amounts that would be paid to the individual for the estimated aggregate cost of the premiums that would be charged to each individual to continue health coverage pursuant to COBRA for such individual and his eligible dependents (to the extent that such dependents were receiving health benefits prior to the individual’s termination date) for the period of coverage set forth above.
(3)	See footnote (3) to the preceding table under “—Severance Benefits” for the manner of calculating equity acceleration value. All outstanding Retentive Awards held by an NEO as of December 31, 2025, would accelerate upon a termination of the NEO’s employment by us without cause or by the NEO for good reason upon or following a change in control of Healthpeak or if the awards were to be terminated (and not assumed or continued) in connection with a change in control of Healthpeak. See Performance-Based Award values (disclosed under “Change-in-Control Benefits (Assuming no Employment Termination)”) that would vest on a change in control regardless of whether the NEO terminates employment.

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Executive Compensation Tables

Pay Ratio

The following pay ratio and supporting information compares the annual total compensation of our President and CEO and the annual total compensation of our employees other than our President and CEO, as required by Section 953(b) of the Dodd-Frank Act. The pay ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2025, our last completed fiscal year:

●	The annual total compensation of our median employee was $124,450; and
●	The annual total compensation of our President and CEO, as reported in the Summary Compensation Table, was $10,072,994.
●	Based on the foregoing, the estimated ratio of the annual total compensation of our President and CEO to the annual total compensation of our median employee was approximately 88:1. To determine the pay ratio, we took the steps outlined below.
●	We determined that as of December 31, 2025, our employee population (excluding our President and CEO) consisted of 427 individuals, all of whom were located in the United States. This population consists of our full-time and temporary employees. We did not have any seasonal employees. We excluded independent contractors, as well as interns, temporary employees, and employees who terminated employment prior to December 31, 2025.
●	To identify the median employee, we computed each employee’s annual compensation consisting of annual base salary as well as all cash bonuses and the grant date value of equity awards granted during the year, as applicable. For these purposes, we annualized the base salary and cash bonuses of employees who did not work for us for the entire year, other than temporary employees. We did not make any cost of living adjustments.
●	Once we identified our median employee, we calculated that employee’s annual total compensation for 2025 in accordance with the requirements of the SEC’s rules for calculating the “total” compensation of each of our NEOs for 2025 for purposes of the Summary Compensation Table above. With respect to our CEO, we used the amount reported as total compensation in the Summary Compensation Table. Any adjustments, estimates and assumptions used to calculate our CEO’s total annual compensation are described in the footnotes to the Summary Compensation Table.

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, apply certain exclusions and make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Pay-Versus-Performance Table

The disclosure included in this section is required by SEC rules. For a detailed discussion on the design of our executive compensation program, including how we align NEOs’ pay to our performance, see the “Compensation Discussion and Analysis” section. The Compensation Committee did not consider the pay-versus-performance data presented below in making its pay decisions for any of the years shown. The following summarizes the relationship between our CEO’s, and our other NEOs’, total compensation paid and our financial performance for the fiscal years shown in the table (in this discussion, our CEO is also

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Executive Compensation Tables

referred to as our principal executive officer or “PEO”, and our Named Executive Officers other than our CEO are referred to as our “Non-PEO NEOs”).

							Value of Initial Fixed
					Average		$100 Investment
					Summary	Average	Based on:
				Comp.	comp.	Comp.	Healthpeak	Peer
	Summary Comp.		Summary Comp.	Actually	Table Total	Actually	Total	Total
	Table Total	Comp. Actually	Table Total for	Paid to	Paid to	Paid to	Stock-	Stock-	Net	Normalized
	for CEO	Paid to CEO	Former CEO	Former CEO	Non-PEO	Non-PEO	Holder	Holder	Income	FFO Per
Year	(Mr. Brinker)(1)(2)	(Mr. Brinker)(3)	(Mr. Herzog)(1)(2)	(Mr. Herzog)(3)	NEOs(1)(2)	NEOs(3)	Return(4)	Return(4)	(in Millions)(5)	Share(6)
2025	$10,072,994	$3,346,104	—	—	$2,792,186	$1,016,898	$69.25	$126.72	$101.03	$1.84
2024	$8,465,882	$10,253,081	—	—	$3,279,881	$3,804,968	$75.37	$117.56	$267.30	$1.81
2023	$7,692,510	$2,500,263	—	—	$3,003,451	$1,549,751	$69.24	$112.04	$334.76	$1.78
2022	$5,557,084	$2,901,565	$24,308,605	$19,911,300	$3,267,762	$1,959,250	$82.83	$100.62	$516.42	$1.73
2021	—	—	$11,713,883	$17,397,357	$3,767,688	$5,579,450	$114.25	$134.06	$525.93	$1.60
(1)	In accordance with applicable SEC rules, since Mr. Brinker and Mr. Herzog each served as PEO during covered fiscal years, they are each included in the table above and the footnotes that follow the table as a PEO for the fiscal years in which they served in such capacity. For 2021, our Non-PEO NEOs were Messrs. Brinker, Scott, Klaritch, and McHenry. For 2022, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, Mabry, and McHenry. For 2023, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, and Patadia. For 2024, our Non-PEO NEOs were Messrs. Scott, Klaritch, Bohn, and Mabry. For 2025, our Non-PEO NEOs were Messrs. Moses, Mabry, Bohn, and Ms. Porter.
(2)	See the Summary Compensation Table above, and the Summary Compensation Table as disclosed in our proxy statement filed with the SEC in calendar year 2025, for detail on the Summary Compensation Table total compensation for each CEO for each fiscal year covered in the table. The average compensation for the Non-PEO NEOs for 2025 was calculated from the Summary Compensation Table above. The average compensation for the Non-PEO NEOs for each of 2024, 2023, 2022, and 2021 was calculated from the Summary Compensation Table as disclosed in our Proxy Statement filed with the SEC in calendar year 2025, 2024, 2023, or 2022, respectively.
(3)	For purposes of this table, the compensation actually paid (also referred to as “CAP”) to each of our NEOs (including, for purposes of this table, former executive officers who are included in the Non-PEO NEO group for 2021, 2022, 2023, 2024 and 2025) is defined by the SEC and means each NEO’s total compensation as reflected in the Summary Compensation Table for the applicable fiscal year and adjusted as shown below.

No stock options were granted, and no unvested stock options were outstanding, during the applicable fiscal years. There were no material modifications to any stock awards during the applicable fiscal years. In making each of these adjustments, the “value” of a stock award is the fair value of the award on the applicable date determined in accordance with FASB ASC Topic 718 using the valuation assumptions we then used to calculate the fair value of our equity awards. For more information on the valuation of our equity awards, see the notes to our financial statements that appear in our Annual Report on Form 10-K each fiscal year and the footnotes to the Summary Compensation Table that appears in our annual Proxy Statement. The table above reflects the CAP (determined as noted above) for each CEO and, for our Non-PEO NEOs, the average of the CAPs determined for the Non-PEO NEOs for each of the fiscal years shown in the table.

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Executive Compensation Tables

The following tables provide reconciliations of the Summary Compensation Table Total to Compensation Actually Paid for each of Mr. Brinker, our President and CEO, and Mr. Herzog, our former CEO. We believe the values reflected under Compensation Actually Paid (CAP) as presented herein may not provide an accurate reflection of the compensation we actually pay to our NEOs on a year-over-year basis for several reasons, particularly with respect to the transition in CEOs over the five-year period and timing of corresponding pay adjustments in terms of promoting Mr. Brinker to CEO.

Reconciliation of Summary Compensation Table Total to	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
Compensation Actually Paid for CEO (Mr. Brinker)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	10,072,994	8,465,882	7,692,510	5,557,084	—
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(7,208,688)	(5,714,406)	(5,204,310)	(3,134,399)	—
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	4,097,425	6,903,188	2,997,838	2,541,379	—
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(4,052,476)	290,155	(2,282,005)	(2,232,034)	—
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	402,297	—
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(94,518)	(29,362)	(960,951)	(445,419)	—
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Dividends Paid on Outstanding and Unvested Stock Awards	531,367	337,624	257,182	212,657	—
Compensation Actually Paid	3,346,104	10,253,081	2,500,263	2,901,565	—

Reconciliation of Summary Compensation Table Total to	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
Compensation Actually Paid for Former CEO (Mr. Herzog)	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	—	—	—	24,308,605	11,713,883
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	—	—	—	(7,374,832)	(7,102,283)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	—	—	—	5,979,535	8,283,835
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	—	—	—	(3,306,057)	3,328,563
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	685,203	751,962
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	—	—	(611,707)	224,226
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—	—	—
Dividends Paid on Outstanding and Unvested Stock Awards	—	—	—	230,553	197,171
Compensation Actually Paid	—	—	—	19,911,300	17,397,357

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Executive Compensation Tables

The following table provides a reconciliation of the average of the Summary Compensation Table Total for the Non-PEO NEOs for a fiscal year to the average of the Compensation Actually Paid for the Non-PEO NEOs for that fiscal year.

Reconciliation of Average Summary Compensation Table	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year	Fiscal Year
Total to Average Compensation Actually Paid for Non-PEO NEOs	2025 ($)	2024 ($)	2023 ($)	2022 ($)	2021 ($)
Summary Compensation Table Total	2,792,186	3,279,881	3,003,451	3,267,762	3,767,688
Grant Date Fair Value of Stock Awards Granted in Fiscal Year	(1,640,620)	(1,452,864)	(1,387,525)	(1,535,477)	(1,718,594)
Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Fiscal Year	771,717	1,755,106	822,314	1,087,331	2,004,500
Change in Fair Value of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	(435,883)	112,401	(671,242)	(368,699)	1,104,314
Fair Value at Vesting of Stock Awards Granted in Fiscal Year That Vested During Fiscal Year	—	—	—	103,198	249,639
Change in Fair Value as of Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	(20,500)	6,808	(292,301)	(132,238)	59,047
Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	(543,670)	—	—	(516,184)	—
Dividends Paid on Outstanding and Unvested Stock Awards	93,668	103,636	75,053	53,557	112,856
Compensation Actually Paid	1,016,898	3,804,968	1,549,751	1,959,250	5,579,450

(4)	Healthpeak TSR represents cumulative total stockholder return on a fixed investment of $100 in our common stock for the period beginning at the close of trading on the last trading day of 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes. Peer total stockholder return represents cumulative total stockholder return on a fixed investment of $100 in the Equity REIT Index of Nareit for the period beginning at the close of trading on the last trading day of 2020 through the end of the applicable fiscal year, and is calculated assuming the reinvestment of dividends before consideration of income taxes.

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Executive Compensation Tables

The following chart illustrates our TSR for each of the last four fiscal years against our TSR and the TSR for the Equity REIT Index of Nareit, or the FTSE Nareit Equity REIT Index (each calculated as described above) over that period of time.

The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our TSR and the TSR for the Equity REIT Index of Nareit (each calculated as described above) over that period of time.

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Executive Compensation Tables

(5)	This column shows Healthpeak’s net income for each fiscal year covered by the table. The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our net income for each of those years.

(6)	This column shows Healthpeak’s Normalized FFO per share for each fiscal year covered by the table. We consider Normalized FFO per share, which we also refer to as FFO as Adjusted per common share, to be a key metric in our executive compensation program; see the Compensation Discussion and Analysis section of this proxy statement for more information regarding the use of this performance measure. For the definition and reconciliation of Normalized FFO per share to the most directly comparable GAAP measure, see Appendix A. The following chart illustrates the CAP for each CEO and the average CAP for our Non-PEO NEOs for each of the last four fiscal years against our Normalized FFO per share for each of those years.

Following is an unranked list of our financial performance measures we consider most important in linking the compensation actually paid to our NEOs for 2025 with our performance. In addition to the financial performance measures listed below, we view our stock price, upon which the value of all of our LTIP awards is dependent, as a key performance-based component of our executive compensation program in order to further align the interests of our senior management team with the interests of our stockholders.

●	Normalized FFO per share (used in our 2025 STIP and Retentive Awards)
●	Net Debt to Adjusted EBITDAre (used in our 2025 STIP and Retentive Awards)
●	Relative TSR (used in our Performance-Based Awards)

2026 PROXY STATEMENT      77

Equity Compensation Plan Information

The following table sets forth, for each of the Company’s equity compensation plans, the number of shares of common stock subject to outstanding awards, the weighted average exercise price of outstanding options and the number of shares remaining available for future award grants as of December 31, 2025.

	Number of				Number of Securities
	Securities				Remaining Available
	To Be Issued		Weighted Average		for Future Issuance
	Upon Exercise of		Exercise Price of		Under Equity
	Outstanding		Outstanding		Compensation Plans
	Options,		Options, Warrants		(Excluding Securities
	Warrants and		and Rights		Reflected in Column
Plan Category	Rights		($)		(A))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	4,255,974	(1)	N/A	(2)	26,373,387	(3)
Equity compensation plans not approved by security holders	N/A		N/A		N/A
Total	4,255,974		N/A		26,373,387
(1)	Of these shares, none were subject to outstanding stock options, 3,697,047 were subject to profits interest units (including outstanding performance-based profits interest unit awards, which are presented at their maximum level of achievement), and 558,927 were subject to outstanding restricted stock units (including outstanding performance-based stock units, which are presented at their target level of performance).
(2)	This weighted average exercise price does not reflect 3,697,047 shares that could be issued in connection with profits interest units (including outstanding performance-based profits interest unit awards, which are presented at their maximum level of achievement), and 558,927 shares that could be issued in connection with restricted stock units (including outstanding performance-based stock units, which are presented at their target level of performance).
(3)	Of the aggregate number of shares that remained available for issuance as of December 31, 2025, all were available under the 2023 Plan. Subject to certain express limits of the 2023 Plan, shares available for award purposes under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights and other forms of awards granted or denominated in shares of our common stock including, without limitation, stock bonuses, restricted stock, restricted stock units, and performance-based stock units, as well as shares denominated in profits interest units.

78      HEALTHPEAK PROPERTIES

Security Ownership of Principal Stockholders, Directors and Management

The following table sets forth certain information as of March 3, 2026 (unless otherwise indicated) regarding the beneficial ownership, as that term is defined in Rule 13d-3 under the Exchange Act, of shares of our common stock by: (i) each person known to beneficially own more than 5% of our outstanding common stock; (ii) each director and nominee for election as director; (iii) each of the NEOs; and (iv) all current directors and executive officers as a group. This table is based on Company records and information supplied to us by our executive officers, directors and principal stockholders or included in a Schedule 13G, or an amendment thereto, filed with the SEC with respect to shares of our common stock. The following table also does not include certain LTIP Units, which, regardless of their vesting schedules, are subject to a 14-month holding period following their grant date or cancellation and replacement date, as applicable.

	Shares Beneficially Owned(1)
			Number of Options/
	Number of		RSUs/Profits		Percent
Name of Beneficial Owner	Shares(2)		Interest Units(3)		of Class(4)
Greater than 5% Stockholders
The Vanguard Group, Inc. and affiliates(5)	87,756,738		—		16.04%
100 Vanguard Boulevard Malvern, PA 1 9355
BlackRock, Inc.(6)	70,176,646		—		10.00%
50 Hudson Yards New York, NY 10001
State Street Corporation(7)	41,217,077		—		7.53%
State Street Financial Center 1 Congress Street,
Suite 1 Boston, MA 02114
Directors
Scott M. Brinker(8)	213,455		248,561	(9)	*
Katherine M. Sandstrom	56,268		10,657		*
John T. Thomas	804,987	(10)	23,739		*
Brian G. Cartwright	63,089		10,657		*
James B. Connor	17,778	(11)	10,657		*
R. Kent Griffin, Jr.	69,794		10,657		*
Pamela J. Kessler	45,235	(12)	10,657		*
Sara G. Lewis	67,087	(13)	10,657		*
Ava E. Lias-Booker	24,904		10,657		*
Governor Tommy G. Thompson	133,633		10,657		*
Richard A. Weiss	59,068		10,657		*
Named Executive Officers
Kelvin Moses	755		—		*
Adam G. Mabry	4,515		39,647		*
Scott R. Bohn	18,625		47,502		*
Tracy A. Porter	—		—		*
Thomas M. Klaritch	330,412		76,647		*
Peter A. Scott	66,477		—		*
All current directors and executive officers as a group (17 persons)	1,627,860		500,151		*
*	Less than 1%
(1)	Except as otherwise noted and subject to applicable community property laws, each individual has sole voting and investment power with respect to the shares listed.

2026 PROXY STATEMENT      79

Security Ownership of Principal Stockholders, Directors and Management

(2)	Does not include profits interest units to acquire equity interests in Healthpeak OP, LLC beneficially owned by such person that are not exchangeable into Healthpeak common stock within 60 days of March 3, 2026.
(3)	For the Independent Directors and Mr. Thomas, consists of shares represented by unvested RSU awards that will vest within 60 days of March 3, 2026. For executive officers, consists of profits interest units to acquire equity interests in Healthpeak OP, LLC beneficially owned by such person that may be redeemed for shares of our common stock at the election of the holder within 60 days of March 3, 2026, or upon the individual’s qualified retirement pursuant to our retirement policy.
(4)	Unless otherwise indicated, based on 695,256,660 shares outstanding as of March 3, 2026. In addition, for purposes of computing the percentage of shares held by an individual, the number of shares outstanding includes shares represented by unvested RSUs that will vest within 60 days of March 3, 2026, and profits interest units that can be redeemed for shares of our common stock at the election of holder within 60 days of March 3, 2026, or upon the individual’s qualified retirement pursuant to our retirement policy, but, in each case, such shares are not included in the number of shares outstanding for purposes of computing the percentage of shares held by any other person.
(5)	Share and percentage beneficial ownership information for The Vanguard Group, Inc. (“Vanguard”) is given as of December 29, 2023, and was obtained from a Schedule 13G/A filed on February 13, 2024, with the SEC. According to the Schedule 13G/A, Vanguard has shared voting power over 1,140,280 shares, sole dispositive power over 84,952,851 shares and shared dispositive power over 2,803,887 shares of our common stock. The Schedule 13G/A states that Vanguard’s clients have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, our common stock but that no one other person’s interest in our common stock is more than 5% of the total outstanding common shares.
(6)	Share and percentage beneficial ownership information for BlackRock, Inc. (“BlackRock”) is given as of March 31, 2025, and was obtained from a Schedule 13G/A filed on April 28, 2025, with the SEC. According to the Schedule 13G/A, BlackRock has sole voting power over 64,266,722 shares and sole dispositive power over 70,176,646 shares of our common stock. The Schedule 13G/A states that various persons have the right to receive or the power to direct the receipt of dividends from or the proceeds from the sale of our common stock, but that no one person’s interest in our common stock is more than 5% of the total outstanding common shares.
(7)	Share and percentage beneficial ownership information for State Street Corporation (“State Street”) is given as of December 31, 2023, and was obtained from a Schedule 13G/A filed on January 30, 2024, with the SEC. According to the Schedule 13G/A, State Street has shared voting power over 25,905,284 shares and shared dispositive power over 41,140,742 shares of our common stock.
(8)	Mr. Brinker is also an NEO.
(9)	Includes 64,095 profits interest units held in spouse’s trust.
(10)	Includes 58 shares held by an account for the benefit of Mr. Thomas’s child.
(11)	Includes 10 shares held in spouse’s trust.
(12)	Includes 1,620 shares held in an individual retirement account and 3,965 shares held by spouse’s individual retirement account.
(13)	Includes 22,000 shares held in a trust and 9,000 shares held in an individual retirement account.

80      HEALTHPEAK PROPERTIES

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

The Post, Waltham, MA LAB
Our Board recommends a vote FOR ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2026	FOR

Auditor Evaluation and Appointment

Our Audit Committee is responsible for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm that audits the Company’s financial statements and internal control over financial reporting. The Audit Committee has appointed Deloitte & Touche LLP, or Deloitte, to continue to serve as Healthpeak’s independent registered public accounting firm for the year ending December 31, 2026. Deloitte has served as Healthpeak’s independent registered public accounting firm since March 3, 2010. A representative of Deloitte is expected to attend the Annual Meeting and will have an opportunity to make a statement and be available to respond to appropriate questions.

The Audit Committee annually reviews Deloitte’s performance and independence in deciding whether to engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

Deloitte’s independence from the Company and management, including any factors that may impact Deloitte’s objectivity

Deloitte’s qualifications and capability in handling all aspects of the Company’s operations

The desired balance of Deloitte’s experience and fresh perspective occasioned by mandatory audit partner rotation

The experience, qualifications and performance of our existing audit engagement team

Any issues raised by the Public Company Accounting Oversight Board’s (“PCAOB”) most recent quality control review of Deloitte

The quality and candor of Deloitte’s communications with the Audit Committee and management

Deloitte’s quality control procedures

The quality and effectiveness of Deloitte’s historical and recent audit plans and performance on our audit

The advisability and potential impact of appointing a different independent public accounting firm

2026 PROXY STATEMENT      81

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Voting Standard and Board Recommendation

We are asking our stockholders to vote FOR ratification of the appointment of Deloitte as our independent registered public accounting firm for 2026. Ratification requires the affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting. Although ratification is not required by our organizational documents or otherwise, our Board is submitting the appointment of Deloitte to our stockholders as a matter of good corporate governance.

If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to appoint another independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company.

Following its review, the Audit Committee believes that Deloitte’s continued engagement as our independent registered public accounting firm is in the best interests of the Company for the following reasons:

EXPERIENCE AND EFFECTIVENESS

Enhanced audit quality. Through years of experience, Deloitte has gained significant institutional knowledge of our business and operations, accounting policies and practices, and internal control over financial reporting.

Effective audit plans and efficient fee structures. Deloitte’s knowledge of our business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with our business and control framework.

STRONG INDEPENDENCE CONTROLS

Thorough Audit Committee oversight. The Audit Committee believes that any concerns with Deloitte’s tenure are mitigated by the Audit Committee’s oversight, which includes ongoing engagement with Deloitte and a comprehensive annual review process.

Robust pre-approval policies and limits on non-audit services. The Audit Committee must pre-approve all audit and non-audit services performed by Deloitte, including the types of services to be provided and the estimated fees relating to those services.

Deloitte’s strong internal independence procedures and regulatory framework. Deloitte conducts periodic internal quality reviews of its audit work and rotates lead partners every five years. Deloitte is also subject to PCAOB inspections, peer reviews, and PCAOB and SEC oversight.

82      HEALTHPEAK PROPERTIES

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table shows information about the respective fees billed by Deloitte during or related to the fiscal years ended December 31, 2025 and 2024 (in thousands):

	2025	2024
Audit Fees(1)	$3,766	$4,794
Audit-Related Fees(2)	1,750	271
Tax Fees:
Tax Compliance(3)	1,047	1,099
Tax Planning and Tax Advice(4)	944	924
All Other Fees	—	—
Total	$7,507	$7,088
(1)	Audit fees include fees and out-of-pocket expenses billed for the audit of our annual consolidated financial statements and internal control over financial reporting, the review of interim consolidated financial statements included in our Quarterly Reports on Form 10-Q, and other SEC registration statement and consent services. Audit fees for 2024 include fees related to the merger with Physicians Realty Trust.
(2)	Audit-related fees primarily relate to, among other things, fees for the separate audits of certain of our consolidated subsidiaries and certain agreed-upon procedures. Audit-related fees for 2025 include fees related to Janus Living.
(3)	Tax compliance fees primarily involve the preparation or review of tax returns.
(4)	Tax planning and tax advice fees encompass a diverse range of services, including tax advice related to acquisitions and investments, consultation regarding the impact of proposed actions/activities on REIT qualification, and consultation regarding the foreign, federal, state, and local tax matters related to various transactions. Tax planning and tax advice fees for 2025 and 2024 include fees related to Janus Living and fees related to the merger with Physicians Realty Trust, respectively.

Policy on Pre-Approval of Audit and Permitted Non-Audit Services

Pursuant to its charter and good corporate governance practices, the Audit Committee must pre-approve all audit and permitted non-audit services performed by Deloitte and all related fees. The Audit Committee has delegated its preapproval authority to its Chair, provided that the Chair presents any pre-approvals related to audit and permitted non-audit services to the Audit Committee at its next scheduled meeting. The Audit Committee considered whether the provision of proposed non-audit services by Deloitte to the Company was compatible with maintaining the audit firm’s independence and concluded that Deloitte’s independence was not compromised by the provision of such services and pre-approved all services provided by Deloitte in 2025 and 2024.

2026 PROXY STATEMENT      83

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

Audit Committee Report

The Audit Committee currently consists of the following members: Messrs. Griffin (Chair) and Connor and Ms. Kessler. The Board has determined that, under applicable NYSE and SEC rules: (i) all Audit Committee members are independent, and (ii) Messrs. Griffin and Connor and Ms. Kessler are financial experts. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on the Company’s website at healthpeak.com/corporate-impact/governance.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal financial controls, preparing the financial statements, and managing the public reporting process. Deloitte, the Company’s independent registered public accounting firm for 2025, is responsible for expressing opinions on the conformity of the Company’s audited consolidated financial statements with U.S. generally accepted accounting principles (GAAP) and on the Company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the audited consolidated financial statements for the fiscal year ended December 31, 2025, Deloitte’s evaluation of the Company’s internal control over financial reporting, significant accounting policies and practices, and management judgments and estimates. The Audit Committee has discussed with Deloitte the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee also received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with Deloitte any relationships that may impact its objectivity and independence and satisfied itself as to Deloitte’s independence.

Based on the Audit Committee’s review of the audited consolidated financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board that the audited consolidated financial statements for the fiscal year ended December 31, 2025, be included in the Annual Report, as filed with the SEC.

R. Kent Griffin, Jr. (Chair) Independent Director	James B. Connor Independent Director	Pamela J. Kessler Independent Director

The foregoing report of the Audit Committee is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

84      HEALTHPEAK PROPERTIES

Additional Information about the Annual Meeting

Annual Meeting Information and Format

Annual Meeting Location, Date and Time

The live webcast of the Annual Meeting will begin at 10:00 a.m. MT on April 30, 2026, at www.virtualshareholdermeeting.com/DOC2026. There is no physical location for the Annual Meeting. Stockholders attending the Annual Meeting will be able to submit questions online to our Board of Directors and management. We believe the virtual meeting format will enhance stockholder access by facilitating attendance and participation from any location, and the virtual meeting format provides stockholders the opportunity to exercise the same rights as if they had attended a meeting at a physical location.

Attendance at the Annual Meeting

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the Record Date.

Participating in the Annual Meeting

To participate in the Annual Meeting by voting or asking questions, stockholders will need the control number included on the Notice of Internet Availability of the Proxy Materials, which is located on the proxy card or the instructions that accompanied the proxy materials. Beginning at 9:45 a.m. MT on April 30, 2026, stockholders may check in online using the control number and following the instructions on the Annual Meeting website at www.virtualshareholdermeeting.com/DOC2026.

Asking Questions

Stockholders as of the close of business on the Record Date who attend and participate in the Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting by following the instructions on the virtual annual meeting platform at www.virtualshareholdermeeting.com/DOC2026. We will answer appropriate and relevant stockholder-submitted questions as time permits. Substantially similar questions may be grouped together to provide a single response to avoid repetition.

Technical Details

We encourage you to access the Annual Meeting site prior to the 10:00 a.m. MT start time to allow ample time to log into the Annual Meeting webcast and test your computer system. The Annual Meeting site will first be accessible to registered stockholders beginning at 9:45 a.m. MT on the day of the Annual Meeting. Participants should ensure that they have a reliable Internet connection to participate in the Annual Meeting. If you encounter any difficulties accessing the virtual Annual Meeting during the check in or meeting time, please call the technical support number posted on the virtual Annual Meeting website. Technicians will be available to assist you.

Benefits of a Virtual Annual Meeting

All stockholders may participate fully, equally, and without cost, using an Internet-connected device from any location around the world. The virtual meeting format increases our ability to engage with all stockholders, regardless of size, resources, or physical location.

2026 PROXY STATEMENT      85

Additional Information about the Annual Meeting

Voting at the Annual Meeting

General Information

Stockholders of record of our common stock as of the close of business on March 3, 2026, the record date for the Annual Meeting, are entitled to notice of and to vote at the Annual Meeting. As of the close of business on the record date, there were 695,256,660 shares of our common stock outstanding and eligible to vote at the Annual Meeting. There is no other class of voting securities outstanding. Each share of common stock entitles its holder to one vote at the Annual Meeting. To have a quorum at the Annual Meeting, the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy.

				Vote		Effect
Agenda		Page	Board	Requirement	Effect	of Broker
Item	Description	Number	Recommendation	for Approval	of Abstentions	Non-Votes
1	Proposal to elect the nine director nominees	11	FOR	Majority of votes cast	No effect	No effect
2	Proposal to approve, on an advisory basis, the compensation of our named executive officers	38	FOR	Majority of votes cast	No effect	No effect
3	Proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026	78	FOR	Majority of votes cast	No effect	None expected

Abstentions will be counted as present and entitled to vote for purposes of determining the presence of a quorum but will not be counted as votes cast for purposes of determining the outcome of any proposal. Broker non-votes on Proposal No. 1 (election of directors) and Proposal No. 2 (approval of 2025 executive compensation on an advisory basis) will be counted as present and entitled to vote for the purpose of determining the presence of a quorum at the Annual Meeting, but will not be counted as votes cast for purposes of determining the outcome of any of these proposals.

Voting via the Internet, Telephone or Mail

You may submit your proxy or voting instructions via the Internet, by telephone or by mail, depending on the manner in which you receive your proxy materials. If you received a Notice of Internet Availability by mail, you can submit a proxy or voting instructions via the Internet by following the instructions provided in the Notice of Internet Availability. If you received a printed set of the proxy materials by mail, you may submit a proxy or voting instructions via the Internet, by telephone (if available) or by mail by following the instructions on the proxy card or voting instruction form.

If you are a stockholder of record voting by telephone or the Internet, your proxy must be received by 9:59 p.m. Mountain Time (11:59 p.m. Eastern Time) on April 29, 2026, in order for your shares to be voted at the Annual Meeting. However, if you are a stockholder of record submitting a proxy card by mail, you may instead mark, sign and date the proxy card you received and return it in the accompanying prepaid and addressed envelope so that it is received by us before the Annual Meeting. If you hold your shares in street name, please provide your voting instructions to the bank, broker or other nominee who holds your shares by the deadline specified by such bank, broker or nominee.

86      HEALTHPEAK PROPERTIES

Additional Information about the Annual Meeting

Voting during the Annual Meeting

All stockholders of record may vote during the Annual Meeting by attending the live virtual Annual Meeting at www.virtualshareholdermeeting.com/DOC2026 and submitting a ballot online. However, if you are the beneficial owner of shares held in street name through a bank, broker or other nominee, you may not vote your shares at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance to authorize the voting of your shares at the Annual Meeting so that your vote will be counted if you are later unable to attend. If you later attend the Annual Meeting and vote online, your previously submitted proxy or voting instructions will not be used.

How Your Shares Will be Voted

Your shares will be voted as you specify in your proxy or voting instructions. Although our Board does not know of any business to be considered at the Annual Meeting other than the three proposals described in this proxy statement, if any other business properly comes before the Annual Meeting, a stockholder’s properly submitted proxy gives authority to the proxy holder to vote on those matters in his or her discretion. If you are a stockholder of record and properly submit a proxy but do not specify your voting choice on one or more of the items listed in the notice of meeting, your shares will be voted as recommended by our Board on those items.

If you hold your shares in street name through a brokerage account and you do not submit voting instructions to your broker, your broker will not be authorized to vote your shares on any of the matters at the Annual Meeting, other than Proposal No. 3 (the ratification of the appointment of Deloitte as our independent registered public accounting firm for 2026). If your broker exercises its discretion to vote on Proposal No. 3 at the Annual Meeting, your shares will constitute “broker non-votes” on each of the other items at the Annual Meeting.

Revoking or Changing Your Vote

If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering a written notice of revocation to our Corporate Secretary at our principal executive offices, by submitting a later-dated proxy via the Internet, by telephone or by mail by the applicable deadline provided under “Voting Via the Internet, Telephone or Mail,” or by voting online during the Annual Meeting at www.virtualshareholdermeeting. com/DOC2026. If your shares are held in street name through a bank, broker or other nominee, you may revoke any previous voting instructions by submitting new voting instructions to your bank, broker or nominee by the deadline specified by your bank, broker or nominee or by attending the Annual Meeting and voting online. Attendance at the Annual Meeting will not by itself constitute a revocation of any proxy or voting instructions.

Additional Annual Meeting Information

Delivery of Proxy Materials

We may satisfy SEC rules regarding delivery of proxy materials, including our proxy statements and Annual Reports, by delivering only one set of proxy materials to multiple stockholders that share the same address, unless we have received contrary instructions in writing. This “householding” process can result in meaningful cost savings for us and is consistent with our commitment to sustainability by reducing the environmental impact of printing and mailing paper copies. Upon oral or written request, we will deliver promptly a separate copy of proxy materials to a stockholder at a shared address to which a single copy of the proxy materials was delivered. If your shares are registered in your own name, you may request a separate copy of the proxy materials for this Annual Meeting or for future meetings of Healthpeak stockholders by notifying Broadridge toll-free at 1–866–540–7095 or writing to Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717. If you are a street

2026 PROXY STATEMENT      87

Additional Information about the Annual Meeting

name holder, please contact the broker, bank or other nominee that holds your shares to request a separate copy of proxy materials.

In the future, stockholders of record can avoid receiving duplicate mailings by following the instructions on the Internet at www.proxyvote.com. If you hold your shares in street name and you would like to receive only one copy of the proxy materials in the future, you should contact your bank, broker or other nominee.

Financial Statements

Our Annual Report containing our audited consolidated financial statements accompanies this proxy statement. Upon the written request of any person solicited hereby, we will provide a copy of our Annual Report to such person, without charge. Requests should be directed to our Corporate Secretary at Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237.

Proxy Solicitation

We will bear all costs of the solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors and officers of Healthpeak, without receiving any additional compensation, may solicit proxies personally or by telephone, email or other electronic means. We will request brokerage houses, banks and other custodians or nominees holding stock in their names for others to forward proxy materials to their customers or principals who are the beneficial owners of shares of our common stock and will reimburse them for their expenses in doing so. We have retained the services of Georgeson LLC to assist in the solicitation of proxies for a fee of $11,000 plus reasonable out-of-pocket expenses. We may engage Georgeson for additional solicitation work and incur fees greater than $11,000, depending on a variety of factors, including preliminary voting results.

Voting Results

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

88      HEALTHPEAK PROPERTIES

Other Matters

2027 Stockholder Proposals, Director Nominations, and Director Candidate Recommendations

Proposals to be Included in 2027 Proxy Materials

Any stockholder that desires to have a proposal considered for presentation at the 2027 annual meeting of stockholders, and included in Healthpeak’s proxy materials used in connection with our 2027 annual meeting, must submit the proposal in writing to our Corporate Secretary so that it is received no later than November 12, 2026. The proposal must also comply with the requirements of Rule 14a-8 under the Exchange Act to be so included. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline will be a reasonable time before we begin to make our proxy materials available to stockholders.

Proxy Access Nominations

Any stockholder (or group of no more than 25 stockholders) meeting the Company’s continuous ownership requirements set forth in our Bylaws that wishes to nominate candidates for election to our Board for inclusion in our proxy materials for our 2027 annual meeting of stockholders must provide written notice to our Corporate Secretary no earlier than October 13, 2026, nor later than November 12, 2026. Other specifics regarding the foregoing proxy access right, including the required content of the notice and certain other eligibility and procedural requirements, can be found in Section 8 of Article II of our Bylaws.

Nominations or Proposals Not to be Included in 2027 Proxy Materials

If a stockholder seeks to nominate a candidate for election or to propose business for consideration at our 2027 annual meeting but not have it included in our proxy materials for the 2027 annual meeting, we must receive notice of the proposal or director nomination no earlier than January 30, 2027, and no later than March 1, 2027. If we change the date of our 2027 annual meeting to a date that is before March 31, 2027, or after June 29, 2027, however, notice of any proposal or director nomination must instead be delivered not earlier than the 90th day and not later than the close of business on the later of the 60th day prior to our 2027 annual meeting, or the 10th day following the day on which we publicly announce the date of our 2027 annual meeting. If the notice is not received between these dates or does not satisfy the additional notice requirements set forth in Article II, Section 7(a) of our Bylaws, the notice will be considered untimely and any nomination or business proposed to be brought before the meeting will be disregarded and not acted upon at our 2027 annual meeting. Proposals, nominations and notices should be directed to the attention of the Corporate Secretary, Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237. In accordance with our Bylaws, the foregoing deadline and notice requirements set forth in Article II, Section 7(a) of our Bylaws are also intended to apply to and satisfy the notice requirements set forth in Rule 14a-19 under the Exchange Act, including paragraph (b) thereunder, with respect to notice by a stockholder who intends to solicit proxies in support of director nominees other than the Company’s nominees at the 2027 annual meeting.

2026 PROXY STATEMENT      89

Other Matters

Recommendations of Director Candidates

Stockholders may also recommend director candidates for our Board’s consideration. The Governance Committee will consider director candidates properly recommended by stockholders in the same manner as recommendations received from other sources. Stockholder recommendations must be submitted in writing to the Chair of the Governance Committee, c/o Healthpeak Properties, Inc., 4600 South Syracuse Street, Suite 500, Denver, Colorado 80237, together with the proposed candidate’s name, address, age, appropriate biographical information, descriptions of the candidate’s qualifications and the relationship, if any, to the recommending stockholder, together with any other information about the stockholder and the candidate that would otherwise be required pursuant to our Bylaws if the stockholder was nominating the candidate for election to our Board at an annual meeting of stockholders. Stockholders who would like to recommend a candidate for consideration by our Board in connection with the next annual meeting of stockholders should submit their written recommendation no later than January 1 of the year of the annual meeting.

Vote

We urge you to submit your proxy or voting instructions as soon as possible, whether or not you expect to attend and vote at the Annual Meeting. If you attend and vote at the Annual Meeting, your proxy will not be used.

By Order of the Board of Directors,

Carol B. Samaan

Senior Vice President, Deputy General Counsel, and Corporate Secretary

Denver, Colorado

March 12, 2026

90      HEALTHPEAK PROPERTIES

Forward-Looking Statements and Other Disclaimers

Statements contained in this proxy statement that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof. Examples of forward-looking statements include, among other things: statements regarding timing, outcomes and other details relating to current, pending or contemplated acquisitions, dispositions, developments, redevelopments, joint venture transactions, leasing activity and commitments, financing activities, the Janus Living initial public offering, or other transactions discussed in this proxy statement. Pending acquisitions, dispositions, joint venture transactions, leasing activity, financing activity, and other transactions, including those subject to binding agreements, remain subject to closing conditions and may not be completed within the anticipated timeframes or at all. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. Further, we cannot guarantee the accuracy of any such forward-looking statement contained in this proxy statement, and such forward-looking statements are subject to known and unknown risks and uncertainties that are difficult to predict. These risks and uncertainties include, but are not limited to: changes to regulatory, funding, staffing, trade, and other policies and actions by the U.S. political administration; macroeconomic trends that may increase borrowing, construction, labor, and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid; economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions and/or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social, and governance (“corporate impact”) and sustainability commitments and changing requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, and health and safety measures intended to reduce their spread; our past participation in the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) Provider Relief Fund and other Covid-related stimulus and relief programs; laws or regulations prohibiting eviction of our tenants; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased interest rates and borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the pending Janus Living Offering may not be completed on the currently contemplated timeline or terms, or at all, and may not achieve the intended benefits; our economic exposure to shifts in the price of Janus Living common stock and our ability to control the assets and activities of Janus Living; potential conflicts of interest in our relationship with Janus Living; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak

2026 PROXY STATEMENT      91

Forward-Looking Statements and Other Disclaimers

OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings. Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

Furthermore, certain statements in this proxy statement, particularly pertaining to our environmental and corporate impact goals and initiatives, are subject to additional risks and uncertainties, including regarding: gathering and verification of information and related methodological considerations; our ability to implement various initiatives under expected timeframes, cost, and complexity; our dependency on third-parties to provide certain information and to comply with applicable laws and policies; our reference to various reporting standards and frameworks (including standards for the measurement of underlying data), which continue to evolve; and other unforeseen events or conditions. Additionally, we may provide information herein that is not necessarily “material” under the federal securities laws for the SEC reporting purposes but that is informed by various standards and frameworks (including standards for the measurement of underlying data) and the interest of various stakeholders. However, we cannot guarantee strict adherence to framework recommendations and much of this information is subject to assumptions, estimates or third-party information that is still evolving and subject to change, and our disclosures based on these frameworks may change due to revisions in framework requirements, availability of information, changes in our business or applicable governmental policy, or other factors, some of which may be beyond our control.

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Appendix A

Reconciliations and Definitions

Reconciliations

NAREIT FFO, FFO AS ADJUSTED, AND NORMALIZED FFO PER SHARE

In thousands, except per share data

	Year Ended December 31,
	2025	2024
Net income (loss) applicable to common shares	$70,513	$242,384
Real estate related depreciation and amortization	1,058,865	1,057,205
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	50,110	44,961
Noncontrolling interests’ share of real estate related depreciation and amortization	(16,511)	(18,328)
Loss (gain) on sales of depreciable real estate, net	(69,488)	(178,695)
Loss (gain) upon change of control, net	—	(77,548)
Taxes associated with real estate dispositions	(335)	9,633
Impairments (recoveries) of real estate, net(1)	175,827	13,118
Nareit FFO applicable to common shares	$1,268,981	$1,092,730
Distributions on dilutive convertible units and other	18,211	16,211
Diluted Nareit FFO applicable to common shares	$1,287,192	$1,108,941
Weighted average shares outstanding – Diluted Nareit FFO	710,509	689,638
Impact of adjustments to Nareit FFO:
Transaction, merger, and restructuring-related costs(2)	25,520	115,105
Other impairments (recoveries) and other losses (gains), net(3)	(651)	9,381
Casualty-related charges (recoveries), net	(1,594)	25,848
Recognition (reversal) of valuation allowance on deferred tax assets	—	(11,196)
Total adjustments	$23,275	$139,138
FFO as Adjusted applicable to common shares	$1,292,256	$1,231,868
Distributions on dilutive convertible units and other	18,192	16,061
Diluted FFO as Adjusted applicable to common shares(4)	$1,310,448	$1,247,929
Weighted average shares outstanding – Diluted FFO as Adjusted	710,509	689,638

2026 PROXY STATEMENT      93

Appendix A

	Year Ended December 31,
	2025	2024
Diluted earnings per common share	$0.10	$0.36
Depreciation and amortization	1.56	1.58
Loss (gain) on sales of depreciable real estate, net	(0.10)	(0.26)
Loss (gain) upon change of control, net	—	(0.11)
Taxes associated with real estate dispositions	—	0.02
Impairments (recoveries) of real estate, net(1)	0.25	0.02
Diluted Nareit FFO per common share	$1.81	$1.61
Transaction, merger, and restructuring-related costs(2)	0.03	0.17
Other impairments (recoveries) and other losses (gains), net(3)	—	0.01
Casualty-related charges (recoveries), net	—	0.04
Recognition (reversal) of valuation allowance on deferred tax assets	—	(0.02)
Diluted FFO as Adjusted per common share	$1.84	$1.81
Normalized FFO	$1,310,448	$1,247,929
Normalized FFO Per Share	$1.84	$1.81
(1)	The year ended December 31, 2025 includes other-than-temporary impairment charges on certain unconsolidated real estate joint ventures, which are recognized in equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(2)	The three months and year ended December 31, 2025 include costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the year then ended. The year ended December 31, 2025 also includes costs incurred related to the formation and planned initial public offering of Janus Living and investment pursuit costs.
(3)	The three months and year ended December 31, 2025 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(4)	We also refer to this measure as Normalized FFO per share.

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Appendix A

EBITDAre AND ADJUSTED EBITDAre

In thousands

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Net income (loss)	$50,064	$39,019	$(109,848)	$121,792
Interest expense	72,693	75,063	76,784	80,638
Income tax expense (benefit)	2,080	2,382	(1,206)	6,027
Depreciation and amortization	268,546	265,916	262,317	262,086
Other depreciation and amortization	983	631	687	656
Loss (gain) on sales of real estate	—	(1,636)	(11,500)	(56,352)
Impairments (recoveries) of real estate	—	—	177,840	—
Share of unconsolidated JV:
Interest expense	3,879	3,764	3,546	3,506
Income tax expense (benefit)	306	253	167	(139)
Depreciation and amortization	12,200	12,530	12,574	12,806
EBITDAre	$410,751	$397,922	$411,361	$431,020
Transaction, merger, and restructuring-related costs	5,534	10,215	2,420	7,351
Other impairments (recoveries) and other losses (gains)	(3,320)	3,499	(54)	(776)
Casualty-related charges (recoveries)	5,850	5,059	(1,764)	(9,204)
Life plan community entrance fees	4,696	19,042	12,711	17,355
Stock-based compensation amortization expense	4,627	1,738	4,046	4,000
Impact of transactions closed during the period(1)	182	468	(265)	3,815
Adjusted EBITDAre	$428,320	$437,943	$428,455	$453,561
(1)	Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.

2026 PROXY STATEMENT      95

Appendix A

NET DEBT

In thousands

	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025
Bank line of credit and commercial paper	$164,000	$775,000	$368,125	$1,078,850
Term loans	1,646,335	1,646,605	1,646,912	1,647,113
Senior unsecured notes	6,714,279	6,268,532	6,766,350	6,772,722
Mortgage debt	352,051	351,116	350,174	349,209
Consolidated Debt	$8,876,665	$9,041,253	$9,131,561	$9,847,894
Share of unconsolidated JV mortgage debt	185,429	199,851	200,489	209,768
Enterprise Debt	$9,062,094	$9,241,104	$9,332,050	$10,057,662
Cash and cash equivalents	(70,625)	(89,436)	(91,038)	(467,457)
Share of unconsolidated JV cash and cash equivalents	(21,871)	(23,742)	(27,210)	(23,331)
Restricted cash	(67,981)	(73,843)	(68,694)	(70,245)
Share of unconsolidated JV restricted cash	(4,416)	(4,164)	(1,582)	(1,657)
Net Debt	$8,897,201	$9,049,919	$9,143,526	$9,494,972

NET DEBT TO ADJUSTED EBITDAre (ANNUALIZED)

Dollars in thousands

	Three Months Ended	Three Months Ended	Three Months Ended	Three Months Ended
	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	Average
Net Debt	$8,897,201	$9,049,919	$9,143,526	$9,494,972
Annualized Adjusted EBITDAre(1)	$1,713,280	$1,751,772	$1,713,820	$1,814,244
Net Debt to Adjusted EBITDAre	5.19x	5.17x	5.34x	5.23x	5.23x
(1)	Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

96      HEALTHPEAK PROPERTIES

Appendix A

MERGER-COMBINED SAME-STORE CASH (ADJUSTED) NOI GROWTH

In thousands

	Year Ended			Year Ended
	December 31, 2025			December 31, 2024
	Outpatient		Senior	Outpatient		Senior
	Medical	Lab	Housing	Medical	Lab	Housing
Net income (loss)	$287,234	$131,498	$25,622	$287,092	$477,173	$(29,243)
Interest expense	14,077	—	3,798	15,155	—	3,942
Depreciation and amortization	609,306	311,364	126,357	598,420	309,607	137,186
Transaction and merger-related costs	935	1,070	—	2,180	503	60
Impairments and loan loss reserves, net	—	—	—	13,118	—	—
(Gain) loss on sales of real estate, net	(70,784)	—	—	(138,243)	(55,511)	—
Other (income) expense, net	(2,137)	(197)	4,426	(254)	(81,262)	29,176
Equity (income) loss from unconsolidated joint ventures	10,733	171,126	(4,068)	12,087	(8,678)	(1,894)
Healthpeak's share of unconsolidated joint venture NOI	17,994	17,024	23,068	15,007	13,367	22,303
Noncontrolling interests' share of consolidated joint venture NOI	(27,817)	(33)	—	(27,061)	(144)	—
Adjustments to NOI(1)	(43,698)	(64,494)	(2,462)	(38,203)	(64,449)	(3,024)
Portfolio Adjusted NOI	$795,843	$567,358	$176,741	$739,298	$590,606	$158,506
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	—	—	—	61,341	—	—
Merger-Combined non-SS Adjusted NOI	(49,660)	(95,593)	(22,618)	(81,648)	(125,788)	(21,588)
Merger-Combined SS Adjusted NOI	$746,183	$471,765	$154,123	$718,991	$464,818	$136,918

(1)	Adjustments to NOI eliminate the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and actuarial reserves for insurance claims that have been incurred but not reported.

YEAR-OVER-YEAR TOTAL MERGER-COMBINED SS CASH (ADJUSTED) NOI GROWTH

Full Year
SS GROWTH %
Outpatient Medical	3.8%
Lab	1.5%
Senior Housing	12.6%
Total Merger-Combined SS Cash (Adjusted) NOI	3.9%

2026 PROXY STATEMENT      97

Appendix A

Definitions

Cash (Adjusted) Net Operating Income (“NOI”). Adjusted NOI is a non- GAAP supplemental financial measure used to evaluate the operating performance of real estate. Adjusted NOI represents real estate revenues (inclusive of rental and related revenues, resident fees and services, and government grant income and exclusive of interest income), less property level operating expenses; Adjusted NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, termination fees, operator transition costs, and actuarial reserves for insurance claims that have been incurred but not reported. Adjusted NOI is calculated as Adjusted NOI from consolidated properties, plus our share of Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP.

Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes Adjusted NOI is an important supplemental measure because it provides relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Merger-Combined Same-Store (“Merger-Combined SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to Adjusted NOI. Adjusted NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating Adjusted NOI.

Operating expenses generally relate to leased outpatient medical and lab buildings, as well as senior housing facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.

Consolidated Debt. The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.

EBITDAre and Adjusted EBITDAre. EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by Nareit and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre and Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable GAAP measure to EBITDAre and Adjusted EBITDAre.

Enterprise Debt. Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.

Funds From Operations (“Nareit FFO”). FFO, as defined by Nareit, is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate or land held for development, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and

98      HEALTHPEAK PROPERTIES

Appendix A

unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.

The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.

We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.

Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours.

FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction, merger, and restructuring-related costs, other impairments (recoveries) and other losses (gains), prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” above for further disclosures regarding our use of pro rata share information and its limitations. Transaction, merger, and restructuring-related costs include expenses incurred as a result of mergers, acquisitions, operator transitions, severance, and other investment pursuit costs. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and

2026 PROXY STATEMENT      99

Appendix A

financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.

Merger-Combined Same-Store (“SS”). Merger-Combined Same-Store Cash (Adjusted) NOI includes legacy Physicians Realty Trust properties that met the same-store criteria as if they were owned by the Company for the full analysis period. This information allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Merger-Combined Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Merger-Combined Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Merger-Combined Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event or planned operator transition that significantly impacts operations, or a significant tenant relocates from a Merger-Combined Same-Store property to a Merger-Combined non Same-Store property and that change results in a corresponding increase in revenue. We do not report Merger-Combined Same-Store metrics for our other non-reportable segments.

Management believes that continued reporting of the same-store portfolio for only pre-merger Healthpeak Properties, Inc. offers minimal value to investors who are seeking to understand the operating performance and growth potential of the combined company. The Company was provided access to the underlying financial statements of legacy Physicians Realty Trust and other detailed information about each property, such as the acquisition date. Based on this available information, the Company was able to consistently apply its same-store definition across the combined portfolio. As a result of the merger, approximately 95% of the combined portfolio is represented in the Merger-Combined Same-Store presentation for the outpatient medical segment for the year ended December 31, 2025.

Net Debt. Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.

Net Debt to Adjusted EBITDAre. Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.

Normalized FFO Per Share. Normalized FFO Per Share is a measure used for our compensation metrics and is defined as Diluted FFO as Adjusted per common share, further adjusted to exclude the effect of any special charges or other special circumstances as may be determined by the Compensation Committee. There were no additional items excluded by the Compensation Committee for the years ended December 31, 2025 and 2024.

100      HEALTHPEAK PROPERTIES

Helpful Resources

Weblinks

Board of Directors	healthpeak.com/leadership/board-of-directors/
Board Committee Composition	healthpeak.com/leadership/board-of-directors/committee-composition/
Board Committee Charters	healthpeak.com/corporate-impact/governance/
Audit Committee
Compensation and Human Capital Committee
Nominating and Corporate Governance Committee
Executive Team	healthpeak.com/leadership/executive-team/
Investor Relations	ir.healthpeak.com/
Financial Information	ir.healthpeak.com/
SEC Filings	ir.healthpeak.com/financials/sec-filings/
Investor Presentations	ir.healthpeak.com/news-events/
Press Releases	ir.healthpeak.com/news/
Corporate Impact	healthpeak.com/corporate-impact/
Corporate Governance Documents	healthpeak.com/corporate-impact/governance/
Code of Business Conduct and Ethics
Vendor Code of Business Conduct and Ethics
Corporate Governance Guidelines
Learn More
Corporate Website	healthpeak.com
FAQs	ir.healthpeak.com/resources/investor-faqs/
Email Alerts	ir.healthpeak.com/resources/investor-email-alerts/

Weblinks are provided for convenience only, and the content on the referenced websites does not constitute a part of this proxy statement.

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Healthpeak Properties, Inc.
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Board of Directors

Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237

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InvestorRelations@healthpeak.com

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4600 South Syracuse Street, Suite 500
Denver, CO 80237

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V84631-P44874 For Against Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! ! HEALTHPEAK PROPERTIES, INC. 4600 SOUTH SYRACUSE STREET SUITE 500 DENVER, CO 80237 For Against Abstain HEALTHPEAK PROPERTIES, INC. 1. Election of Directors The Board of Directors recommends you vote "FOR" each of the director nominees named in proposal 1 and "FOR" proposals 2 and 3. 3. Ratification of the appointment of Deloitte & Touche LLP as Healthpeak Properties, Inc.'s independent registered public accounting firm for the year ending December 31, 2026. 2. Approval of 2025 executive compensation on an advisory basis. NOTE: At their discretion, the named proxies are authorized to consider and vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Scott M. Brinker 1b. Katherine M. Sandstrom 1c. John T. Thomas 1d. Brian G. Cartwright 1e. James B. Connor 1f. R. Kent Griffin, Jr. 1g. Sara G. Lewis 1h. Ava E. Lias-Booker 1i. Richard A. Weiss SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DOC2026 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V84632-P44874 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, 2026 Proxy Statement and the 2025 Annual Report are available at http://materials.proxyvote.com/Healthpeak. You can also view these materials at www.proxyvote.com by using the 16-digit control number provided on this proxy card. HEALTHPEAK PROPERTIES, INC. ANNUAL MEETING OF STOCKHOLDERS Thursday, April 30, 2026 10:00 a.m. Mountain Time Held Virtually www.virtualshareholdermeeting.com/DOC2026 This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2026. By signing this proxy, the undersigned stockholder hereby appoints Katherine M. Sandstrom and Scott M. Brinker, and each of them individually, with full power of substitution, to act as attorneys and proxies of the undersigned and to vote on behalf of the undersigned all shares of common stock of Healthpeak Properties, Inc. that the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders to be held on Thursday, April 30, 2026, at 10:00 a.m. Mountain Time, or any adjournments or postponements thereof. This proxy is revocable and, when properly executed, will be voted in the manner directed herein by the undersigned. If no choice is specified, the proxy (if signed) will be voted "FOR" each of the nine director nominees named in Proposal 1 and "FOR" Proposals 2 and 3. The shares entitled to be voted by the undersigned will be cast in the discretion of the proxies named above on any other matter that may properly come before the meeting or any adjournments or postponements thereof. Continued and to be signed on the reverse side